UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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2022 Proxy Statement and Notice of Annual Meeting of Shareholders

PROXY
STATEMENT
and Notice of 2026 Annual General Meeting of Shareholders

Thursday, October 15, 2026 - 8:00 a.m. local time - Galway, Ireland

Notice of Annual General Meeting
Thursday, October 15, 2026
8:00 a.m. local time
The Galmont Hotel & Spa, Lough Atalia Rd., Galway, H91 CYN3, Ireland

MEETING AGENDA
1.Electing, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2027 Annual General Meeting of Medtronic plc (Medtronic or the Company);
2.Ratifying, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as the Company’s independent auditor for the fiscal year ending April 30, 2027 (fiscal year 2027 or FY27) and authorizing, in a binding vote, the Board of Directors (the Board), acting through the Audit Committee, to set the auditor’s remuneration;
3.Approving, on an advisory basis, the Company’s executive compensation;
4.Renewing the Board of Directors’ authority to issue shares under Irish law;
5.Renewing the Board of Directors’ authority to opt out of pre-emption rights under Irish law;
6.Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares;
7.Receiving and considering the Company’s Irish Statutory Financial Statements for the fiscal year ended April 24, 2026 (fiscal year 2026 or FY26) and the reports of the directors and auditors thereon, and reviewing the affairs of the Company; and
8.Transacting any other business that may properly come before the meeting and any adjournments or postponements thereof.
Proposals 1, 2, 3, 4, and 6 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. Proposal 5 is considered a special resolution requiring at least 75% of the votes cast at the meeting to be approved. All proposals are more fully described in the proxy statement. There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for fiscal year 2026, or the directors’ and auditor’s reports thereon, be approved by the shareholders, and no such approval will be sought at the 2026 Annual General Meeting of the Company (Annual General Meeting).
RECORD DATE
Shareholders of record at NYSE market close on August 21, 2026, will be entitled to vote at the Annual General Meeting.
ONLINE PROXY DELIVERY AND VOTING
As permitted by the U.S. Securities and Exchange Commission (the SEC), we are making this proxy statement, the Company’s 2026 Annual Report to Shareholders, and our Irish Statutory Financial Statements available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual General Meeting, and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the Notice) contains instructions on how you can access the proxy materials and how to vote online. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice will be mailed to shareholders on or about September 3, 2026.
ADMISSION TO THE ANNUAL GENERAL MEETING
If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and either request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or Notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

August 17, 2026
By Order of the Board of Directors,

/s/ Michelle Quinn
Michelle Quinn
Executive Vice President, General Counsel and Secretary
Medtronic plc

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on October 15, 2026: The proxy statement, the Company’s 2026 Annual Report to Shareholders, and our Irish Statutory Financial Statements for fiscal year 2026, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.
If possible, please vote your shares over the internet using the instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and vote using the toll-free telephone number on the proxy card or by marking, signing, dating and mailing your proxy card in the postage-paid envelope that will be provided. Voting by any of these methods will not limit your right to vote during the 2026 Annual General Meeting. All proxies will be forwarded to the Company’s registered office electronically.

Under New York Stock Exchange (NYSE) rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the 2026 Annual General Meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1 and 3 are considered non-routine matters under NYSE rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Table of Contents

PROXY SUMMARY	1	REPORT OF THE AUDIT COMMITTEE	76

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6	AUDIT AND NON-AUDIT FEES	77

PROPOSAL 1 Election of Directors	9	PROPOSAL 2 Ratifying the Appointment of Independent Auditor and Authorizing the Audit Committee to Set Auditor Remuneration	78
Directors and Nominees	10

CORPORATE GOVERNANCE	16	PROPOSAL 3 Advisory Resolution to Approve Named Executive Officer Compensation (Say-On-Pay)	79
Corporate Governance Principles	16
Board Performance Evaluations	16
Lead Independent Director and Chairman; Executive Sessions	16
Board Role in Risk Oversight	17	PROPOSAL 4 Renewal of the Board’s Authority to Issue Shares Under Irish Law	80
Compensation Risk Assessment	18
Committees of the Board and Meetings	22
Director Independence	27
Related Party Transactions and Other Matters	27	PROPOSAL 5 Renewal of the Board Authority to Opt Out of Statutory Pre-Emption Rights Under Irish Law	81
Complaint Procedure; Communications with Directors	28
Codes of Conduct	28
Director Compensation	29
Management	32	PROPOSAL 6 Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Medtronic Ordinary Shares	83

SHARE OWNERSHIP INFORMATION	35
Significant Shareholders	35
Beneficial Ownership of Management	35

COMPENSATION DISCUSSION AND ANALYSIS	37	QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	84
Executive Summary	38
Process	41	Voting by Proxy	84
Fiscal Year 2026 Compensation Program Designs	44	How Proxies Will Be Voted	84
Fiscal Year 2026 Compensation Decisions	45	Voting at the Meeting	84
Executive Compensation Governance Practices and Policies	51	Admission to the Meeting	85
Other Benefits and Perquisites	53
		OTHER INFORMATION	86
COMPENSATION AND TALENT COMMITTEE REPORT	56	Expenses of Solicitation	86
		Shareholder Proposals and Director Nominations	86
EXECUTIVE COMPENSATION	57	Delivery of Documents to Shareholders Sharing an Address	86
2026 Summary Compensation Table	57	Other	87
2026 Grants of Plan-Based Awards	60
2026 Awards at Fiscal Year End	62	APPENDIX A — Financial and Non-GAAP Reconciliations	A-1
2026 Option Exercises and Stock Vested	64
2026 Pension Benefits	65
2026 Nonqualified Deferred Compensation	66
Potential Payments Upon Termination or Change of Control	68
Equity Compensation Plan Information	70
2026 CEO Pay Ratio	71
2026 Pay Versus Performance	71

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements may be identified by words like “continue,” “could,” “expect,” “believe,” “plan,” “may,” “estimate,” “intend,” “target,” “would,” “potential,” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, statements relating to the benefits of Medtronic’s transactions, product launches and business strategies, and Medtronic’s intent to return capital to shareholders through dividends and share repurchases. These and other forward-looking statements are based on the Company’s beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in Medtronic’s periodic reports on file with the SEC. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. Medtronic disclaims any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Note About Our Website and Reports
None of the statements on our websites or reports referenced herein, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.
MEDTRONIC  I  2026 Proxy Statement

Proxy Summary
This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2026 Annual General Meeting of Shareholders

Date and Time:	Thursday, October 15, 2026 at 8:00 a.m. local time
Place:	The Galmont Hotel & Spa, Lough Atalia Rd., Galway, H91 CYN3, Ireland
Commence Mail Date:	September 3, 2026
Record Date:	August 21, 2026

Advance Voting Methods and Deadlines

Method	Instruction	Deadline

Internet	Go to http://www.proxyvote.com and follow the instructions (have your proxy card or internet notice in hand when you access the website)
Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:
Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Daylight Time, on October 13, 2026
Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Daylight Time, on October 14, 2026

Telephone	Dial 1-800-690-6903 and follow the instructions (have your proxy card or internet notice in hand when you call)
Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Daylight Time, on October 13, 2026
Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Daylight Time, on October 14, 2026

Mail
If you received paper copies of our proxy materials, mark your selections on the enclosed proxy card
•Date and sign your name exactly as it appears on proxy card
•Promptly mail the proxy card in the enclosed postage-paid envelope

Return promptly to ensure it is received before the date of the 2026 Annual General Meeting
Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Daylight Time, on October 13, 2026
Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Daylight Time, on October 14, 2026

Questions and Answers About Attending Our Annual General Meeting and Voting
The Company encourages you to review the questions and answers about the Annual General Meeting and voting beginning on page 84 to learn more about the rules and procedures surrounding the proxy and Annual General Meeting process, as well as the business to be conducted at the Annual General Meeting. If you plan to attend the Annual General Meeting in person, please direct your attention to the information following “Admission to the Meeting” on page 85.

IF YOU WISH TO ATTEND THE 2026 ANNUAL GENERAL MEETING, YOU MUST EITHER REQUEST AN ADMISSION TICKET IN ADVANCE OR BRING PROOF OF OWNERSHIP OF ORDINARY SHARES TO THE MEETING.
YOUR VOTE IS IMPORTANT! PLEASE CAST YOUR VOTE AND PLAY A PART IN THE FUTURE OF MEDTRONIC.

MEDTRONIC  I  2026 Proxy Statement   1

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information

Proposal 1 —	Electing, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2027 Annual General Meeting of the Company	“FOR” all nominees	Page 9
Proposal 2 —
Ratifying, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2027 and authorizing, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration
		“FOR”	Page 78
Proposal 3 —	Approving in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote)	“FOR”	Page 79
Proposal 4 —	Renewing the Board’s authority to issue shares	“FOR”	Page 80
Proposal 5 —	Renewing the Board’s authority to opt out of pre-emption rights	“FOR”	Page 81
Proposal 6 —	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares	“FOR”	Page 83

Our Mission
To contribute to human welfare by application of biomedical engineering in the research, design, manufacture, and sale of instruments or appliances that alleviate pain, restore health, and extend life.
To direct our growth in the areas of biomedical engineering where we display maximum strength and ability; to gather people and facilities that tend to augment these areas; to continuously build on these areas through education and knowledge assimilation; to avoid participation in areas where we cannot make unique and worthy contributions.
To strive without reserve for the greatest possible reliability and quality in our products; to be the unsurpassed standard of comparison and to be recognized as a company of dedication, honesty, integrity, and service.
To make a fair profit on current operations to meet our obligations, sustain our growth, and reach our goals.
To recognize the personal worth of all employees by providing an employment framework that allows personal satisfaction in work accomplished, security, advancement opportunity, and means to share in the company's success.
To maintain good citizenship as a company.
About Medtronic
Medtronic is the leading global healthcare technology company, boldly attacking the most challenging health problems facing humanity by searching out and finding solutions, and united by its Mission to alleviate pain, restore health, and extend life for millions of people around the world.
With 95,000+ full-time employees across 150 countries, we put patients first — delivering innovative solutions that treat more than 70 health conditions across our three portfolios, from advanced cardiac and neurovascular care to robotic-assisted surgery, and our Diabetes business. Our health tech improves the lives of more than two people every second. In everything we do, we are engineering the extraordinary.

MEDTRONIC  I  2026 Proxy Statement   2

Fiscal Year 2026 Performance Highlights
In fiscal year 2026, the Company’s underlying fundamentals continued to strengthen, driven by improved execution, enhanced efficiency and scale, and focused operations and quality improvement initiatives. These efforts provided a solid foundation to accelerate investment and scalability in key growth markets. During the year, the Company advanced its pipeline of leading medical innovation, meaningfully strengthened its operations, and delivered financial results against its commitments, executing its strategy of innovation-driven growth in markets where it can make a meaningful difference for patients and physicians.
In FY26, Medtronic delivered strong financial performance. The Company generated $36.4 billion in revenue, up 8.4% reported and up 5.8% organically versus the fiscal year ended April 25, 2025 (fiscal year 2025 or FY25), marking our strongest top-line performance in 10 years. The Cardiovascular segment grew high-single digits, the Neuroscience and Medical Surgical segments grew low-single digits, and Diabetes grew high-single digits, all on an organic basis.
The Company’s growth drivers continued to perform and demonstrate durability in their respective markets. The Cardiac Ablation Solutions business is now annualizing at $2 billion in revenue and, supported by a deep R&D pipeline, recent regulatory approvals for Sphere-360, and continued strong demand for the Affera mapping system, remains well positioned for continued growth. In Medical Surgical, the Hugo robot-assisted surgical system received FDA approval for minimally invasive urologic procedures and is launching across the United States. Additional technologies, including Altaviva and StealthAXiS, also received regulatory approvals. These advancements were complemented by increased mergers and acquisitions (M&A) activity and venture investments through 2026 and beyond, including the acquisition of and investments in CathWorks, Scientia Vascular, Beluga Medical, CardioACC, Anteris, and Pulnovo, positioning the Company for continued growth and innovation in key markets. Consistent with the Board’s enhanced focus on growth and long-term value creation, the Board established the Growth Committee in fiscal year 2026 to oversee and assist with the review of portfolio management, research and development investments, M&A strategy, and other significant capital allocation decisions. In March, the Diabetes business, MiniMed, successfully completed its initial public offering—the first phase in a multi-step plan to separate the Diabetes business from the rest of the Company to better serve patients, shareholders, and customers.
GAAP diluted earnings per share (EPS) of $3.73 increased 3.3%, while non-GAAP diluted EPS of $5.53 increased 0.7%, each versus FY25. Results were within the Company’s initial annual guidance despite a range of external factors, including tariffs, geopolitical dynamics, market volatility, and the MiniMed initial public offering. The Company continued to execute on cost-saving initiatives across its global operations and supply chain to drive future SG&A leverage. As a result, GAAP operating profit increased 8.6% and operating margin was flat year-over-year. Non-GAAP operating profit increased 2.4% and operating margin decreased 130 basis points year-over-year. Additionally, FY26 cash flow from operations was $7.3 billion, an increase of 4.1% versus FY25. FY26 free cash flow was $5.4 billion, the highest since 2022, and an increase of 4.6% versus FY25. In FY26, Medtronic returned $4.2 billion to shareholders through its dividend and net share repurchases.
The Company’s performance reflects continued focus by management and oversight by the Board on strengthening core operating capabilities, including quality, operations, and supply chain. To support this oversight, the Board established the Operations Committee in fiscal year 2026 to provide focused review of opportunities to increase operational efficiency in support of the Company’s gross margin and operating margin improvement goals, including manufacturing and supply chain optimization and expense management. During fiscal year 2026, the Company advanced initiatives to improve efficiency and scale through network strategy optimization, footprint and functional consolidation, SKU rationalization, and selective insourcing. In parallel, the Company implemented science-based systems designed to enhance patient safety, improve performance, enable scalability, and support more consistent decision-making. These efforts were reinforced through an enhanced performance system emphasizing strategy execution, continuous improvement, standardized work, and operational discipline, and supported by a rigorous, performance-based culture aligned to revenue growth, non-GAAP EPS, and free cash flow. Organic revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP diluted EPS, and free cash flow are considered non-GAAP financial measures under applicable SEC rules and regulations. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

Consistent with this framework, the Board and its committees considered the impact of external factors—including tariffs, heightened geopolitical conditions, and broader macroeconomic trends—on financial performance, including whether to adjust the EPS metric within the Medtronic Incentive Plan (MIP), which provides for annual bonuses. The Board ultimately determined to maintain the original performance targets. While the EPS goal was not achieved, strong performance in revenue growth and free cash flow resulted in MIP payouts at 103% of target for FY26, reflecting the Company’s emphasis on balanced financial performance and continued operational execution.
MEDTRONIC  I  2026 Proxy Statement   3

As always, we are driven by our Mission as we continue to focus upon our impact on the world, our communities, employees, patients, customers, and shareholders. In addition to the items discussed above, Medtronic had further highlights in FY26, including:
•Sustainability - included for fourth consecutive year in the Dow Jones Sustainability World Index (DJSI World) as one of the world’s leading companies for sustainability;
•Healthcare Access – Medtronic LABS has screened over 1.5 million people, with over 198,000 lives improved, over 10,000 healthcare workers trained, and over 385,000 patients enrolled;
•Health Equity – published results of the three-year SMART Trial, the largest transcatheter aortic valve replacement (TAVR) trial to date to enroll primarily women, provided definitive data that women have the best valve performance when treated with the Medtronic Evolut™ TAVR system;
•Emissions Reductions – progressed on ambition of achieving net zero carbon emissions within the Company’s operations and across its value chain (scopes 1, 2, & 3) by FY45, building upon its existing goal of reaching carbon neutrality by FY30; received validation of our decarbonization targets from the Science Based Targets Initiative;
•Ethical Standards - named one of the World’s Most Ethical Companies by Ethisphere in 2026, marking the fourth consecutive year Medtronic has been named an honoree
To conclude with the statistic that is most central to our Mission, Medtronic served over 82 million patients globally in FY26. More than two patients are benefiting from Medtronic therapies and services every second. This is a direct result of the dedication and passion of its global team of 95,000+ employees, collaborating with the Company’s partners in healthcare, to fulfill the Medtronic Mission.

MEDTRONIC  I  2026 Proxy Statement   4

Director Nominees
You are being asked to vote, by separate resolutions, on the election of the following twelve directors. Each director nominee is elected annually by a majority of votes cast. Detailed information about each director’s background, skill sets and areas of expertise can be found beginning on page 10.

					Committee Memberships						Other Current Public Boards
Name	Age(1)	Director Since	Principal Position	Indep.	AC	CTC	GC	NCGC	OC	QC

Craig Arnold (2)	66	2015	Retired Chairman and Chief Executive Officer Eaton Corporation	Y			M	C			3
Scott C. Donnelly	64	2013	Executive Chairman and Retired President and Chief Executive Officer Textron, Inc.	Y	M				M		1
Lidia L. Fonseca	57	2022	Senior Advisor to the Chief Executive Officer Pfizer, Inc.	Y	M			M	M		0
John P. Groetelaars	60	2025	Chairman Zeus Company	Y			M	M			0
Randall J. Hogan, III	70	2015	Chairman Kodiak Gas Services, Inc.	Y	M				M		1
William R. Jellison	68	2025	Retired Chief Financial Officer Stryker Corporation	Y			M		M		2
Joon S. Lee, M.D.	64	2025	Chief Executive Officer Emory Healthcare	Y		M				M	0
Gregory P. Lewis	58	2023	Senior Advisor Honeywell International Inc.	Y	C		M				0
Kevin E. Lofton	71	2020	Retired Chief Executive Officer CommonSpirit Health	Y		M				C	1
Geoff Martha	56	2019	Chairman and Chief Executive Officer Medtronic plc	N			C		C		1
Elizabeth G. Nabel, M.D.	74	2014	Retired President Brigham Health	Y		C	M				2
Kendall J. Powell	72	2007	Retired Chairman and Chief Executive Officer General Mills, Inc.	Y		M				M	0
(1)As of August 1, 2026.
(2)Lead Independent Director.

AC:	Audit Committee	NCGC:	Nominating and Corporate Governance Committee	C:	Chair
CTC:	Compensation and Talent Committee	OC:	Operations Committee	M:	Member
GC:	Growth Committee	QC:	Quality Committee

MEDTRONIC  I  2026 Proxy Statement   5

2026 Nominee Director Board Composition

Independent Lead Director	Average Tenure 7.42 years	Director Average Age 65
Gender and Racial Diversity		Mandatory Retirement at Age 75
17% Female Representation	33% Racial Diversity
2026 Nominee Director Board Skills

Skills/Experience	Arnold	Donnelly	Fonseca	Groetelaars	Hogan	Jellison	Lee	Lewis	Lofton	Martha	Nabel	Powell
Executive Leadership	✓	✓		✓	✓		✓		✓	✓	✓	✓
Finance/Accounting/Strategic Transactions	✓	✓		✓	✓	✓		✓	✓	✓	✓	✓
Healthcare Industry	✓	✓	✓	✓		✓	✓		✓	✓	✓
Technology and Innovation		✓	✓	✓	✓		✓	✓		✓	✓
Legal/Regulatory/Risk Management/ Government	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Global Operations	✓	✓	✓	✓	✓	✓		✓		✓		✓
Cybersecurity/IT			✓			✓		✓
Consumer Marketing/Brand Management	✓		✓		✓							✓
Skills Matrix - Definitions
Executive Leadership – Current or former CEO or equivalent
Finance/Accounting/Strategic Transactions – Current or former CFO or chief accounting officer; Audit Committee Financial Expert; other finance or accounting expertise and experience; M&A or equivalent
Healthcare Industry – Experience in the healthcare industry, including as a physician/clinician
Technology and Innovation – Current or former chief R&D officer or equivalent; CEO or COO of a large, complex technology company; experience as a senior-level scientist or technology leader
Legal/Regulatory/Risk Management/Government – Current or former high-level government official or regulator; senior leadership experience in legal, regulatory, compliance, risk management or government affairs; or senior leadership experience in operations within a highly regulated industry
Global Operations – Management of or responsibility for large, complex global operations
Cybersecurity/IT – Expertise and experience in cybersecurity or information technology; CIO, CISO or equivalent
Consumer/Marketing/Brand Management – Expertise and experience in consumer marketing or brand management
MEDTRONIC  I  2026 Proxy Statement   6

Director Selection and Onboarding Process
As part of its ongoing board refreshment process, the Nominating and Corporate Governance Committee has primary responsibility for identifying and evaluating candidates for appointment to the Company’s Board of Directors. Qualified individuals are also identified through independent third-party search firms, independent recommendations, and from outreach through non-traditional channels to ensure a broad pool of candidates. Candidates engage in a rigorous review and interview process with the Company’s Nominating and Corporate Governance Committee, as well as with other members of the Board of Directors, including the Lead Independent Director. Candidates are assessed on such items as diversity of background, including relevant skills, industry and other experience, and personal attributes. Due diligence is also conducted to ensure independence and integrity. At the conclusion of the assessment and due diligence processes, the Nominating and Corporate Governance Committee presents qualified candidates to the full Board of Directors for review and approval. The Board of Directors has adopted a formal Board Diversity Policy that reflects its commitment to diversity of skillset, knowledge, and background on the Board of Directors. As directors retire or otherwise leave the Board in future years, the Nominating and Corporate Governance Committee expects to continue considering diversity, including gender diversity, as one of several factors in identifying and evaluating potential director candidates.
When a person joins the Board of Directors, the Company provides comprehensive written materials, foundational Company documents and policies, and in-person onboarding sessions for the new director. The sessions include meeting individually with at least one independent director and multiple individual sessions with senior executive officers from both the Company’s corporate functions and business portfolios. These sessions provide valuable insight into the Company’s history, businesses, operations and strategic priorities.
Shareholder Outreach on Governance
The Company recognizes the value of shareholder engagement and takes a proactive approach to shareholder outreach on governance matters. Every year, the Company conducts outreach to many of its institutional investors, and specifically seeks input on governance, executive compensation, and strategic issues, as well as to understand their concerns and address their questions. The Company brings feedback from its shareholders to the Board; such feedback is instrumental to the Board’s decision-making process.
ENGAGEMENT CYCLE
Executive Compensation Philosophy
The Company’s compensation programs align the interests of named executive officers (NEOs) with those of stakeholders, particularly shareholders. The Company’s compensation programs are designed to be market-competitive to ensure it attracts, retains, and motivates highly talented executives, with compensation packages established pursuant to the following principles:
•Market-Competitive. We benchmark and assess our program annually to ensure market-competitive target total direct compensation consisting of base salary, target annual cash incentive, and long-term incentives. The benchmarking process helps ensure that each element of target total direct compensation is within a market competitive range relative to our 22-company Compensation Comparison Group.
•Pay for Performance. We emphasize pay for performance by making at least 75% of target total direct compensation payable to each NEO contingent on the attainment of annual and long-term Company performance goals. This pay-for-performance approach results in actual compensation outcomes that vary based on the Company’s absolute and relative performance results.
MEDTRONIC  I  2026 Proxy Statement   7

•Shareholder Value Alignment. We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and long-term strategic plan.
•Non-Financial Metrics. Quality is a primary non-financial metric impacting payouts under MIP. This focus on quality aligns with the Medtronic Mission, “To strive without reserve for the greatest possible reliability and quality in our products.”
Executive Compensation Program Design
Our executive compensation program design supports our philosophy by emphasizing incentives, specifically long-term incentives. As the graphs below highlight, a significant majority (85% - 93%) of target total direct compensation is variable via incentives.

MEDTRONIC  I  2026 Proxy Statement   8

Proposal 1 – Election Of Directors
Directors and Nominees
The Company’s Board of Directors currently has twelve members, each of whom is serving a term that runs through the 2026 Annual General Meeting, and each of whom has been nominated by the Board of Directors for reelection at the 2026 Annual General Meeting. All director nominees for election at the 2026 Annual General Meeting were elected by shareholders at the 2025 Annual General Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees named in this proxy statement.
To be elected as a director, each nominee must be appointed by an ordinary resolution, and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. If a nominee becomes unable or declines to serve, the individuals acting as proxies will have the authority to vote for any substitute who may be nominated in accordance with Medtronic’s Articles of Association. The Company has no reason to believe this will occur.
The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Company Secretary in writing at Medtronic’s registered office at Principal Executive Office Suite, Building 2, Parkmore Business Park West, Co. Galway, H91 4K49, Ireland. Any such recommendations should include whatever supporting material the shareholder considers appropriate, but at a minimum should provide sufficient background and biographical information to enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles (defined below).
If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, fill a vacancy on the Board, or expand the size of the Board, it considers candidates from a variety of sources, including third-party search firms that assist with identifying, evaluating, and conducting due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to review biographical information and background material relating to candidates and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Governance Principles. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with Medtronic’s interests. Consistent with the Company’s Board Diversity Policy, the Nominating and Corporate Governance Committee seeks directors with a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. When evaluating candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience, and community involvement, as well as input from other members of the Board.
After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to individuals who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other evaluations as it deems appropriate.
Shareholders who intend to participate in the Annual General Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider the candidacy) must comply with the procedures in Medtronic’s Articles of Association. Shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the procedures in Medtronic’s Articles of Association and Rule 14a-19 under the Securities Exchange Act of 1934 (the Exchange Act). For more information on these procedures, see the discussion under “Other Information — Shareholder Proposals and Director Nominations” on page 86 of this proxy statement.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.
MEDTRONIC  I  2026 Proxy Statement   9

NOMINEES FOR DIRECTOR FOR ONE-YEAR TERMS ENDING IN 2027:

Craig Arnold
Retired Chairman and Chief Executive Officer Eaton Corporation
Age: 66 Director since: 2015; Lead Independent Director since: 2022

Committees:
Growth, Nominating and Corporate Governance (Chair)

Experience:
Mr. Arnold is the Retired Chairman and Chief Executive Officer of Eaton Corporation, a global intelligent power management company. He served as Eaton’s Chairman and CEO from 2016 until his retirement in May 2025, and he was appointed a member of Eaton’s Board of Directors and named its President and Chief Operating Officer in 2015. Formerly, Mr. Arnold served as Vice Chairman and Chief Operating Officer of Eaton’s Industrial Sector from 2009 to 2015. He joined Eaton in 2000 as Senior Vice President and Group Executive of the Fluid Power Group. He previously worked at General Electric Company, where he had served as Corporate Vice President and President, GE Lighting Services Ltd., since 1999. There he led the company’s lighting business in Europe, the Middle East, Africa and India. Mr. Arnold started his career with General Electric in 1983 and later served as Corporate Vice President and President of GE Plastics, Greater China, and then of GE Appliances, Asia, from 1997 to 1999. He also is a member of The Business Council and the advisory board of The Salvation Army of Greater Cleveland, and he sits on the boards of Greater Cleveland Partnership and the United Way of Greater Cleveland.

Director Qualifications:
Mr. Arnold brings over 30 years of demonstrated executive leadership, senior management, and global operations experience including supply chain, manufacturing operations, sales and marketing, and technology innovation. His experience as the CEO of Eaton Corporation gave him critical insights into the operational requirements of a large, multinational company including customers, end markets and talent development. In addition, from his previous experiences serving on various advisory boards and the Audit Committee of another public company, Mr. Arnold has gained valuable knowledge and understanding of accounting principles and financial reporting rules and regulations, evaluating financial results, and generally overseeing the financial reporting process of a large public corporation.

Other Public Company Directorships:
Honeywell International Inc. (November 2025 - Present); KKR and Co., Inc. (2025 - Present); The Procter & Gamble Company (2025 - Present); Eaton Corporation (2016 - 2025)

Scott C. Donnelly
Executive Chairman Former Chairman, President and Chief Executive Officer Textron, Inc.
Age: 64 Director since: 2013

Committees:
Audit, Operations

Experience:
Mr. Donnelly is the current Executive Chairman and former Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly retired as President and CEO of Textron in January 2026 and was named Executive Chairman. Mr. Donnelly joined Textron in 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in 2009. Later that year, he became CEO of Textron and joined the Board of Directors, and in 2010, he was appointed Chairman. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to 2005, he held various other management positions, including at GE Healthcare, since joining General Electric in 1989.

Director Qualifications:
Mr. Donnelly brings more than two decades of business experience in innovation, manufacturing, operations, sales and marketing, portfolio management, talent development, and business processes. His engineering background and knowledge provides him with unique insights into innovation and system integration. Mr. Donnelly also serves on the Board of Directors of another public company, giving him valuable experience in leading board and committee discussions. In addition, his extensive executive decision-making experience, corporate governance work, and diverse perspectives are valuable contributors to the cohesiveness and function of the Board.

Other Public Company Directorships:
Textron, Inc. (2009 – Present)

MEDTRONIC  I  2026 Proxy Statement   10

Lidia L. Fonseca
Senior Advisor to the Chief Executive Officer Pfizer, Inc.
Age: 57 Director since: 2022

Committees:
Audit, Operations, Nominating and Corporate Governance

Experience:
Ms. Fonseca currently serves as a Senior Advisor to the Chief Executive Officer at Pfizer, Inc. Prior to assuming that role in May, 2026, she served as the Chief Digital and Technology Officer and Executive Vice President at the company from 2018 to 2026, where she was responsible for enterprise-wide digital, data and technology strategy, products and solutions, Learning and Development and Business Process Excellence functions, as well as the Digital Health and Medicines unit. Prior to that role she served as the Senior Vice President and Chief Information Officer (CIO) at Quest Diagnostics from 2014 to 2018. Previously, she served as the Senior Vice President and CIO at LabCorp from 2008 to 2013. Ms. Fonseca has received many awards and accolades, and most recently, was named to the list of Most Powerful Latinas in 2020, 2021 and 2022 by the Association of Latino Professionals for America; received the 2023 National CIO of the Year ORBIE Award; was named on the 2022 Forbes CEO Next List recognizing top 50 executives who are likely to lead America’s top companies and the 2022 Forbes CIO Next List recognizing the top 50 tech leaders who are redefining the CIO role and driving game-changing innovation.

Director Qualifications:
Ms. Fonseca is a visionary, results-driven executive with a passion for disruptive innovation and leading enterprise transformation. She brings extensive experience and a proven track record of developing customer centric products, including harnessing digital, artificial intelligence (AI) and advanced analytics to deliver revenue growth and shareholder value at a number of different companies. She has a proven record of delivering millions in top- and bottom-line recurring value through digital transformation, including identifying means to use AI to improve patient health outcomes and streamlining operational processes through automation and robotics. Her expertise in pioneering novel healthcare delivery models and driving consumer-focused products provides valuable scientific, technology, and business perspective to the Board.

Other Public Company Directorships:
Tegna, Inc. (2014-2023)

John P. Groetelaars
Chairman Zeus Company
Age: 60 Director since: 2025

Committees:
Growth, Nominating and Corporate Governance

Experience:
Mr. Groetelaars is the current Chairman of the Board of Zeus Company, a privately-owned producer of advanced polymer components used in life-saving medical procedures, a role he has held since 2024. Mr. Groetelaars also serves on the Board of Parexel International, a global clinical research organization, since 2023. Previously, Mr. Groetelaars served as interim CEO for Dentsply Sirona during 2022 and was President & CEO at Hill-Rom from May 2018 until the company’s acquisition by Baxter International, Inc. in 2021. At Hill-Rom, he provided global leadership for a healthcare technology company with $3 billion in revenue and 10,000+ employees, and led a transformation of the business vision and strategy, growing the portfolio, and driving record financial performance. Prior to joining Hill-Rom, Mr. Groetelaars served as executive vice president and president of the Interventional Segment at Becton, Dickinson and Company (BD) following its acquisition of C.R. Bard in December 2017. He previously served in a variety of progressive roles at C.R. Bard during his 10-year career there, including as a group president from 2015 to 2017. Mr. Groetelaars has also held various leadership positions at Boston Scientific Corporation and with Guidant Corporation. He holds a bachelor’s degree in Mechanical Engineering from Kettering University and an MBA from Columbia University.

Director Qualifications:
Mr. Groetelaars brings more than 30 years of global leadership experience across a broad range of medical device sectors. His prior experience serving as a venture partner and CEO provides him with management experience and invaluable insights into business functions, including investments, research and development, and mergers and acquisitions, making him a valued member of Medtronic’s Board and Growth Committee. His prior service on the Board of Directors of Dentsply Sirona and Hill-Rom further augments his breadth of perspective, knowledge, and experience he brings to Medtronic’s Board.

Other Public Company Directorships:
Dentsply Sirona Inc. (2022–2023); Hill-Rom Holdings, Inc. (2018–2021)

MEDTRONIC  I  2026 Proxy Statement   11

Randall J. Hogan, III
Chairman Kodiak Gas Services, Inc.
Age: 70 Director since: 2015

Committees:
Audit, Operations

Experience:
Mr. Hogan is the current Chairman and serves on the Board of Directors of Kodiak Gas Services, Inc., a company that provides natural gas contract compression services. From 2001 to 2018, he served as Chief Executive Officer of Pentair plc, an industrial manufacturing company, and was appointed Chairman in 2002. Previously, he held various leadership roles at Pentair including President and Chief Operating Officer, and Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he held leadership roles with United Technologies Corporation as President of the Carrier Transicold Division; Pratt & Whitney Industrial Turbines as Vice President and General Manager; and a variety of executive positions with General Electric Company and McKinsey & Company, overseeing functions such as marketing, product management, and business development. Mr. Hogan is a former Chairman and director of nVent Electric plc, past Chair of the board of the Federal Reserve Bank of Minneapolis, and a former director of Covidien plc and Pentair plc. In 2013, he was recognized for his business contributions by being named to the Minnesota Business Hall of Fame by Twin Cities Business Magazine, and Entrepreneur of the Year Lifetime Achievement Award by Ernst & Young.

Director Qualifications:
Mr. Hogan offers a wealth of management experience and business acumen, having served as Chairman of nVent Electric plc and in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair. Running a public company gave Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His current service on the Board of Directors and the Personnel and Compensation Committee of Kodiak Gas Services, his previous service on the Board of the Federal Reserve Bank of Minneapolis, and his service as former Chair of the Audit Committee of Covidien plc further augment his range of knowledge, providing experience on which he can draw while serving as a member of Medtronic’s Board and Audit Committee.

Other Public Company Directorships:
Kodiak Gas Services, Inc. (2023 – Present); nVent Electric plc (2018 – 2024)

William R. Jellison
Retired Chief Financial Officer Stryker Corporation
Age: 68 Director since: 2025

Committees:
Growth, Operations

Experience:
Mr. Jellison is a corporate finance expert and retired MedTech executive. Prior to retirement, from 2013 to 2016, he was the Vice President, Chief Financial Officer of Stryker Corporation. Prior to joining Stryker, Mr. Jellison spent 15 years at Dentsply International in several leadership positions, including as CFO. Mr. Jellison began his career with the Donnelly Corporation, holding multiple financial management and executive roles, including Vice President of Finance, Treasurer, and Corporate Controller. Mr. Jellison has significant experience serving on the boards of directors of other healthcare companies, including those in the MedTech industry. Mr. Jellison was also previously a Senior Advisor for Astor Place Holdings, the private equity arm of Select Equities.

Director Qualifications:
Mr. Jellison brings more than 40 years of business, financial, and executive management experience to the Board. His experience as a chief financial officer at another global Fortune 500 company in the medical device industry has enabled him to contribute valuable executive leadership, strategic portfolio management, and financial operations insight to Medtronic. His service on the boards of other public companies, including his prior service as Chair of the Audit Committee of both Avient Corporation and Masimo Corporation, further demonstrates the depth and range of expertise he brings to Medtronic’s Board.

Other Public Company Directorships:
Telix Pharmaceuticals, Inc. (April 2026 – Present); Avient Corporation (2015 - Present); Anika Therapeutics, Inc. (2024 – June 2026); Masimo Corporation (2024 - 2025)

MEDTRONIC  I  2026 Proxy Statement   12

Joon S. Lee, M.D.
Chief Executive Officer Emory Healthcare
Age: 64 Director since: 2025

Committees: Compensation and Talent, Quality

Experience:
Joon S. Lee, MD, is the Executive Vice President for Woodruff Health Sciences, Emory University and Chief Executive Officer of Emory Healthcare, a leading academic health system, comprising 11 hospitals, more than 500 provider locations and nearly 30,000 employees, and over 3,800 physicians practicing in more than 70 specialties. Before joining Emory in July 2023, Dr. Lee had a distinguished 29-year career at the University of Pittsburgh Medical Center (UPMC), where he excelled as an interventional cardiologist, clinical researcher, academic leader, and physician executive. Dr. Lee's expertise in the healthcare industry is rooted in his pioneering work in cardiology, particularly in stem cell therapy for heart disease and advanced catheter-based treatments like Transcatheter Aortic Valve Replacement, or TAVR. His roles at UPMC culminated in his position as Executive Vice President and President of UPMC Physician Services, underscoring his expansive leadership capabilities. Dr. Lee received a BA degree from Dartmouth College and MD degree from Duke University School of Medicine. He completed his clinical and research training at Massachusetts General Hospital including internal medicine, chief resident, cardiology and interventional cardiology.

Director Qualifications:
Dr. Lee’s distinguished career as a practicing cardiologist and senior executive of large healthcare systems provide important perspectives to the Board. His roles leading complex healthcare systems and serving patients is directly aligned with Medtronic’s Mission to develop and commercialize effective and efficient therapies for the benefit of patients and the broader healthcare system. Dr. Lee’s deep understanding and familiarity with medical technology and the benefits it brings to health systems and patients allow him to provide important insights, including into Medtronic’s strategic priorities and product innovation initiatives, that make him a valuable member of the Board.

Other Public Company Directorships:
None

Gregory P. Lewis
Senior Advisor Honeywell International Inc.
Age: 58 Director since: 2023

Committees:
Audit (Chair), Growth

Experience:
Mr. Lewis is Senior Advisor of Honeywell International Inc., a position he assumed in February 2025. He previously served as Honeywell’s Senior Vice President and Chief Financial Officer since 2018. Mr. Lewis joined Honeywell in 2006 as Chief Financial Officer of the Performance Products business unit within the Specialty Materials business group. Prior to becoming CFO, he was Vice President of Corporate Finance, where he led Treasury, Tax, Audit, Business Analysis and Planning, Investor Relations, M&A, Real Estate, Pension, Finance Operations and Enterprise Information Management (EIM). Formerly, he was Vice President EIM; Vice President, Chief Financial Officer of the Automation and Control Solutions business group; Chief Financial Officer of Honeywell Process Solutions; and Vice President, Business Analysis and Planning. While leading Enterprise Information Management and then as CFO, Mr. Lewis played a pivotal role in Honeywell’s “great integration” as the company executed a substantial transformation to simplify and enhance its IT infrastructure, decision-making and drive greater operational excellence. Among these endeavors, he led Honeywell in its digital transformation, driving a robust roadmap, establishing a data operating model and building a culture with data at the forefront for decision making. Prior to joining Honeywell, Mr. Lewis held various financial leadership positions across multiple industries, including roles at companies such as Kraft Foods, Tyco International and the Stanley Works. He also currently serves on the Board of Directors of the non-profit, Roof Above.

Director Qualifications:
Mr. Lewis brings more than 15 years of business, operational, financial management, and executive management experience to the Board. His extensive experience at another global Fortune 500 company allows him to contribute valuable executive leadership, strategic portfolio management, risk management and financial operations insight to Medtronic. His roles overseeing tax, treasury, audit, and other finance operations functions of a large multinational corporation make him a qualified and valuable Chair of our Audit Committee, and a key member of our Board and Growth Committee.

Other Public Company Directorships:
None

MEDTRONIC  I  2026 Proxy Statement   13

Kevin E. Lofton
Retired Chief Executive Officer CommonSpirit Health
Age: 71 Director since: 2020

Committees:
Compensation and Talent, Quality (Chair)

Experience:
Mr. Lofton was the Chief Executive Officer of CommonSpirit Health from February 2019, following the merger between Catholic Health Initiatives and Dignity Health, until his retirement in June 2020. He previously served as the Chief Executive Officer of Catholic Health Initiatives (CHI) from 2003 to 2019 and held various executive management roles with CHI beginning in 1998. Prior to joining CHI, he served as the Executive Director and Chief Executive Officer of both UAB Hospital from 1993 to 1998 and Howard University Hospital from 1990 to 1993, and he was the Executive Vice President and Chief Operation Officer of University Medical Center – Florida from 1986 to 1990. In addition, Mr. Lofton is a Life Fellow of the American College of Healthcare Executives, a Board member of Howard University, and Chair of the Board of the Georgia State University Foundation. He served as the 2007 Chairman of the Board of the American Hospital Association (AHA), the largest health system trade association in the United States, and was the Founding Chair of the AHA’s Equity of Care Initiative and its Institute for Diversity and Health Equity. In 2022, he received the AHA’s highest honor, the Distinguished Service Award, and was inducted into the National Association of Health Services Executives Hall of Fame.

Director Qualifications:
Mr. Lofton’s qualifications to serve on the Board include his nationally recognized status in healthcare administration and over 40 years of executive experience in the healthcare industry as a senior-level executive in hospital administration, most recently as Chief Executive Officer of CommonSpirit Health and Catholic Health Initiatives. He currently serves as Chairman of the Board of MiniMed Group, Inc., a new public company established to operate Medtronic’s Diabetes business, further enhancing his perspective on governance and public company leadership. His long and broad experience leading healthcare provider organizations and his ability to successfully navigate evolving commercial, regulatory, and public policy changes over time provides the Board with valuable perspective and insight. In addition, his extensive experience as a CEO, along with his general business management expertise, make Mr. Lofton a strong member of the Board.

Other Public Company Directorships:
MiniMed Group, Inc. (March 2026 - Present); Gilead Sciences, Inc. (2009 - 2024); Rite Aid Corporation (2013–2022)

Geoffrey (Geoff) Martha
Chairman and Chief Executive Officer Medtronic plc
Age: 56 Director since: 2019

Committees:
Growth (Chair), Operations (Chair)

Experience:
Mr. Martha is Chairman and Chief Executive Officer of Medtronic. He assumed the role of CEO in 2020 and became Chairman later that year. He served as President of Medtronic from 2019 to 2020 and joined the Board of Directors in 2019. Previously, Mr. Martha served as Executive Vice President and President, Restorative Therapies Group since 2015. He was Senior Vice President of Strategy and Business Development of both Medtronic plc (since 2015) and Medtronic, Inc. (since 2011). Prior thereto, he was Managing Director of Business Development at GE Healthcare from 2007 to 2011; General Manager for GE Capital Technology Finance Services from 2003 to 2007; Senior Vice President, Business Development for GE Capital Vendor Financial Services from 2002 to 2003; General Manager for GE Capital Colonial Pacific Leasing from 2001 to 2002; and Vice President, Business Development for Potomac Federal, the GE Capital federal financing investment bank, from 1998 to 2001. Mr. Martha is an active member of the global business community, sitting on the Business Roundtable and the World Economic Forum’s International Business Council, as well as serving on the Board of Directors for the U.S.-China Business Council and as Treasurer for AdvaMed. He is also a member of the Board of Trustees for the Asia Society, and President of the Executive Committee of the Board of Directors for the Minnesota Business Partnership.

Director Qualifications:
Mr. Martha’s qualifications to serve on the Board include more than 25 years in business management, with over 18 years in the health care industry and deep knowledge of Medtronic. His strong business experience leading the company as Chief Executive Officer, as well as his history of success in development, implementation and execution of corporate strategy and executive management, make Mr. Martha a qualified and valuable member of the Board.

Other Public Company Directorships:
NextEra Energy, Inc. (2024 - Present)

MEDTRONIC  I  2026 Proxy Statement   14

Elizabeth G. Nabel, M.D.
Retired President Brigham Health

Age: 74 Director since: 2014

Committees:
Compensation and Talent (Chair), Growth

Experience:
From 2010 to 2021, Dr. Nabel served as the President of Harvard University-affiliated Brigham Health, which includes Brigham and Women's Hospital, Brigham and Women's Faulkner Hospital, and the Brigham and Women's Physician Organization, and includes operating inpatient and outpatient facilities, clinics, primary care health centers, and diagnostic and treatment technologies, research laboratories, and postgraduate medical and scientific education and training programs. Dr. Nabel was also a Professor of Medicine at Harvard Medical School from 2010 to 2021. Following her retirement from Brigham Health, Dr. Nabel served as Executive Vice President for Strategy at ModeX Therapeutics, from 2021 to 2022, when the company was acquired by OPKO Health, Inc. Following the acquisition, Dr. Nabel also served as Chief Medical Officer for OPKO Health until August 2023. She now serves as a senior advisor for ModeX Therapeutics and its parent company, OPKO Health, which focus on immunotherapies for cancer and infectious disease. Previously, Dr. Nabel held a variety of roles, including Director of the National Heart, Lung and Blood Institute at the National Institutes of Health from 1999 to 2009. She is an elected member of the National Academy of Medicine of the National Academy of Sciences. She also serves as Board Chair of the Lasker Foundation.

Director Qualifications:
Dr. Nabel’s qualifications to serve on the Board include extensive experience in the health care field, including leading an internationally recognized academic medical center and research hospital system, as well as serving in senior roles with research institutions and organizations. She has a deep understanding of medical sciences and healthcare innovation, as well as the physicians and other health care providers who are central to the use and development of the Company’s products. In addition, Dr. Nabel has extensive experience in operating, managing, and overseeing a large, complex hospital system and physician organization, which bring value to the Board.

Other Public Company Directorships:
Moderna, Inc. (2015 – Present); Lyell Immunopharma, Inc. (2021 – Present); Accolade, Inc. (2021 – 2025)

Kendall J. Powell
Retired Chairman and Chief Executive Officer General Mills, Inc.
Age: 72 Director since: 2007

Committees:
Compensation and Talent, Quality

Experience:
Mr. Powell was Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, from 2008 through 2017 and was Chief Executive Officer of General Mills, Inc. from 2007 to 2017. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006. He was Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. He joined General Mills, Inc. in 1979. Mr. Powell is also a past Chair of the University of Minnesota Board of Regents and is past chair of the board of the Minneapolis federal reserve bank.

Director Qualifications:
As a retired Chairman and former CEO of a Fortune 500 company, Mr. Powell brings more than three decades of business, operational, and management experience in the U.S. and internationally. While Chairman and CEO of General Mills, he led the company during a time of rapid change, gaining insights that benefit Medtronic as the pace of commercial and technological change impacting companies with global operations continues to accelerate. His extensive marketing, direct-to-consumer expertise, executive decision-making, and corporate governance experience bring value to the Board.

Other Public Company Directorships:
General Mills (2008-2017)

MEDTRONIC  I  2026 Proxy Statement   15

Corporate Governance
Corporate Governance Principles
The Board of Directors has adopted Principles of Corporate Governance (the Governance Principles). The Governance Principles describe the Company’s corporate governance practices, policies, and framework. Among other things, the Governance Principles include the provisions below.
•A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Geoff Martha is an employee and is not independent; the remaining directors are independent.
•The Company maintains Audit, Compensation and Talent, Growth, Nominating and Corporate Governance, Operations, and Quality Committees. Other than the Growth and Operations Committees, which are chaired by Mr. Martha, each of the remaining committees consist entirely of independent directors.
The Company’s Governance Principles, the charters of each of the Board committees, our codes of conduct, and our Board Diversity Policy are published on the Company’s website at www.medtronic.com/us-en/about/corporate-governance/overview.html. These materials are available in print to any shareholder upon request. From time to time, the Board reviews and updates these documents as it deems necessary and appropriate.
Board Performance Evaluations
Pursuant to the Company’s Governance Principles, the Board of Directors, all Committees, and each individual director undergo an annual performance self-evaluation process. The evaluation process encourages candid feedback from each director to foster transparency and help ensure the effectiveness, leadership, and cooperation of members of the Board and each Committee.
Surveys are administered by the Corporate Secretary’s office to each director regarding the Board and the Committee(s) on which the director served during the fiscal year, followed by Lead Independent Director review to identify any potential areas of concern. In addition, the Lead Independent Director meets individually with each director to solicit feedback. Results are presented and discussed with each Committee and the full Board.
Surveys and evaluations assess the following, among other factors:
•Efficiency and effectiveness
•Communication and open discussion
•Opportunities for improvement
•Satisfaction with performance of third-party consultants
•Board and Committee structure and operating mechanisms
•Cooperation and access between Board and Company management
Medtronic believes that self-evaluation and feedback are important tools for improvement and the continued effectiveness of the Board and Committees, and as a result, the Company.
Lead Independent Director and Chairman; Executive Sessions
The Company’s Board of Directors selects the Company’s Chairman of the Board in the manner it determines to be in the best interests of the Company. Geoff Martha is Chairman of the Board and Chief Executive Officer. The Board believes it is appropriate for Mr. Martha to serve as Chairman of the Board due to his extensive knowledge of, and experience in, the global health care industry generally and in the medical device industry specifically, including his deep knowledge of Medtronic. This knowledge and experience is critical in identifying strategic priorities and providing unified leadership in the execution of strategy. The Company believes that Mr. Martha’s experience and knowledge as the Chief Executive Officer of the Company, combined with his role as Chairman of the Board, is an asset to Medtronic and promotes efficient board functioning, with independent board leadership provided by the Lead Independent Director.
Under the Governance Principles, the independent directors annually elect a Lead Independent Director to ensure the integrity of independent board leadership is maintained and to oversee the periodic refreshment of Board leadership roles. The Company’s current Lead Independent Director is Craig Arnold.
MEDTRONIC  I  2026 Proxy Statement   16

As Lead Independent Director, Mr. Arnold’s duties include:
•presiding as chair of regularly scheduled meetings of the independent directors, and presiding as chair of Board meetings at which the Chairman of the Board is not in attendance;
•calling meetings of the independent directors when necessary;
•leading the Board in CEO succession planning;
•reviewing, providing input on, and approving the agenda for each meeting of the Board of Directors and the Nominating and Corporate Governance Committee;
•leading Board discussion;
•overseeing the directors’ annual evaluation of the Board and each of its committees and advising the Chairman of the Board on the conduct of Board meetings;
•facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two;
•overseeing the process for identifying and evaluating Board nominees, as the chair of the Nominating and Corporate Governance Committee;
•leading the process for assessing appropriate committee leadership and membership on a periodic basis;
•recommending, as appropriate, changes to governance policies and practices; and
•acting as the focal point on the Board for suggestions from non-management directors, especially on sensitive issues.
In keeping with the Company’s commitment to corporate governance best practices, Mr. Arnold also takes the lead in both the Board’s ongoing evaluation of Medtronic’s governance structure and constructive shareholder engagement on emerging governance issues. The Company’s accountability to its shareholders is demonstrated by its openness to their engagement, including through its proxy access policy and actively involved Lead Independent Director. In this role, Mr. Arnold ensures that he is available, if appropriately requested by shareholders, for consultation and direct communication.
In fiscal year 2026, the Board held five regular meetings and two special meetings. At each regular Board and committee meeting, the independent directors meet in executive session with no Company management present, with the exception of the Growth and Operations Committees, of which Mr. Martha is a member.
Board Role in Risk Oversight
The Company’s Board of Directors, in exercising its overall responsibility to oversee the management of the business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition-related activities, legal and regulatory matters, and its public filings with the SEC. The Board is also deeply engaged in the Company’s Enterprise Risk Management (ERM) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks that the program has identified. In addition, the Board routinely receives updates from management on new and emerging technologies, including artificial intelligence, and considers related risks in the context of the Company’s strategy, operations, products, and risk oversight responsibilities. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:
•Audit Committee:
◦Ensures the integrity of the Company’s financial statements and related disclosures, including its compliance with applicable legal and regulatory requirements.
◦Oversees the adequacy and effectiveness of internal controls and related compliance activities.
◦Oversees the Company’s risk assessment and risk management policies and processes, including enterprise-level risks affecting financial reporting, operations, information technology, AI, and other areas.
◦Reviews with management the Company’s exposure to major financial and business risks and related mitigation plans, including cybersecurity risk and certain contingent liabilities, to ensure the Company’s internal audit and compliance plans adequately monitor and control such exposures.
◦Oversees the Company’s tax and treasury operations.
•Compensation and Talent Committee:
◦Assesses the Company’s risks related to its compensation policies and practices.
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◦Oversees the design and implementation of compensation programs to drive performance consistent with the Company’s strategy and maintain fair and competitive pay practices.
◦Oversee human capital management, including executive and senior management talent development, retention, and succession planning.
•Growth Committee:
◦Advises on the Company’s growth strategies and proposed initiatives.
◦Assesses and provides guidance on the risks, costs, and benefits of the Company’s significant capital allocation decisions.
◦Provides strategic oversight of the Company’s short and long-term business strategies and portfolio management.
◦Receives updates on emerging technologies and considers how these technologies may support product innovation, portfolio strategy, and long-term growth opportunities.
•Nominating and Corporate Governance Committee:
◦Identifies and develops plans for Board succession, particularly for key roles and skills needed to ensure the Board has the appropriate skills and expertise to oversee the Company.
◦Assesses and advises on the Company’s actions and governance policies in furtherance of its corporate social responsibility, including considering the sustainability and impact of the Company’s business operations on employees, citizens, communities and the environment.
◦Ensures the Company’s corporate governance practices and policies are designed to mitigate risk and produce outcomes in the best interests of the Company.
•Operations Committee:
◦Oversees the Company’s supply chain and manufacturing initiatives and strategies.
◦Assesses and advises upon potential efficiencies, footprint optimization, and cost savings, including opportunities relating to automation and other emerging technologies that may support operational efficiency and margin improvement.
•Quality Committee:
◦Provides oversight of practices designed to ensure product quality and safety.
◦Advises on effective engagement with regulators and the advancement of Company products, services, and therapies to approval.
◦Provides oversight on the incorporation of artificial intelligence and automation into the Company’s products.
Compensation Risk Assessment
The Company conducted a risk assessment of its compensation policies and practices during fiscal year 2026 and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The framework for the assessment was developed using materials from the Compensation and Talent Committee’s independent consultant, Semler Brossy Consulting Group LLC (Semler Brossy). The Company evaluated its compensation plans and practices against the established framework and noted the following:
•Base salaries at Medtronic are generally competitive in the median range of its Compensation Comparison Group, are not subject to performance risk, and represent a meaningful component of total compensation for most Medtronic employees.
•Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance, and between cash and equity compensation. In addition, the Company’s practice of establishing long-term incentive performance targets at the beginning of each of its overlapping three-year performance periods reinforces incentives for sustained value creation.
•Short-term and long-term incentive plans cap payouts to mitigate excessive risk in any one specific performance period.
•Short-term incentive performance goals are recalibrated annually based on Medtronic’s annual operating plan, approved by the Board, and are different from the long-term performance measures.
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•Executives and directors are subject to stock ownership and retention guidelines that require directors to hold Medtronic stock equal to five times their annual retainer, Medtronic’s CEO to hold Medtronic stock equal to six times his annual salary, and other NEOs to hold Medtronic stock equal to three times their annual salary.
•Improper payments or gains from incentives and equity compensation are subject to clawback.
Sustainability Governance and Management
Recognizing the significant impact that sustainability issues have on the Company’s ability to enable sustainable growth, the Nominating and Corporate Governance Committee of the Company’s Board of Directors has responsibility for oversight of the Company’s sustainability performance, including the impacts of its operations on society and the environment. An executive-level Sustainability Steering Committee, sponsored by the Chief Technology Officer and facilitated by the Vice President of EHS and Sustainability, oversees the Company’s corporate sustainability strategy, performance, and disclosure related to the Company’s priority topics.
The Company’s Environmental, Health, Safety, and Sustainability Office (EHS&S) identifies and drives performance on activities related to its priority issues, including current and emerging risks and opportunities, across short, medium, and long-term time horizons, and escalates them to the Sustainability Steering Committee. EHS&S also sets performance and disclosure expectations and engages stakeholders on relevant issues.
Sustainability Highlights
The Company’s strategy on sustainability is focused on key priority topics that (1) may impact our business growth, finances, operations, and/or reputation, (2) have been identified as important from the perspective of specific stakeholder groups such as patients, customers, employees, and investors, and (3) are aligned with our Mission. The Mission articulates the Company’s purpose and acknowledges its responsibility to contribute to human welfare; deliver the highest-quality products, therapies, and services to patients; make a fair profit; recognize the personal worth of employees; and maintain good citizenship as a company.
The Company’s Mission is a guiding force, generating motivation for everything we do and have done for more than 65 years, and its relevance is magnified in today’s global business arena which calls upon companies to contribute in measurably impactful ways to sustainable development.
The Company’s sustainability key priority topics – which are identified by internal and external stakeholders and are distinctly aligned with the Mission – enable Medtronic to drive sustainable growth, catalyze innovation, and seek out partnerships for positive impact while contributing to the United Nations Sustainable Development Goals (U.N. SDGs).
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	MISSION	PRIORITY TOPICS	U.N. SDG ALIGNMENT
Tenet 1	Contribute to human welfare… alleviate pain, restore health, extend life	•Innovation & Access •Integrated Care
Tenet 2	Direct growth in areas of biomedical engineering. . . build on these areas through education and knowledge assimilation	•Innovation & Access •Integrated Care
Tenet 3	Strive without reserve for the greatest possible reliability and quality in our products…be recognized as a company of dedication, honesty, integrity, and service	•Patient Safety & Product Quality •Technology & Device Security •Data Privacy & Security •Ethics in Sales & Marketing •Anti-Bribery & Corruption •Transparency
Tenet 4	Make a fair profit…to meet our obligations, sustain our growth, and reach our goals	•Affordability & Fair Pricing •Climate Risk & Resilience •Responsible Supply Management •Product Stewardship
Tenet 5	Recognize the personal worth of all employees… advancement opportunity	•Inclusion •Talent Management & Career Development
Tenet 6	Maintain good citizenship as a company	As a good corporate citizen we use our resources, including philanthropy and community investment, to address our key priority topics.

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While the Company is committed to advancing performance related to all the Company’s key priority topics, it elevates three that provide its greatest opportunity for positive global impact.

INNOVATION & ACCESS	PRODUCT QUALITY & PATIENT SAFETY	INCLUSION
Increasing the availability of treatments to address significant disease burden, including those currently unmet, through therapy innovation, new application of existing technologies, and/or scientific cooperation and partnership, as well as accessibility to them through capacity building, infrastructure improvement, regulatory approval, and remote diagnosis or treatment.	Managing product quality as it relates to all key stakeholders – patients, physicians, hospital administrators and Medtronic businesses – through industry-leading design, reliability, and manufacturability; supplier quality; global compliance and corrective action; and investments in personnel, training, IT tools and automation.	Advancing fair treatment and inclusion of all people, abilities, ethnicities, and gender at all levels of the workforce through professional opportunities, pay, and proactive inclusion. This includes cultivating strong employee engagement through both global and local diversity networks and employee-led affinity groups designed to help all employees both professionally and personally.
Because responsible management of climate risk and resilience is of concern to our stakeholders and aligns with our Mission, the Company announced an ambition to be net carbon neutral in the Company’s owned and operated facilities (Scope 1 and 2) by FY30 and net zero across our value chain (Scope 3) by FY45, and we have published a high-level decarbonization roadmap on Medtronic.com. In FY25, we received validation from the Science Based Targets initiative for our new emissions reduction targets, confirming our strategic alignment with climate science. In addition, we continue to integrate climate risk assessment into business continuity and enterprise risk management processes.
Sustainability Performance and Disclosure
The Company has set ambitions, goals, and targets to improve the environmental and social impacts of company operations since 2007. Annually, the Company publishes its Impact Report, along with various other environmental, social, and governance disclosures that outline the Company’s sustainability management approach and performance related to its key priority topics, including key performance metrics and progress against set targets.

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Committees of the Board and Meetings
As disclosed in last year’s proxy statement, in August 2025, the Company’s Board recalibrated its focus by consolidating its Finance and Financial Risk Committee into its Audit Committee and eliminated its Science & Technology Committee, creating space for two committees dedicated to guiding and advising the Company in its pursuit of improving operating margins, maximizing growth, and delivering shareholder returns. These two new committees, the Operations Committee and the Growth Committee, were each established on August 19, 2025, and provided both our Board and Company management the ability and flexibility to streamline critical decision-making and move with speed and decisiveness in delivering results and promoting growth.
Other than the Company’s Growth and Operations Committees, which are chaired by Mr. Martha, the Company’s standing Board committees consist solely of independent directors, as defined in the NYSE Listed Company Manual. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2026 (in each case, which were held during the period for which he or she was a director and/or member of the applicable committee). In addition, it has been the longstanding practice of Medtronic for directors to attend the Annual General Meeting of Shareholders. All directors nominated for election at the 2026 Annual General Meeting attended the 2025 Annual General Meeting.
The following table summarizes (i) the membership of the Board as of the end of fiscal year 2026, (ii) the members of each of the Board’s standing committees as of the end of fiscal year 2026, and (iii) the number of times each standing committee met during fiscal year 2026.
AS OF APRIL 24, 2026

	Board	Audit	Compensation and Talent	Operations	Nominating and Corporate Governance	Growth	Quality

Craig Arnold	✓					✓
Scott C. Donnelly	✓	✓		✓
Lidia L. Fonseca	✓	✓		✓	✓
John P. Groetelaars	✓				✓	✓
Randall J. Hogan, III	✓	✓		✓
William R. Jellison	✓			✓		✓
Joon S. Lee, M.D.	✓		✓				✓
Gregory P. Lewis	✓					✓
Kevin E. Lofton	✓		✓
Geoff Martha
Elizabeth G. Nabel, M.D.	✓					✓
Kendall J. Powell	✓		✓				✓
Number of fiscal year 2026 meetings	7(1)	11	5	3	4	4	5
✓ Member
Chair

(1)The Board held five regular meetings and two special meetings in fiscal year 2026.

The principal functions of the six standing committees — the Audit Committee, the Compensation and Talent Committee, the Nominating and Corporate Governance Committee, the Quality Committee, the Growth Committee, and the Operations Committee — are described below.

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Audit Committee

Gregory P. Lewis (Chair) Scott C. Donnelly Lidia L. Fonseca Randall J. Hogan III

Independence
The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the NYSE and the SEC.
Financial Experts
The Board also determined that Messrs. Lewis, Donnelly and Hogan have the attributes necessary to qualify them as “audit committee financial experts” as defined by applicable SEC rules.

Representative, recent discussion topics	Responsibilities:
•Financial reporting and significant accounting items
•Review of the MiniMed Form S-1 filing and Diabetes carveout financials in anticipation of the MiniMed IPO
•Data privacy and security
•Company’s debt, capitalization, and dividend strategy
•Compliance reporting and efforts to sustain ethical conduct

•Ensures the integrity of the Company’s financial statements and financial reporting processes and oversees compliance with applicable legal and regulatory requirements as they relate to financial reporting and accounting;
•Appoints, compensates (subject to applicable law), retains, oversees, and assesses the independence, qualifications, and performance of the Company’s independent registered public accounting firm and its lead audit partner, which reports directly to the Audit Committee;
•Pre‑approves all audit, audit‑related, and permitted non‑audit services to be provided by the independent registered public accounting firm and establishes related approval policies and procedures;
•Reviews the overall audit scope, planning, and results with the independent registered public accounting firm;
•Reviews and discusses the Company’s annual and quarterly financial statements, related disclosures, and earnings releases, including critical accounting policies and practices with management and the independent registered public accounting firm;
•Recommends, based on such review, whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10‑K;
•Reviews major accounting and auditing issues and changes, including the impact of regulatory developments, non‑GAAP measures, and off‑balance‑sheet arrangements on the Company’s financial statements;
•Oversees the adequacy and effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, including information technology and related security systems;
•Oversees the Company’s internal audit function, including audit plans, resources, performance, and significant audit findings;
•Establishes and oversees procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters;
•Discusses the guidelines and policies governing the Company’s assessment and management of financial and compliance risks; and
•Exercises general oversight of the Company’s risk management practices as they relate to financial reporting, accounting, compliance, and internal controls.

Audit Committee Pre-Approval Policies
Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. The Company’s Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Company obtains the approval of the Audit
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Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and do not permit any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members, but such member(s) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Nominating and Corporate Governance Committee

Craig Arnold (Chair) Lidia L. Fonseca John P. Groetelaars

Representative, recent discussion topics	Responsibilities:
•Director recruitment efforts, focusing on succession planning to ensure the Board continues to have the appropriate skills and expertise to oversee the Company and its execution strategy
•Committee structure, assignments, and leadership roles
•Updates to the Company’s director compensation program
•Irish-specific governance review of the Company’s capital reduction of share premium and the conversion of distributable reserves
•Initial pre-IPO oversight of the director candidate planning, selection, appointment, and compensation for the MiniMed Board of Directors
•The status of the Company’s corporate responsibility efforts, political contributions, sustainability strategy, and impact report

•Formulates and implements the Company’s and Committee’s policies and procedures for identifying qualified director candidates;
•Evaluates and recommends candidates to the Board for nomination for election or reelection as directors;
•Oversees the annual evaluation of our Board;
•Reviews and recommends the Board’s committee structure and recommends directors to serve on Committees and as Committee Chairs;
•Conducts and considers matters related to Board succession planning and Board composition to ensure our Board has the appropriate breadth of skills, expertise, and backgrounds to oversee the Company;
•Monitors emerging corporate governance trends and oversees and evaluates the Company’s corporate governance policies and programs to align with market best practices, including an annual review of the Governance Principles, Related Party Transaction Policies and Procedures, and other Board policies;
•Reviews any shareholder proposals and recommends to the Board proposed Company responses;
•Reviews the independence standards under the NYSE rules and provides an assessment to the Board of which directors should be deemed independent;
•Conducts an annual review of the requirements of an “audit committee financial expert” under the applicable rules of the SEC and “accounting or related financial management expertise” under the applicable rules of the NYSE and determines which directors qualify under those rules;
•Reviews the Company’s actions and governance policies in furtherance of its corporate social responsibility, including considering the sustainability and impact of the Company’s business operations on employees, citizens, communities, and the environment, as well as philanthropic initiatives, charitable giving, and political contributions; and
•Reviews and provides guidance to the Board regarding director compensation and benefits as well as reviewing the Company’s stock ownership guidelines for directors and monitoring director compliance with such guidelines.

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Compensation and Talent Committee

Elizabeth G. Nabel, M.D. (Chair) Joon S. Lee, M.D. Kevin E. Lofton Kendall J. Powell

Independence
The Board has determined that all members of the Compensation and Talent Committee satisfy the applicable compensation committee requirements of the NYSE and the SEC.

Representative, recent discussion topics	Responsibilities:
•Ongoing oversight and evolution of the Company’s executive compensation program, including goal-setting, pay-for-performance rigor, and peer group composition
•FY27 executive compensation program planning and employee benefits program review
•Initial oversight and planning of the MiniMed executive compensation, equity awards and stock option grants
•Initial oversight of MiniMed human capital management strategy and critical senior management role recruitment
•Talent development efforts, including retention, performance, and succession planning review of both executive and non-executive employees which include Company operating unit leadership

•Reviews, establishes, and implements the Company’s executive compensation philosophy and policy, and other significant compensation programs;
•Annually reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers and senior management;
•Annually reviews the performance of the CEO with the Board in light of established goals and objectives and recommends CEO compensation to the Board for approval;
•Reviews the Company’s talent initiatives and strategies to attract, develop and retain key employees, and reviews succession planning for key senior management roles;
•Oversees the Company’s human capital management strategies, policies, and practices;
•Reviews and approves stock and other long-term incentive awards as well as the Company’s qualified and nonqualified benefit plans;
•Reviews and administers the Company’s clawback policy;
•Selects the peer group for purposes of comparing executive compensation against the competitive market;
•Appoints and oversees compensation consultants and other advisors retained by the Committee;
•Reviews and discusses with management the Compensation Discussion and Analysis (CD&A) required by the rules of the SEC and recommends to the Board the inclusion of the CD&A in the annual proxy statement; and
•Assists the Board in reviewing results of any shareholder advisory votes on executive compensation, responding to other shareholder communications that relate to the compensation of executive officers, and reviewing and recommending to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes.

The Compensation and Talent Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation and Talent Committee also may delegate certain of its responsibilities to one or more designated executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 37 for additional discussion of the Compensation and Talent Committee’s processes and procedures relating to compensation.
No member of the Compensation and Talent Committee during fiscal year 2026 was an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2026 served on the Compensation and Talent Committee or board of any company that employed any member of Medtronic’s Compensation and Talent Committee or Board. During fiscal year 2026, director Kendall J. Powell’s daughter was employed by Medtronic as a Global Senior Product Program Manager as further described in this proxy statement under Corporate Governance – Related Party Transactions and Other Matters beginning on page 27. Mr. Powell had no involvement in the hiring of this role and has had no involvement in his daughter’s performance assessments or compensation decisions.
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Growth Committee

Geoff Martha (Chair) Craig Arnold John P. Groetelaars Gregory P. Lewis William R. Jellison Elizabeth G. Nabel, M.D.

Representative, recent discussion topics	Responsibilities:
•Execution and integration of the Company’s key strategic M&A activity, including related to investments in and acquisitions of CathWorks, Scientia Vascular, and SPR Therapeutics
•Portfolio composition, including potential Company divestitures
•Investments in Company R&D initiatives and business growth drivers

•Reviews Company management’s recommendations regarding the Company’s portfolio of businesses and assets;
•Identifies and evaluates opportunities and potential strategic transactions to streamline the current portfolio or otherwise enhance growth and focus;
•Reviews Company management’s recommendations regarding organic and inorganic growth and innovation initiatives;
•Evaluates existing research and development allocation across the portfolio and opportunities for improvement; and
•Assesses potential mergers and acquisitions and other significant capital allocation decisions.

Operations Committee

Geoff Martha (Chair) Scott C. Donnelly Lidia L. Fonseca Randall J. Hogan III William R. Jellison

Representative, recent discussion topics	Responsibilities:
•Ongoing oversight and monitoring of the Company’s operating financials and global operation and supply chain strategy
•Monitored and advised on management’s operating margin improvement initiatives
•Reviewed and approved the Company’s manufacturing footprint optimization strategy

•Reviews management’s recommendations on opportunities to increase operational efficiency;
•Identifies opportunities and provides guidance on initiatives aimed at achieving the Company’s operating and gross margin improvement goals; and
•Assesses management’s operational strategies.

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Quality Committee

Kevin E. Lofton (Chair) Joon S. Lee, M.D. Kendall J. Powell

Representative, recent discussion topics	Responsibilities:
•Assessed and advised on the Company’s product quality and compliance performance metrics
•Received reports focused on the implementation of the Company’s Quality Strategy initiatives, including packaging and labeling risk mitigation, M&A integration; and landscape monitoring
•Reviewed and discussed external impacts to the FDA and other relevant regulators

•Oversees assessment and makes recommendations to the Board regarding the Company’s overall quality strategies and systems to monitor and control product quality, reliability and patient safety, the Company’s commitment to quality and quality systems assessments conducted by the Company and external regulators, the Company’s actions to address material patient safety and product quality issues and field actions, and the Company’s product technology and cybersecurity strategies, systems, and controls to ensure reliability and prevent unauthorized access;
•Meets periodically with the Chief Quality Officer and Chief Science, Medical and Regulatory Officer in separate executive sessions to independently assess the Company’s progress in ensuring safety and quality of its products and services;
•Oversees risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of such studies; and
•Stays informed of major regulatory changes both domestically and internationally to ensure the Company is poised to meet new standards.

Director Independence
Under the NYSE Listed Company Manual, a director is considered independent only if the Board affirmatively determines that the director has no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors (all of the non-management directors) are independent in accordance with the NYSE Listed Company Manual: Messrs. Arnold, Donnelly, Groetelaars, Hogan, Jellison, Lewis, Lofton and Powell, Drs. Lee and Nabel, and Ms. Fonseca.
In making this determination, the Board considered any current or proposed relationships that could interfere with a director’s ability to exercise independent judgment, including those identified in the NYSE standards on independence. These standards identify certain types of relationships that do not, by themselves, preclude the directors from being independent. The types of relationships considered by the Board include relationships in which a director is a current employee of, or has an immediate family member who is an executive officer of, an entity that has or is expected to make immaterial payments to, or has received or is expected to receive immaterial payments from, Medtronic for property or services in the ordinary course of business. Relationships of this nature involve Messrs. Arnold, Jellison, and Lewis, Dr. Lee, and Ms. Fonseca. These payments were made to or received from the relevant entity and were not compensation or other personal payments to any director or immediate family member. The Board determined that each such relationship with Medtronic, through the relevant entity, was entered into in the ordinary course of business and on competitive terms, that no director participated in negotiations regarding such transactions, and they did not constitute a material transactional relationship. Aggregate payments to or transactions with the relevant organizations did not exceed the greater of $1,000,000 or 1% of that organization’s consolidated gross revenues for any of that organization’s last three fiscal years. The Nominating and Corporate Governance Committee, on behalf of the Board, reviewed the transactions with each of these organizations and determined that the relevant directors had no role in the Company’s decision to make any such purchases or sales or to engage in the relationship, and that the nature and amount of payments involved in the transactions would not influence the relevant director’s objectivity in the boardroom or have a meaningful impact on such director’s ability to satisfy fiduciary obligations on behalf of the Company’s shareholders.
In the course of fulfilling its duties, the Board of Directors also considered situations in which the director had a more attenuated relationship with the relevant third party, such as being a director or trustee (rather than an employee or executive officer), of an organization that engages in a business relationship with Medtronic or receives discretionary charitable contributions from Medtronic or its affiliates. The Board determined that no such further removed relationships impact the independence of its directors.
Related Party Transactions and Other Matters
The Board of Directors of Medtronic has adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between the Company or any of its subsidiaries and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will consider, among other factors it
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deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and any other information regarding the interested transaction or the related party that would be material to investors in light of the circumstances. An interested transaction may be approved only if it is determined in good faith that, under all of the circumstances, the interested transaction is in the best interests of the Company and its shareholders. In addition, the Nominating and Corporate Governance Committee has reviewed certain categories of interested transactions and deemed them to be pre-approved or ratified. Finally, the policies provide that no director shall participate in any discussion or vote regarding an interested transaction for which he or she is a related party, except that the director shall provide all relevant information concerning the interested transaction to the Nominating and Corporate Governance Committee.
Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:
•the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;
•Medtronic or a subsidiary is a participant; and
•any related party has or will have a direct or indirect interest (other than solely as a result of being a director and/or a less than ten percent beneficial owner of another entity).
An “interested transaction” includes a material amendment or modification to an existing interested transaction.
A “related party” is defined as any:
•person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement) an executive officer, director or nominee for election as a director of Medtronic (even if they do not presently serve in that role);
•greater than five percent beneficial owner of Medtronic’s ordinary shares; or
•immediate family member of any of the foregoing, as such terms are interpreted under Item 404 of Regulation S-K.
During fiscal year 2026, director Kendall J. Powell’s daughter was employed by Medtronic as a Global Senior Product Program Manager and earned approximately $226,865 in base salary and bonus compensation. Her compensation was commensurate with her peers’ compensation, and she is not an executive officer of, and does not have a key strategic role within, Medtronic.
Complaint Procedure; Communications with Directors
The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. A 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters.
Interested parties may communicate with the independent directors via e-mail at independentdirectors@medtronic.com. Communications received from interested parties may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.
Codes of Conduct
All Medtronic employees, including its CEO and other senior executives, are required to comply with a Code of Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of ethical behavior. The Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic through management or legal counsel or by using Medtronic’s confidential compliance line. In addition, the Code of Ethics for Senior Financial Officers provides specific policies applicable to the CEO, CFO, Treasurer and Controller and to other senior financial officers designated from time to time by the CEO.
These policies relate to internal controls, the public disclosures of Medtronic violations of the securities or other laws, rules or regulations, and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations, and promotion of ethical behavior.
The Company’s codes of conduct are published on our website, at www.medtronic.com/us-en/about/corporate-governance/overview/principles-ethics.html, and are available in print to any shareholder who requests them. The Company intends to disclose
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future amendments to, or waivers for directors and executive officers of, the codes of conduct on its website promptly following the date of such amendment or waiver, to the extent required by applicable rules and regulations.
Securities Trading Policy
In addition to our Code of Conduct, Medtronic maintains a Global Insider Trading Policy, which governs the purchase, sale, and/or other dispositions of Company securities by directors, officers and employees. This policy is intended to promote compliance with applicable insider trading laws, rules and regulations. A copy of our Global Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year 2026. It also is the Company’s policy to abide by applicable federal securities regulations and NYSE listing standards when engaging in any corporate repurchase or sale of Company securities.
Director Compensation
The Nominating and Corporate Governance Committee periodically reviews our non-employee director compensation program and makes recommendations for adjustments, as appropriate, to the Board. In fiscal year 2026, the Nominating and Corporate Governance Committee, in line with recommendations from the Company’s independent compensation consultant, recommended an increase in the equity retainer for independent directors as well as certain changes to the fees for the Company’s Lead Independent Director and for the chairs of our Audit and Compensation and Talent Committees, commensurate with the Compensation Comparison Group. These were the Company’s first changes to director compensation since 2015 and are in line with industry and benchmarking norms to remain competitive.
The principal features of the compensation received by the Company’s non-employee directors for fiscal year 2026 are described below.
Non-employee directors are eligible for the following compensation:
•Annual Cash Retainer – Non-employee directors are entitled to receive an annual cash retainer for their service on the Board. Committee chairs and the Lead Independent Director are entitled to a supplemental annual cash stipend, and non-chair Audit Committee members are entitled to an additional cash stipend. Directors who are also Medtronic employees receive no fees for their services as directors. The Company’s objective in using annual cash retainers and stipends is to recognize the stewardship role of non-employee directors with respect to the Company’s success and the increasing demands and responsibilities of our non-employee directors. The annual cash retainer and stipend fees are paid according to the following schedule:

Director Compensation	FY26	Starting FY27

Annual Cash Retainer	$175,000	$175,000
Committee Chair Stipends:
Audit	$25,000	$30,000
Compensation and Talent	$20,000	$25,000
Nominating and Corporate Governance	$20,000	$20,000
Quality	$20,000	$20,000
Operations	$—	$—
Growth	$—	$—
Lead Independent Director Stipend	$40,000	$45,000
Member Audit Committee	$15,000	$15,000
•Annual Stock Awards – Through fiscal year 2026, each non-employee director received an annual restricted stock unit (RSU) award equal in value to $175,000 (rounded up to the nearest whole share), which vests as described in the Stock Awards section below. Beginning in fiscal year 2027, the annual RSU award granted to non-employee directors increased in value to $200,000 (rounded up to the nearest whole share).The Company uses full-value awards and a fixed dollar value for setting equity levels to compensate its non-employee directors in a manner that is consistent with majority practice and that is competitive with the Company’s peers. The Company believes that the annual equity grant to its non-employee directors, in combination with its stock ownership guidelines (described in the Stock Holdings section below), further aligns the interests of its non-employee directors with the interests of the Company’s shareholders.
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The Director Compensation table reflects all compensation awarded to, earned by, or paid to the Company’s non-employee directors for fiscal year 2026 service as a director. No additional compensation was provided to Mr. Martha for his service as a director on the Board.

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards	Other Compensation(4)	Total

Craig Arnold	$235,000	$175,044		$410,044
Scott C. Donnelly	$190,000	$175,044		$365,044
Lidia L. Fonseca	$189,795	$175,044		$364,839
Andrea J. Goldsmith, Ph.D. (1)	$90,134	$—	$83,650	$173,784
John P. Groetelaars (2)	$119,718	$119,736		$239,454
Randall J. Hogan, III	$196,484	$175,044		$371,539
William R. Jellison (2)	$119,718	$119,736		$239,454
Joon S. Lee, M.D. (3)	$149,520	$149,505		$299,025
Gregory P. Lewis	$200,000	$175,044		$375,044
Kevin E. Lofton	$195,000	$175,044		$370,044
Elizabeth G. Nabel, M.D.	$195,000	$175,044		$370,044
Kendall J. Powell	$175,000	$175,044		$350,044
(1)Dr. Goldsmith did not stand for reelection at the 2025 Annual General Meeting, and therefore her fiscal year 2026 fees paid in cash were pro-rated to cover the actual number of days she served as a director during fiscal year 2026 prior to her departure.
(2)Messrs. Groetelaars and Jellison joined the Board of Directors on August 19, 2025, and therefore their fiscal year 2026 fees paid in cash and RSU awards were pro-rated to cover the actual number of days served as a director during fiscal year 2026.
(3)Mr. Lee joined the Board of Directors on June 18, 2025, and therefore his fiscal year 2026 fees paid in cash and RSU award were pro-rated to cover the actual number of days served as a director during fiscal year 2026.
(4)Due to conflict of interest policies in place with her new employer, Dr. Goldsmith received a one-time cash payment on October 30, 2025, in lieu of, and equivalent in value to, the pro-rated RSU award to cover her service as a director during fiscal year 2026.

Fees Earned or Paid in Cash
The fees earned or paid in the cash column represent the amount of the annual retainer and annual cash stipend for Board and committee service. The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant year. The table on page 22 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows the committees on which the individual directors serve.
Stock Awards
Amounts reported in the stock awards column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, of our annual grant of RSUs. Through fiscal year 2026, directors were annually granted RSUs on the first day of the fiscal year in an amount equal to $175,000 divided by the fair market value of a Medtronic ordinary share on the date of grant, rounded up to the nearest whole share. Grants are made on a pro rata basis for participants who are directors for less than the entire preceding fiscal year and are reduced by 25% for any directors who failed to attend at least 75% of the applicable meetings during such fiscal year. The RSUs vest on the one-year anniversary of the grant date. Dividends paid on Medtronic ordinary shares are credited to a director’s RSU account in the form of additional units, subject to the same vesting and forfeiture conditions as the director’s underlying RSU award. Beginning in fiscal year 2027, directors who join the Board of Directors during the middle of the fiscal year shall be eligible for a pro-rated equity grant for their first year of service, but those new directors who begin service in fiscal year 2027 or subsequently are not eligible for a pro-rated grant upon retirement.

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Restricted and Deferred Stock Unit Holdings
Non-employee directors held the following outstanding RSUs and deferred stock units as of April 24, 2026:

Non-Employee Director	RSUs	Deferred Stock Units (1)

Craig Arnold	2,149	—
Scott C. Donnelly	2,149	2,636
Lidia L. Fonseca	2,149	—
John P. Groetelaars	—	—
Randall J. Hogan, III	2,149	—
William R. Jellison	—	—
Joon S. Lee, M.D.	—	—
Gregory P. Lewis	2,149	—
Kevin E. Lofton	2,149	—
Elizabeth G. Nabel, M.D.	2,149	—
Kendall J. Powell	2,149	26,018
(1)Prior to the Covidien acquisition in January 2015, directors were granted deferred stock units rather than RSUs. The balance in a director’s deferred stock unit account will be distributed to the director in the form of Medtronic ordinary shares upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.

Director Stock Ownership and Retention Guidelines
To align non-employee directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic plc Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer. Until the ownership guideline is met, the non-employee directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards. Once the guideline is met, the non-employee directors must retain 75% of after-tax shares for one year following grant of equity compensation awards. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after grant or when the ownership guidelines are met. In the case of retirement or termination, shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of August 1, 2026, all non-employee directors were in compliance with the stock ownership and retention policy; however, due to their tenures as directors, Dr. Lee, Messrs. Groetelaars, Jellison, Lewis, and Ms. Fonseca have not yet reached their applicable ownership thresholds, but are expected to make progress toward the required ownership guidelines over time.
Deferrals
Prior to the Covidien acquisition in January 2015, directors were able to defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program. This was a nonqualified plan designed to allow participants to defer a portion of their pre-tax compensation, and to earn returns or incur losses on those deferred amounts based upon allocation of their balances to one or more investment alternatives, which were the same investment alternatives that Medtronic offers its employees through its 401(k) Plan. Director contributions in the deferred compensation program were discontinued effective as of the close of the Covidien acquisition in January 2015.

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Management
Set forth below are the biographies for our FY26 named executive officers.

Geoff Martha, 56
Chairman and Chief Executive Officer
Mr. Martha was appointed as Chief Executive Officer in April 2020 and became Chairman of the Board of Directors in December 2020 after being a Director since November 2019. As Chairman and Chief Executive Officer, Mr. Martha is responsible for Medtronic’s overall strategic direction, business performance, and operational execution.
Previously, Mr. Martha served as President from November 2019 through April 2020, was Executive Vice President and President, Restorative Therapies Group from 2015 to 2019, and Senior Vice President of Strategy and Business Development upon joining Medtronic in 2011 until 2015. Prior thereto, he served in various leadership positions of increasing responsibility at GE Healthcare and GE Capital.

Thierry Piéton, 56
Executive Vice President and Chief Financial Officer
Mr. Piéton has been Executive Vice President and Chief Financial Officer of Medtronic since March 2025. Mr. Piéton leads Medtronic’s global Finance organization and key supporting functions, including Treasury, Tax, Controllership, Financial Planning and Analysis, Audit, Investor Relations, Corporate Strategy, Business Development, and Portfolio Management.
Previously, Mr. Piéton served as Chief Financial Officer of Renault Group (Paris) from March 2022 to February 2025, and he was Senior Vice President, Deputy Chief Financial Officer and Group Controller, Renault Group and Chief Financial Officer, Renault Brand (Paris) from June 2016 to February 2022. Prior thereto, he was Senior Vice President Administration and Finance Europe, Nissan Motor Co, Ltd (Switzerland) from 2014 to 2016, and Chief Financial Officer of Energy Management/Power Conversion, General Electric (Paris) from 2011 to 2014. He served as Chief Financial Officer, GE Oil and Gas Global Services (Florence, Italy) from 2007 to 2011.

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Brett Wall, 61
Former Executive Vice President and President, Neuroscience Portfolio	Mr. Wall is our former Executive Vice President and President, Neuroscience Portfolio, and he served in that role until June 1, 2026. As Executive Vice President and President of the Neuroscience Portfolio, Mr. Wall oversaw five unique Operating Units — Cranial & Spinal Technologies, Ear, Nose and Throat, Neuromodulation, Neurovascular, and Pelvic Health.

Prior thereto, Mr. Wall served as Senior Vice President and President of the Brain Therapies division of Medtronic within the Restorative Therapies Group from March 2016 to November 2019. Prior to that, Mr. Wall served as Senior Vice President and President of Medtronic’s Neurovascular business. Prior to joining Medtronic, he served as Covidien’s Senior Vice President and President of Neurovascular as well as Senior Vice President and President of the International Vascular Therapies business for Covidien. Mr. Wall also served as Senior Vice President and President, International at ev3, Inc. From 2000 to 2008, Brett held various marketing and sales positions with ev3, Inc. and Micro Therapeutics, Inc. Mr. Wall has also worked at Boston Scientific as Director of Marketing, Cardiovascular, Asia Pacific and Marketing Manager, Japan, from September 1995 to September 2000.

Michael (Mike) Marinaro, 55
Executive Vice President and President, Medical Surgical Portfolio and Americas
Mr. Marinaro has been Executive Vice President and President of Medtronic’s Medical Surgical Portfolio and Americas since February 2024. Mr. Marinaro oversees the Acute Care & Monitoring, Endoscopy, and Surgical Operating Units. He also holds enterprise responsibility for commercial operations in Latin America and Canada, U.S. Enterprise Accounts, and Global Commercial Operations. He became Executive Vice President in January 2023.
Previously, Mr. Marinaro served as President of the Surgical Operating Unit from February 2023 to February 2024. Mr. Marinaro also previously served as Senior Vice President and President of Surgical Robotics and, prior thereto, as President of the Cardiac Rhythm Management operating unit. Mr. Marinaro joined Medtronic in 2000 and has led numerous businesses across the Company during that time.

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Michelle Quinn, 58
Executive Vice President, General Counsel and Secretary
Ms. Quinn has been Executive Vice President, General Counsel and Secretary of Medtronic since joining Medtronic in July 2025. Ms. Quinn leads the global legal, compliance, government affairs, and health economics, policy, and reimbursement teams and serves as Secretary to the Medtronic Board of Directors.
Previously, Ms. Quinn served as Executive Vice President and General Counsel of Becton, Dickinson and Company from April 2023 to July 2025, where she was Senior Vice President, Deputy General Counsel and Chief Ethics and Compliance Officer from February 2022 to April 2023; Senior Vice President, Chief Ethics & Compliance Officer, Chief Regulatory Counsel from May 2019 to January 2023; and Senior Vice President, Chief Compliance Officer from February 2019 to May 2019. Prior thereto, Ms. Quinn held several leadership positions at Sandoz Inc., a division of Novartis, from 2015 to 2019 and served as Vice President, Associate General Counsel at Catalent Pharma Solutions from 2010 to 2015.

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Share Ownership Information
Significant Shareholders
The following table shows information concerning each person who is known by the Company to beneficially own more than 5% of the Company’s ordinary shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class

The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(1)	116,784,391	N/A	9.12%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(2)	111,660,022	N/A	8.72%
(1)The information for security ownership of this beneficial owner is based on a Schedule 13F filed by The Vanguard Group, reporting for the quarter ended March 31, 2026. On March 31, 2026, Vanguard, together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 5, 2026, the shareholder beneficially owns approximately 9.12% of our shares outstanding.
(2)The information for security ownership of this beneficial owner is based on a Schedule 13F filed by BlackRock, Inc., reporting for the quarter ended March 31, 2026. On March 31, 2026, BlackRock, Inc., together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 5, 2026, the shareholder beneficially owns approximately 8.72% of our shares outstanding.
Beneficial Ownership of Directors and Management
The following table shows information as of August 5, 2026, concerning beneficial ownership of Medtronic’s ordinary shares by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and current executive officers as a group, and lists only individuals serving in such a role as of August 1, 2026.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares (1)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days

Craig Arnold	42,207	2,130
Scott C. Donnelly	24,311	5,324
Lidia L. Fonseca	7,721	2,130
John P. Groetelaars	1,457	1,457
Randall J. Hogan, III	49,020	2,130
William R. Jellison	6,457	1,457
Joon S. Lee, M.D.	1,819	1,819
Gregory P. Lewis	5,775	2,130
Kevin E. Lofton	10,163	2,130
Michael Marinaro	461,439	427,121
Geoffrey S. Martha	2,505,916	2,299,425
Elizabeth G. Nabel, M.D.	19,607	2,130
Thierry Piéton	36,258	30,120
Kendall J. Powell	51,631	28,373
Michelle Quinn	13,126	9,584
Brett Wall	556,185	515,661
Directors and executive officers as a group (18 persons) (2)	3,517,563	3,059,106
(1)Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares within 60 days of August 5, 2026. Amounts do not include stock options, RSUs and performance share units (PSUs) granted but not yet vested nor exercisable within 60 days of August 5, 2026.
(2)As of August 5, 2026, no director, NEO, or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately 0.27% of the shares outstanding. This total includes directors and current executive officers serving as of August 1, 2026.
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Delinquent Section 16(a) Report
Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2026, no director, officer, or other person subject to Section 16(a) of the Exchange Act (Section 16) with respect to Medtronic failed to file on a timely basis any report required by Section 16, except that the Company, on behalf of both Dr. Lee and Mr. Kiil, filed their Form 3 two days late to report their respective current holdings in the Company upon appointment as a Section 16 person in June 2025. Both delinquent filings were due, in part, to delays in obtaining EDGAR codes and the transition to the new EDGAR Next filing system. The Company also, on behalf of Mr. Kiil, filed a Form 4 one day late in February 2026 to report the exercise of certain stock options.
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Compensation Discussion and Analysis
The following executive compensation discussion and analysis describes the principles underlying our executive compensation policies and decisions as well as the material elements of compensation for our named executive officers. Medtronic’s named executive officers for fiscal year 2026 were:
•Geoff Martha, Chairman and Chief Executive Officer
•Thierry Piéton, Executive Vice President and Chief Financial Officer
•Brett Wall, Former Executive Vice President and President, Neuroscience Portfolio
•Mike Marinaro, Executive Vice President and President, Medical Surgical Portfolio and Americas
•Michelle Quinn, Executive Vice President, General Counsel and Secretary
Biographical information for each of our named executive officers can be found above at page 32.
Ms. Quinn was hired on July 21, 2025 and replaced Mr. Ivan Fong, Executive Vice President, General Counsel and Secretary, who retired from the organization effective November 11, 2025. See “Executive Transitions” below for further discussion.
After the close of the fiscal year, Brett Wall stepped down as Executive Vice President and President, Neuroscience Portfolio on June 1, 2026, and he will leave the Company on September 1, 2026 after assisting with the transition to his successor. Dr. Kweli Thompson has been appointed Executive Vice President and President, Neuroscience Portfolio, effective June 1, 2026, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2026.

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Executive Summary
EXECUTIVE COMPENSATION PHILOSOPHY
The Company’s compensation programs align the interests of our employees, including NEOs, with those of shareholders. Medtronic’s programs are market-competitive to ensure we attract, retain, and engage highly talented executives with compensation packages established pursuant to the following principles:

Market-Competitive
We benchmark and assess our program annually to ensure market-competitive target total direct compensation consisting of base salary, target annual cash incentive, and long-term incentives. The benchmarking process ensures that each element of target total direct compensation is within a market- competitive range.

Shareholder Value Alignment
We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and our Board-approved long-term strategic plan.

Pay for Performance
We emphasize pay for performance by making at least 75% of each NEO’s target total direct compensation contingent on the achievement of annual and long-term Company performance goals. Accordingly, actual compensation outcomes vary based on the Company’s absolute and relative performance results.

Focus on Quality
 Quality is the component of our team scorecard that has a direct impact on annual incentive plan payouts. Performance against quality goals can increase or reduce payouts. This focus on quality aligns with the Medtronic Mission “To strive without reserve for the greatest possible reliability and quality in our products.”

PAY FOR PERFORMANCE
Fiscal Year 2026 Highlights
In FY26, Medtronic delivered strong financial performance. The Company generated $36.4 billion in revenue, up 8.4% reported and up 5.8% organically versus the fiscal year ended April 25, 2025 (fiscal year 2025 or FY25), marking our strongest top-line performance in 10 years. The Cardiovascular segment grew high-single digits, the Neuroscience and Medical Surgical segments grew low-single digits, and Diabetes grew high-single digits, all on an organic basis.
GAAP diluted earnings per share (EPS) of $3.73 increased 3.3%, while non-GAAP diluted EPS of $5.53 increased 0.7%, each versus FY25. Results were within the Company’s initial annual guidance despite a range of external factors, including tariffs, geopolitical dynamics, market volatility, and the MiniMed initial public offering. GAAP operating profit increased 8.6% and operating margin was flat year-over-year. Non-GAAP operating profit increased 2.4% and operating margin decreased 130 basis points year-over-year. Additionally, FY26 cash flow from operations was $7.3 billion, an increase of 4.1% versus FY25. FY26 free cash flow was $5.4 billion, the highest since 2022, and an increase of 4.6% versus FY25.
Medtronic stock price was $84.16 at the start of FY26 and closed the fiscal year at $83.32. In FY26, Medtronic returned $4.2 billion to shareholders through its dividend and net share repurchases. Including the benefit of dividends, the total return of Medtronic stock over FY26 was 2.1%, compared to 29.7% total return of the S&P 500 and -13.9% total return of the S&P 500 Health Care Equipment Index.
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Short- and Long-Term Incentive Payouts
The Medtronic Incentive Plan (MIP) is an annual performance-based cash compensation opportunity utilizing pre-established financial and non-financial objectives. PSUs are performance-based equity compensation utilizing both internal financial goals and relative total shareholder return and promote long term stock ownership in Medtronic. The results of the FY26 MIP and FY24-FY26 PSUs are reflected below. Additional details regarding the plan results are available starting on page 45.

MIP 103%
These results are linked directly to short- and long-term incentives resulting in a 103% payout of the overall Medtronic annual incentive funding pool, and a 101.5% payout to our PSUs, which are subject to a three-year performance period. NEO actual total direct compensation was approximately 67% of the target opportunity as of the end of FY26, due primarily to underwater stock options.

PSU 101.5%

•The values shown for target equity compensation (PSUs, RSUs, Stock Options) reflect the aggregate grant date fair value of each NEO’s equity awards granted in fiscal year 2026, determined in accordance with FASB ASC Topic 718; Compensation – Stock Compensation (consistent with the Summary Compensation Table).
•The value for MIP, which is paid in cash, represents the payout target for achieving 100% of target detailed later in the Fiscal Year 2026 MIP Payout Results section.
•Actual compensation reflects 103% FY26 MIP payout based upon financial, team and individual performance and the market value of stock options, time-based RSUs and target PSUs based on the year end (April 24, 2026) stock price of $83.32.
•Ms. Quinn is not included in this analysis as she was not an employee for the entirety of FY26.
As the graphic above illustrates, our pay-for-performance approach aligns with our compensation philosophy. Aggregate FY26 financial performance met our expectations, resulting in annual incentive payouts near target. Our long-term incentive vehicles are fully equity-based, and therefore realizable pay fluctuates with both our financial performance and stock price. For example, the stock option grant was under water as of the end of the fiscal year, with a $91.97 grant price compared to $83.32 fiscal year end
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price. The Compensation and Talent Committee believes that the design and implementation of our executive compensation program drives pay for performance aligned with shareholder value creation.
As further evidence of our pay-for-performance orientation, realizable compensation for our Chairman & CEO is reasonably positioned relative to our Compensation Comparison Group in the context of relative performance. Specifically, three-year realizable compensation for the period ending with FY26 was at the 22nd percentile of the Compensation Comparison Group, whereas three-year performance was at the 33rd, 67th and 61st percentiles for total shareholder return, revenue growth, and EPS growth, respectively.
The following chart compares Medtronic’s CEO’s realizable compensation and Company performance for the last three completed fiscal years relative to the Compensation Comparison Group. As reflected in the chart, realizable pay was positioned below the Company’s relative performance ranking, demonstrating the disciplined design of the Company’s pay-for-performance program, and our focus on shareholder-aligned outcomes.

Notes:
Realizable compensation represents the sum of actual base salaries paid, actual annual incentives earned, the market value of stock options, market value of restricted stock and projected value of long-term performance awards as of April 24, 2026.
Total shareholder return consists of three-year stock price appreciation and dividend reinvestment.
All financial performance amounts for Medtronic and the comparison companies are based on GAAP as reported amounts as of the last completed fiscal year-end.
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CONSIDERATION OF “SAY-ON-PAY” VOTING RESULTS AND OTHER SHAREHOLDER FEEDBACK

At our 2025 annual general meeting, shareholders again showed strong support for our executive compensation programs with 93.45% of the votes cast approving our named executive officer compensation.
The Compensation and Talent Committee reviewed shareholder and other stakeholder feedback, along with the results of the shareholder “say-on-pay” vote in making compensation decisions during fiscal year 2026. Efforts to gather stakeholder feedback included periodic outreach to our largest shareholders. Based on this feedback and the 93.45% say-on-pay approval by shareholders in 2025, the Compensation and Talent Committee concluded that shareholders generally support Medtronic’s compensation philosophy. The Compensation and Talent Committee will continue to gather and consider shareholder feedback in future compensation decisions.
Process
ROLE AND RESPONSIBILITIES
Compensation and Talent Committee
The Compensation and Talent Committee establishes our compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Compensation and Talent Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation and Talent Committee, its members and its duties as identified in its charter, please refer to the section entitled “Committees of the Board and Meetings — Compensation and Talent Committee” beginning on page 25 of this proxy statement.
Independent Compensation Consultant
The Compensation and Talent Committee has engaged Semler Brossy, an independent compensation consulting firm (the Independent Consultant), to advise the Compensation and Talent Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates the Compensation and Talent Committee on compensation trends and regulatory developments, and counsels the Compensation and Talent Committee on program designs and specific compensation decisions related to our CEO and other executives. The work described above, together with the review of non-employee director compensation, is the only work completed by the Independent Consultant for Medtronic, and all such services are provided at the discretion and direction of the Compensation and Talent Committee.
Consistent with the NYSE listing standards, the Compensation and Talent Committee reviews and confirms the independence of its outside consultants on an annual basis. In connection with this process, the Compensation and Talent Committee has reviewed, among other items, a letter from Semler Brossy addressing its independence and the members of the consulting team serving the Compensation and Talent Committee, including the following factors: (i) other services provided to us by Semler Brossy, (ii) fees paid by us as a percentage of Semler Brossy’s total revenue, (iii) policies or procedures of Semler Brossy that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team and a member of the Compensation and Talent Committee, (v) any Company stock owned by the senior advisor or any member of that individual’s immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation and Talent Committee discussed these considerations and concluded that the work performed by Semler Brossy and its senior advisor involved in the engagement did not raise any conflict of interest.
Chief Executive Officer
In making compensation decisions for executive officers reporting to the CEO, the Compensation and Talent Committee solicits the views of our CEO and the Independent Consultant. The Compensation and Talent Committee conducts executive sessions without the CEO present. The CEO does not make recommendations to the Compensation and Talent Committee about his own compensation.
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GOVERNANCE
The Compensation and Talent Committee leverages best-in-class governance practices to design and administer Medtronic’s executive compensation programs. In particular, the table below notes the features that are incorporated into our programs:

Summary of Key Compensation Practices
What We Do	✓	Pay and shareholder performance alignment
	✓	Responsible use of shares under our long-term incentive program
	✓	Multiple performance metrics under our short-and long-term performance-based plans discourage short-term risk-taking at the expense of long-term results
	✓	Targets for performance metrics aligned to financial goals communicated to shareholders
	✓	Payout caps on MIP and LTIP to mitigate unnecessary risk-taking
	✓	Limited perquisites
	✓	Double-trigger change of control vesting of compensation and benefits, including equity
	✓	Clawback policy that applies to annual incentive, long-term incentives and equity compensation
	✓	Competitive stock ownership guidelines and holding periods on portions of after-tax shares until guidelines are met
	✓	Engagement of an independent compensation consultant
What We Do Not Do	☒	No defined benefit supplemental executive retirement plans or special healthcare coverage for NEOs
	☒	No “single-trigger” vesting of equity awards in event of a change of control
	☒	No dividends or dividend equivalents on unearned equity compensation
	☒	No excessive severance benefits
	☒	No hedging and pledging of Company stock permitted for executives
	☒	No “golden parachute” excise tax gross ups
	☒	No backdating or repricing of stock option awards
	☒	No multi-year compensation guarantees

USE OF MARKET COMPETITIVE COMPENSATION DATA
The Compensation and Talent Committee considers relevant market pay practices when establishing executive compensation program and pay levels, including base salary and annual and long-term incentives. To facilitate our ability to benchmark competitive compensation levels and practices, the Compensation and Talent Committee established a Compensation Comparison Group. The Compensation and Talent Committee selected the companies that constitute the Compensation Comparison Group after discussion with its Independent Consultant. The Compensation Comparison Group is selected using Compensation and Talent Committee approved criteria designed to identify companies with whom we are most likely to compete for talent. The criteria the Committee considers include items such as:
•Size (measured by revenue, market capitalization, enterprise value and other measures)
•Complexity and global footprint
•Companies that represent Medical Device, Life Sciences, Technology and Industrials
The Compensation and Talent Committee uses data from the Compensation Comparison Group to establish a competitive market range within which pay is positioned to reflect experience and performance. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance. In addition to the competitive market information, the Compensation and Talent Committee also reviews information about performance, potential, expertise, and experience for each NEO.
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The following table summarizes the selection criteria used by the Compensation and Talent Committee to select the Compensation Comparison Group.

Selection Criteria
Start with Standard & Poor’s (S&P) 100 largest U.S. companies, the S&P 500 Healthcare Equipment and Supplies, and the S&P 500 Information Technology Indices
Limit to Several Relevant Global Industry Classification Standard Sectors
1. Health Care
2. Consumer Staples
3. Industrials
4. Information Technology

Consider the following criteria for selecting companies
1. Overall company size
2. Health care company
3. Data science and artificial intelligence
4. Global operations
5. Manufacturer
6. Government contractor
7. Geographic competitor
8. Proxy advisory peer companies

In fiscal year 2025, the Committee, in consultation with the Independent Consultant approved modifications to the Compensation Comparison Group for fiscal year 2026. Biogen and UnitedHealth Group were removed from the Compensation Comparison Group to better align the financial profile of the Compensation Comparison Group as a whole.
Compensation Comparison Group Size Comparisons

22-Company Compensation Comparison Group
3M	GE Healthcare Technologies
Abbott Laboratories	Gilead Sciences
AbbVie	Honeywell
Amgen	IBM
Baxter	Intel
Becton, Dickinson, & Co.	Johnson & Johnson
Boston Scientific	Merck & Co.
Bristol Myers Squibb	Pfizer
Cisco Systems	Qualcomm
Danaher	Stryker
Eli Lilly & Co.	Thermo Fisher Scientific
Fiscal Year 2027 Compensation Comparison Group Changes
In fiscal year 2026, the Committee, in consultation with the Independent Consultant, approved modifications to the Compensation Comparison Group for fiscal year 2027. Intuitive Surgical and Vertex Pharmaceuticals were added to the Compensation Comparison Group. These changes ensure the Compensation Comparison Group remains relevant and appropriately calibrated for go-forward benchmarking of market practices.

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Fiscal Year 2026 Compensation Program Design
The overall design of our FY26 executive compensation program is illustrated below:

	Component	Basic Design	Purpose
Fixed	Base Salary	•Fixed and recurring element of compensation ◦Calibrated with the Compensation Comparison Group market range	•Compensates for carrying out basic duties of the job •Recognizes individual experience, skills, and sustained performance
	Benefits	•Market-competitive benefits and perquisites including health, retirement, allowances and certain life event benefits
•Provides the same benefits generally available to Medtronic employees; nonqualified deferred compensation plan provides the same tax planning benefit to executives after adjusting for statutory limitations

Variable at Risk	MIP
•Performance-based cash compensation opportunity using both financial and nonfinancial metrics
◦Financial metrics are organic revenue growth, non-GAAP diluted EPS, and free cash flow
◦Nonfinancial measure is Quality
•Encourages sustained performance improvements in key financial areas that drive total shareholder return and in the nonfinancial area of Quality, which supports our strategy
PSUs
•Performance-based equity compensation using both internal financial goals and relative total shareholder return
◦Organic Revenue Growth 3-year simple average
◦Relative TSR versus the S&P 500 Healthcare Equipment Index over a 3-year period (Relative TSR)
•ROIC modifier (downward only)
•Represents a significant portion of long-term incentives based on meeting key strategic financial goals that are aligned with shareholder interests •Promotes long-term stock ownership in Medtronic
	Stock Options	•Vest 25% per year starting on the 1st anniversary of grant date	•Aligns pay with performance by linking value to stock price appreciation and shareholder value creation
	RSUs	•Vest 100% on the 3rd anniversary of grant date	•Promotes long-term stock ownership in Medtronic •Encourages retention

The mix of total direct compensation for our NEOs is weighted 93% to 85% at risk with 82% to 70% allocated to long-term incentives, as illustrated below.

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Fiscal Year 2026 Compensation Decisions
FISCAL YEAR 2026 ANNUAL BASE SALARIES FOR NAMED EXECUTIVE OFFICERS
One of the principles of our compensation philosophy as outlined on page 38 is to provide a competitive base salary relative to our Compensation Comparison Group. As the Compensation and Talent Committee evaluates base salary decisions, it considers several factors such as competitive pay positioning, performance, expertise, experience, and internal equity. At the beginning of each fiscal year, the Independent Consultant presents to the Compensation and Talent Committee an analysis that identifies the market base salary ranges for the CEO and each NEO. Using this market data the Compensation and Talent Committee approves base salary changes for NEOs and recommends to the Board of Directors base salary changes for the CEO.
The table below shows the fiscal year 2026 base salaries for the CEO and each NEO.

Name	FY25 Salary	FY26 Salary	Merit % Increase

Geoff Martha	$1,350,000	$1,400,000	3.7%
Thierry Piéton	$850,000	$850,000	—%
Brett Wall	$775,000	$800,000	3.2%
Mike Marinaro	$800,000	$820,000	2.5%
Michelle Quinn (1)	N/A	$800,000	N/A
(1)No base salary is reflected for FY25 for Ms. Quinn as she was not employed by the company until FY26. The amount reported for FY26 represents her annualized base salary rate for her partial year of service.
FISCAL YEAR 2026 MIP
The MIP provides an opportunity to earn an annual cash payout for performance relative to pre-established financial and nonfinancial objectives. The Compensation and Talent Committee sets individual target awards for each NEO, expressed as a percentage of base salary, based on several factors such as desired competitiveness, performance, expertise, experience, and internal equity. For FY26, Mr. Martha’s target MIP percentage was increased to maintain positioning at the median of our Compensation Comparison Group. The following table highlights the target MIP percentage for each NEO:

Name	FY25 MIP Target	FY26 MIP Target	% Increase/ (Decrease)

Geoff Martha	150%	160%	10%
Thierry Piéton	110%	110%	—%
Brett Wall	100%	100%	—%
Mike Marinaro	100%	100%	—%
Michelle Quinn (1)	N/A	100%	N/A
(1)Ms. Quinn’s MIP payment was prorated to reflect her time employed during FY26.
Fiscal Year 2026 MIP Payout Results
The Compensation and Talent Committee uses the Board-approved annual operating plan to establish rigorous but appropriate financial performance expectations and nonfinancial objectives that are key to our sustained long-term success. In fiscal year 2026, the Compensation and Talent Committee, in consultation with management and the Independent Consultant, maintained a plan design that was substantially consistent with the prior year. However, beginning in fiscal year 2026, the quality modifier on the Team scorecard may increase or decrease the payout for senior executives, including NEOs.
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Fiscal Year 2026 MIP Design
Medtronic Performance
The Compensation and Talent Committee was intentional with this design to focus on financial measures that shape shareholder value creation, and further strategic imperatives to fuel sustained performance over the long-term. The table below outlines the specific Medtronic performance measures, the respective weighting, the performance ranges, the rationale for including them in the MIP, and the actual results for FY26.

Measure	Rationale	Weight	Performance Minimum	Performance Target	Performance Maximum	Actual Result	Weighted Payout

Revenue Growth Over Prior Year (Organic)	Top line growth continues to be a key driver of shareholder value.	33%	(5.27)%	5.25%	10.51%	5.8% Above Target	37%
Diluted EPS (Non-GAAP)	Earnings both from operating efficiency and financial management are a key driver of returns to shareholders.	33%	$4.88	$5.74	$6.31	$5.49 Below Target	28%
Free Cash Flow (Non-GAAP) ($ in millions)	Free cash flow is a key driver of shareholder returns and captures items not included in non-GAAP diluted EPS, such as litigation, tax payments and benefits not associated with balance sheet transactions. Free Cash Flow may also be adjusted to avoid timing-based windfalls on large items.	33%	$3,418	$4,883	$5,860	$5,036 Above Target	38%
Total Payout as a % of Target							103%
Organic revenue, non-GAAP diluted EPS and Free Cash Flow are considered non-GAAP financial measures under applicable SEC rules and regulations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in Appendix A of this proxy statement. The Compensation and Talent Committee has pre-established adjustments for non-GAAP diluted EPS and free cash flow as allowed under MIP.
Team Performance Scorecard
In addition to financial performance, Medtronic also assessed nonfinancial performance focused on Quality. This component emphasizes our commitment to achieving results the right way by promoting behaviors and outcomes that align with our quality strategy and culture. The program is designed to incentivize strong regulatory compliance, product quality, and accountability across the organization. This quality performance component consists of specified metrics, and the receipt of an FDA warning letter (whether material or immaterial) triggers the quality modifier. Quality performance is assessed at the end of the performance period using a combination of quantitative and qualitative measures. The Quality Committee reviews and certifies the Quality performance
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prior to the Compensation and Talent Committee approving a payout for this component. Medtronic achieved all Quality goals in FY26. The table below illustrates the non-financial performance:

Quality	FY26 Target	Category Weight	Result	Payout

Findings/Inspections (FDA 483)	≤ 0.45	25.0%	0.67	24.7%
Findings/Inspections (MDSAP)	≤ 0.01		0.00
On-time FCA Execution	≥93%	25.0%	98.0%	25.0%
Complaint (Open) Timeliness	≥87%	25.0%	90.0%	25.0%
Classic CAPA Timeliness through Action Phase	≥85%	25.0%	96.0%	28.7%
Total Quality Actual Performance				103.4%
Total Quality Component Adjusted (FDA Warning Letter) (1)				N/A

Adjusted Team Scorecard Result (2)				100.0%
(1)Medtronic did not receive any FDA Warning Letters in FY26.
(2)The Compensation and Talent Committee adjusted the Quality payout downward to 100% from 103.4% to further align pay and performance throughout the entire MIP plan.
Individual Performance Scorecard
The final component of the FY26 MIP for NEOs is individual performance, which reflected an assessment of each NEO’s performance against financial, strategic, and cultural objectives.

Name	Individual Performance	Modifier

Geoff Martha	Delivered accelerating revenue growth throughout the year with several core businesses and growth platforms contributing to results. Continued to invest strategically in innovation, portfolio development, and active portfolio management to strengthen long-term growth prospects, while also improving operational execution and maintaining disciplined capital deployment.	100.0%
Thierry Piéton	Drove improved foundational financial operating discipline and accountability across the enterprise and achieved the enterprise financial commitments through disciplined execution. Efficiently and effectively onboarded as a member of the Executive Committee furthering several key enterprise initiatives.	100.0%
Brett Wall	Led the Neuroscience portfolio with strong market position and improved performance, delivering growth across key segments while advancing important innovation and strategic investment priorities.	100.0%
Mike Marinaro	Accelerated performance across a complex portfolio, improving the business trajectory and delivering strong financial results. Advanced key growth strategies, strengthened competitive positioning, and contributed to several enterprise objectives.	115.0%
Michelle Quinn	Executed a rapid transition into the role through clear communication, sound judgment, and deep subject-matter and industry expertise. Strengthened the Legal function by further aligning it to enterprise priorities and providing steady leadership through complex legal matters.	100.0%

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Total FY26 Annual MIP Payout Results
Based on the financial, team, and individual performance results, the total MIP payouts for each NEO are as follows:

Name	Medtronic Performance	X	Team Performance Scorecard	X	Individual Performance Scorecard	FY26 Total Performance	FY26 MIP Target	FY26 MIP Award

Geoff Martha	103.0%		100.0%		100%	103%	160%	$2,307,200
Thierry Piéton	103.0%		100.0%		100%	103%	110%	$963,050
Brett Wall	103.0%		100.0%		100%	103%	100%	$824,000
Mike Marinaro	103.0%		100.0%		115%	118%	100%	$971,290
Michelle Quinn (1)	103.0%		100.0%		100%	103%	100%	$617,423
(1)Ms. Quinn’s MIP payment is prorated for a payout of 74.93% to reflect her time employed during the FY26 MIP period, based on her start date of July 21, 2025.
FISCAL YEAR 2026 LONG-TERM INCENTIVE PLAN (LTIP)
The Medtronic long-term incentive program, or LTIP, explicitly links a significant portion of our NEOs’ compensation to long-term stock price performance and uses financial goals that are aligned to shareholder value creation. The Compensation and Talent Committee sets individual target awards for each NEO based on several factors such as desired competitiveness, performance, expertise, experience, and internal equity. The following table highlights the FY26 target long-term incentive value for each NEO as compared to FY25:

Name	FY25 LTIP Target	FY26 LTIP Target	% Increase (2)

Geoff Martha	$16,000,000	$17,250,000	7.8%
Thierry Piéton	$4,000,000	$4,000,000	—%
Brett Wall	$4,250,000	$4,500,000	5.9%
Mike Marinaro	$4,000,000	$4,500,000	12.5%
Michelle Quinn (1)	N/A	$2,500,000	N/A
(1)Medtronic compensated Ms. Quinn for the loss of certain compensation from a previous employer by providing a New Hire RSU award with a grant date value of $1.5 million, which will vest 33.3% per year starting one year after the date of grant. This amount is not included in the table above.
(2)Medtronic increased individual target awards for the CEO and Messrs. Wall and Marinaro to maintain alignment with our compensation positioning philosophy, which is to position pay at the median of our Compensation Comparison Group factoring in expertise and performance, as well as internal equity amongst peers.
As noted in our compensation philosophy, the long-term incentive design is intended to be market competitive, performance-based, shareholder-aligned, and to encourage long-term retention and stock ownership. Therefore, we have used a portfolio approach in the design of our long-term incentive program, including PSUs, stock options, and time-based RSUs.

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NEO FY26 LTIP Design

30% Performance factor reduction if ROIC target not achieved

50%
PSU
50%
TSR
50%
Revenue Growth
30%
Stock Options
20%
RSU

PSUs
Our PSU plan is a 3-year incentive plan that is based on long-term measures of company performance and makes up 50% of the target LTIP value. The PSU plan has measures that are complementary to the annual MIP, are tied to longer term financial performance, encourage responsible use of capital, and directly reflect total shareholder return performance. Additionally, we believe that measuring one-year revenue growth in the MIP and three-year revenue growth in the PSU plan appropriately balances flexibility in a dynamic market and durability over time. PSU goals are set at the beginning of the 3-year performance period. The specifics of the PSU plan are below:

Measure	Payout Range		Weight
3-Yr Average Organic Revenue Growth (1)	0%-200%	X	50%		Target Award
Relative Total Shareholder Return (2)	0%-200%	X	50%	X
Return on Invested Capital (ROIC) Modifier (3)	30% Reduction	—	Modifier
(1)Organic Revenue Growth is the 3-year simple average, measured at constant currency, which excludes the impact of significant acquisitions, divestitures, and other significant discrete items.
(2)Total Shareholder Return (TSR) is the ending share price of a share of common stock, plus the value of reinvested dividends, divided by the beginning share price, with both beginning and ending share prices measured over a 30-day average. Relative TSR is measured against the S&P 500 Healthcare Equipment Index.
(3)ROIC is defined as net cash earnings plus interest expense net of tax, divided by invested capital for each year, averaged over the 3-year period. “Net cash earnings” is defined as non-GAAP earnings (adjusted to exclude the impact of non-recurring items) after the removal of the after-tax impact of amortization. “Invested capital” is defined as total equity plus interest-bearing liabilities less cash and cash equivalents for each year.
Organic revenue growth and return on invested capital are considered non-GAAP financial measures under applicable SEC rules and regulations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in Appendix A of this proxy statement.
At the completion of the 3-year performance period, PSUs are earned based on the achievement of these goals and paid out in shares. For each performance measure, the share payout would be 0% if performance is below the minimum, 50% of target if performance is at threshold, 100% if performance is at target, and 200% of target if performance is at or above the maximum performance level. Three-year average organic revenue growth and relative TSR are independently assessed, and the payout results are added together. This sum is assessed relative to the ROIC modifier and reduced by 30% if the ROIC target is not achieved.
Dividend equivalents with respect to the PSUs are accrued over the performance period and are settled in additional shares based on actual performance.
Stock Options
Given our focus on growth and the generation of long-term shareholder value, we believe that stock options are performance-based. This component constitutes 30% of the target LTIP value and is directly aligned to stock price appreciation and shareholder value creation. Stock options have value only when the market price exceeds the exercise price. All stock option grants have an exercise price that is equal to the market closing stock price on the date of grant. Stock options have a ten-year term and vest over four years in equal increments of 25% per year beginning one year after the date of grant.
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RSUs
RSUs represent 20% of the target LTIP value and are intended to assist in retaining high performing executives and aligning executives’ compensation with shareholders through long-term stock ownership. The RSU grants cliff vest (100%) on the third anniversary of the grant date.
Fiscal Years 2024 — 2026 PSU Payout Results
At the end of the fiscal year, the Compensation and Talent Committee certified the results for the PSU performance period that began in FY24 and was completed at the end of FY26. The results were assessed relative to the following pay and performance ranges:

Metric	Weight	Performance Range

Revenue Growth	50.00%	2.0%	2.6%	3.2%	3.8%	4.4%	5.0%	5.4%	5.8%	6.2%	6.6%	7.0%
Relative TSR	50.00%	25P	30P	35P	40P	45P	50P	55P	60P	65P	70P	75P+

Payout (as a % of Target)		50%	60%	70%	80%	90%	100%	120%	140%	160%	180%	200%

ROIC Modifier	<10%	≥10%

Payout Range	30% Reduction	No Reduction

Payments of awards for this PSU performance period were made following certification by the Compensation and Talent Committee during FY27. The following table shows the results for FY24–FY26 PSUs and the resulting total payout percentage:

Element	Revenue Growth	Relative TSR

Actual Result (1)	5.3%	44P
PSU Target	5.0%	50P
Payout Level	115.0%	88.0%
Objective Weight	50.0%	50.0%
Weighted Payout Percent	57.5%	44.0%
PAYOUT PERCENT		101.5%
ROIC Modifier		N/A
TOTAL PAYOUT PERCENT		101.5%
(1)Organic Revenue Growth is the 3-year simple average, measured at constant currency, which excludes the impact of significant acquisitions, divestitures, and other significant discrete items. The Organic Revenue Growth for fiscal years 2026, 2025, and 2024 were 5.8%, 4.9%, 5.2%, respectively, averaging to 5.3%. The reconciliation of reported revenue growth to Organic Revenue Growth for fiscal year 2026 is included in Appendix A. For prior year non-GAAP reconciliations for Organic Revenue Growth, refer to the Schedule 14A Proxy filings filed with the SEC in previous years.
PSU PAYMENTS

Name	FY24-FY26 Actual Performance	FY24-FY26 Target Shares	FY24-FY26 Shares Paid

Geoff Martha	101.5%	85,461	86,743
Thierry Piéton	N/A	N/A	N/A
Brett Wall	101.5%	24,214	24,578
Mike Marinaro	101.5%	17,093	17,350
Michelle Quinn	N/A	N/A	N/A

Fiscal Year 2027 PSU Design Change
In fiscal year 2026, the Compensation and Talent Committee, in consultation with management and the Independent Consultant, modified the PSU design for senior executives, including NEOs. Specifically, the Compensation and Talent Committee added Gross Margin because it is a critical metric for Medtronic that will support shareholder value creation. Beginning in fiscal year 2027, the
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PSU metric mix will change from an equal blend of Revenue Growth and Relative TSR (50% weight for each goal) with a ROIC modifier to an equal blend of Revenue Growth and Gross Margin with a Relative TSR modifier. There are no other changes to the overall framework as the LTIP will maintain the same equity mix of 50% PSUs, 30% stock options and 20% Time-Based RSUs.
Executive Officer Transitions
On July 21, 2025, Medtronic appointed Michelle Quinn as Executive Vice President, General Counsel and Secretary. She serves on the Company’s Executive Committee and is responsible for leading Medtronic’s global legal organization and key supporting functions, including corporate compliance and government affairs. As highlighted in the tables above, Ms. Quinn’s annual compensation consists of an annual base salary of $800,000, a target MIP of 100%, and target long term incentives of $2,500,000. In addition, Medtronic compensated Ms. Quinn for the loss of certain compensation from a previous employer by providing a $1,100,000 new hire cash payment, and a new hire RSU award with a grant date value of $1,500,000 that will vest one-third per year starting one year after the date of grant.
On May 18, 2026, Medtronic announced that Brett Wall, our former Executive Vice President and President, Neuroscience Portfolio, would depart the Company. In connection with Mr. Wall’s departure, Dr. Kweli Thompson was appointed Executive Vice President and President, Neuroscience Portfolio, effective as of June 1, 2026. Mr. Wall will remain an employee of the Company until September 1, 2026 to assist with the transition of his duties and responsibilities.
Executive Compensation Governance Practices and Policies
STOCK OWNERSHIP AND RETENTION POLICY
Medtronic’s executive stock ownership and retention guidelines are meant to align management and shareholder incentives, at the highest levels of Medtronic’s organization. Those guidelines require the CEO to maintain ownership of stock equal to six times annual base salary and other NEOs to maintain stock ownership equal to three times annual base salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax net gain shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. For purposes of complying with the guidelines, shares owned outright, legally or beneficially, by an officer or the officer’s immediate family members, after-tax unvested RSUs, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count toward the guideline. For share issuances (RSU vesting), net gain shares are those shares remaining after payment of income taxes.
Compliance with our ownership and retention guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation and Talent Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s ordinary shares on the NYSE for the six calendar months preceding the measurement date. As of August 1, 2026, all NEOs are in compliance with the stock ownership and retention policy. Mr. Piéton and Ms. Quinn have not yet reached their applicable ownership thresholds due to their recent appointments as executive officers, but each is in compliance with the policy’s retention requirements.
HEDGING AND PLEDGING POLICY
Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in short sales of Medtronic securities (including short sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs (along with others) from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or hedging or pledging Medtronic securities as collateral for a loan.
SALE AND TRANSFER OF AWARDS
All stock option, RSU, and PSU awards are granted under plans that specifically prohibit the sale, assignment and transfer of awards with limited exceptions such as the death of the award recipient. In addition, the Compensation and Talent Committee may allow an award holder to assign or transfer an award.
INCENTIVE COMPENSATION FORFEITURE (CLAWBACK)
The Company has an Incentive Compensation Forfeiture Policy, which is designed to recoup improper awards or gains paid to executive officers. Our current policy provides that if the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant mistakenly paid or awarded to the executive officer as a result of misconduct (as defined below), the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of our Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board.
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In addition, we have adopted a policy for recovery of erroneously awarded compensation in the event of an accounting restatement, in accordance with Exchange Act Rule 10D-1 and NYSE Rule 303A.14.
EQUITY COMPENSATION FORFEITURE
The Company may require the return or forfeiture of cash and shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six months prior to or 12 months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence that is consistent with the intent noted in items (a) - (c), as determined by the Compensation and Talent Committee.
EQUITY AWARD GRANTING PRACTICES
The Compensation and Talent Committee typically approves annual long-term incentive awards for NEOs each June at a regular meeting of the Compensation and Talent Committee. CEO awards are approved by the full Board of Directors. The awards are granted at the next regularly scheduled grant date. Medtronic typically grants equity on the first trading day of each quarter of the fiscal year.
New hire, promotion, retention, and other special or ad hoc awards for NEOs and other Section 16 Officers are approved by the Compensation and Talent Committee. The grants are typically effective on the next regularly scheduled grant date following the Compensation and Talent Committee’s approval. Medtronic adheres to the following practices when granting equity awards:
•Stock options are granted with an exercise price equal to the market close stock price of Medtronic ordinary shares on the date of grant.
•We prohibit the repricing of stock options. This includes amending outstanding options to lower their exercise price, substituting new awards with a lower exercise price or executing a cash buyout.
•Prior to approving any equity awards, including stock options, our Compensation and Talent Committee may consider the possible impact of any material nonpublic information on the value of such equity awards; our Compensation and Talent Committee does not grant equity awards in anticipation of the release of material nonpublic information, and the Company does not time the release of material nonpublic information based on equity award grant dates.
During fiscal year 2026, none of our NEOs were awarded stock options with an effective grant date during the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such report.
TAX AND ACCOUNTING IMPLICATIONS
The Company does not provide tax gross-ups for our executives except for certain benefit programs, such as relocation, that are part of company-wide policies available to all employees.
In evaluating compensation programs applicable to our NEOs (including the Company’s annual and long-term incentive plans), the Compensation and Talent Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code (Section 162(m)), which places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that is deductible by the Company for federal income tax purposes. The Tax Cuts and Jobs Act eliminated the performance-based exception to the $1 million deduction limit under Section 162(m). As a result, since fiscal year 2019, compensation paid to our NEOs in excess of $1 million is generally nondeductible, whether or not it is performance-based. The Compensation and Talent Committee will continue to maintain maximum flexibility in the design of our compensation programs. While the Compensation and Talent Committee generally considers the Section 162(m) limit when determining compensation, it continues to reserve the discretion to exceed the limitation on deductibility under Section 162(m) to ensure that our NEOs are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its shareholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation and Talent Committee’s control, may also affect the deductibility of compensation.
The Compensation and Talent Committee also considers accounting treatment in the design of various forms of awards in determining the overall components of our compensation program, including forms of incentive equity under the long-term incentive plan.
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COMPENSATION RISK ASSESSMENT
Compensation policies and practices are also designed to discourage inappropriate risk-taking. While you should refer to the section entitled “Corporate Governance — Board Role in Risk Oversight” beginning on page 17 of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:
•The NEOs are subject to stock ownership guidelines that require our CEO to maintain ownership of stock equal to six times annual base salary, and other NEOs to maintain ownership of stock equal to three times annual base salary. As of August 1, 2026, all NEOs are in compliance with the stock ownership and retention guidelines. Mr. Piéton and Ms. Quinn have not yet reached their applicable ownership thresholds due to their recent appointments as executive officers, but each is in compliance with the policy’s retention requirements.
•Incentive plans are more heavily weighted toward long-term performance to reduce the incentive to impair the prospects for long-term performance in favor of maximizing performance in one year.
•Improper payments or gains from incentives and equity compensation are subject to clawback.
•Short-term and long-term incentive payments are capped to avoid potential windfalls.
•Short-term and long-term incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. The financial measures for the short-term cash incentives focus on annual operating plan measures such as revenue growth, diluted EPS, and cash flow. Long-term incentives measure shareholder three-year organic revenue growth, total shareholder return, and ROIC relative to our long-term strategic expectations communicated to shareholders.
•The Compensation and Talent Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances. For example, controlling for large, unplanned transactions that generate a plan windfall that is not aligned with annual operating income.
The Compensation and Talent Committee annually reviews an in-depth risk assessment of Medtronic’s sales and non-sales compensation programs. The assessment includes a review of fixed versus variable pay mix, incentive plan metrics, and payout formulas, as well as governance and compliance mechanisms, such as approval authorities and payment clawback policies. The review completed in March of 2026 found that no compensation programs, policies, or practices were likely to have a material adverse impact on Medtronic.
Other Benefits and Perquisites
Medtronic provides broad-based benefit plans to all of its employees, including the same programs for NEOs that are generally given to full time, U.S. employees. All employees participate in the same health care plans by geography. We do not provide NEOs with any different or additional benefit plans except for a business allowance of $24,000 for U.S.-based NEOs and $40,000 for the CEO, and except for participation in a market-competitive nonqualified deferred compensation plan, which is offered to employees at the vice president level and above and other highly compensated employees, including our NEOs. Our business allowance policy and nonqualified deferred compensation plan are described in detail below.
AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
At the time of hire, we entered into offer letters with each of our NEOs. Each offer letter specifies the annual base salary for the executive, which may be modified at the discretion of the Compensation and Talent Committee. In addition, the offer letters specify that the executives are eligible to participate in the Medtronic Incentive Plan and the Company’s long-term incentive plan. Offer letters also reflect one-time compensation awards or adjustments, if any, generally provided in connection with an executive’s promotion, in order to align the executive’s compensation with market standards based on increased duties and responsibilities, or an executive’s hiring, in order to align our recruiting efforts with market practices, including providing awards on terms similar to awards the executive forfeited when leaving his or her former employer. Under the terms of the offer letters, each NEO is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, as described in more detail below.
TERMINATION/CHANGE OF CONTROL BENEFITS
As described in detail and quantified in the Potential Payments upon Termination or Change in Control section, our NEOs receive certain benefits upon their termination by the Company without “cause” or, for select recent hires, upon their resignation for “good reason,” including such terminations following a change of control (COC) of the Company. Our Compensation and Talent Committee regularly reviews termination and COC benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives that are aligned with shareholders.
Compensation in a COC situation is designed to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a COC, and to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our COC policy supports these principles. We believe shareholders will be best served if the
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interests of our executive officers are aligned with shareholders’ interests, and we believe providing COC benefits should motivate senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our COC policy is discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.” Our COC Policy requires a “double trigger” and applies only if a participant is involuntarily terminated without cause or the participant terminates employment for good reason within three years after a COC event. None of our policies or arrangements with NEOs provides for any “golden parachute” excise tax gross ups.
Our NEOs must also enter into the Company’s standard restrictive covenant agreement, including provisions such as non-competition, confidential information, and non-solicitation of the Company’s employees and customers, as well as an at-will employment attestation.
The 2021 Medtronic plc Long Term Incentive Plan generally prohibits single-trigger vesting on a “change of control” (as defined under the plan), unless the COC results in the Company’s successor not assuming outstanding awards, which protects employees and supports an orderly transition of leadership.
UNITED STATES TAX-QUALIFIED RETIREMENT PLANS
Medtronic sponsors a number of United States tax-qualified retirement plans for its employees, including the NEOs. The Personal Investment Account (PIA) was available to employees hired on or before December 31, 2015. The PIA is a defined contribution plan in which employees receive a contribution equal to 5% of eligible pay. Of the 5%, 4% is for retirement income and 1% is intended for retiree medical costs. Employees become vested in the PIA after three years of employment. Messrs. Martha and Marinaro participate in the PIA. Under the PIA, the Company contributes 5% of eligible compensation each year.
Employees hired on or after January 1, 2016 are eligible for the Medtronic Core Contribution (MCC) feature in the 401(k) plan. Additionally, employees who were rehired on or after July 1, 2020 are no longer permitted to re-enter the PIA benefits. Instead, such employees are only eligible for the MCC feature, which is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. MCC contributions vest 100% after three years of employment. Messrs. Piéton and Wall and Ms. Quinn participate in the MCC.
Additional details regarding the PIA, and MCC plans are provided starting on page 68 of this proxy statement.
SUPPLEMENTAL RETIREMENT PLANS
The Company offers a Nonqualified Retirement Plan Supplement (NRPS) designed to provide all eligible employees, including the NEOs, with benefits that supplement those provided under our tax-qualified plans. The NRPS is designed to restore benefits lost under the PIA or MCC due to covered compensation limits prescribed by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic Capital Accumulation Plan Deferral Program (the Capital Accumulation Plan). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.
NONQUALIFIED DEFERRED COMPENSATION PLAN
The Company provides all employees at the vice president level or above, including our NEOs and other highly compensated employees, with a market-competitive nonqualified deferred compensation plan through the Capital Accumulation Plan (CAP). Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax-qualified 401(k) plan for all employees. There are no Company contributions to the plan, Company subsidized returns, or Company guaranteed returns.
BUSINESS ALLOWANCE
Medtronic does not provide any perquisites such as automobiles or financial and tax advisors. Instead, we provide NEOs with a market-competitive business allowance. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning or automobiles. The business allowance is paid as taxable income, and we do not track how executives use their respective business allowances. The annual business allowances provided to our U.S.-based NEOs in fiscal year 2026 ranged from $24,000 to $40,000. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel are considered taxable income. The business allowances and travel expenses are included in the “All Other Compensation” column of the Summary Compensation Table below.
CORPORATE AVIATION AND SECURITY SERVICES
The Medtronic aviation service provides air transportation for use primarily by the CEO and members of the Board of Directors. Other executives may occasionally use the aviation service for business purposes based on availability and approval by the CEO or General Counsel. The service facilitates more effective and efficient travel planning, and limited personal use is deemed appropriate in conjunction with scheduled business travel.
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Medtronic provides a limited number of security related services to our NEOs, including through the use of third party service providers. Such services include home security, cybersecurity, and transportation security. Medtronic believes that providing these personal security benefits from time-to-time (as deemed necessary) for certain of our NEOs is in the best interest of the Company and its shareholders.
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Compensation and Talent Committee Report
The Compensation and Talent Committee has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation and Talent Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.
COMPENSATION AND TALENT COMMITTEE:
Elizabeth G. Nabel, M.D., Chair
Joon S. Lee, M.D.
Kevin E. Lofton
Kendall J. Powell

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Executive Compensation
2026 Summary Compensation Table
The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by, or paid to individuals serving as the Company’s CEO, CFO, and three other most highly compensated executive officers during fiscal year 2026 (collectively, the named executive officers or NEOs). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 37 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information is provided below in the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (5) ($)	Option Awards (6) ($)	Non-Equity Incentive Plan Compensation (7) ($)	All Other Compensation ($)	Total ($)

Geoff Martha	2026	$1,399,039	$—	$13,672,200	$5,175,559	$2,307,200	$386,255	$22,940,252
Chairman and Chief Executive Officer	2025	$1,350,000	$—	$12,625,000	$4,800,365	$1,883,250	$581,443	$21,240,058
	2024	$1,350,000	$—	$12,023,903	$4,499,959	$1,905,272	$305,496	$20,084,630
Thierry Piéton (1)	2026	$849,648	$2,000,000	$3,170,470	$1,200,139	$963,050	$404,079	$8,587,387
EVP, Chief Financial Officer	2025	$138,517	$—	$4,190,625	$600,056	$141,975	$141,274	$5,212,448
Brett Wall (2)	2026	$799,519	$—	$3,566,703	$1,350,152	$824,000	$381,050	$6,921,425
Former EVP & President, Neuroscience Portfolio	2025	$774,519	$—	$4,537,157	$1,725,131	$720,750	$363,656	$8,121,213
	2024	$749,358	$—	$3,406,800	$1,274,992	$670,610	$334,272	$6,436,032
Mike Marinaro (3)	2026	$819,616	$—	$3,566,703	$1,350,152	$971,290	$125,075	$6,832,836
EVP & President Medical Surgical Portfolio & Americas
Michelle Quinn (4)	2026	$600,000	$1,100,000	$3,481,600	$750,082	$617,423	$170,065	$6,719,170
EVP, General Counsel and Secretary
(1)Mr. Piéton was not a named executive officer in fiscal year 2024. The bonus column represents the cash sign on award paid to Mr. Piéton to make up for forfeited compensation from a previous employer. For Mr. Piéton, an amount representing a vacation payout for his time employed by Medtronic in Switzerland was paid upon his move to the U.S. at the beginning of FY26. This amount paid in Swiss francs were translated to U.S. dollars as of April 24, 2026 at a rate of 1 Swiss Franc = 1.26438 U.S. Dollars and is included in the “Salary” column.
(2)After the close of the fiscal year, Mr. Wall stepped down as EVP and President, Neuroscience Portfolio, effective June 1, 2026, and he will leave the organization on September 1, 2026.
(3)Mr. Marinaro was not a named executive officer in fiscal years 2024 or 2025.
(4)Ms. Quinn was not a named executive officer in fiscal years 2024 or 2025 and joined the Company on July 21, 2025. The “Bonus” column represents the cash sign on award paid to Ms. Quinn to make up for forfeited compensation from a previous employer. A portion of the stock awards represents forfeited compensation from a previous employer. As noted above, Ms. Quinn’s MIP payment is prorated to reflect her time employed during the FY26 MIP period.
(5)These columns represent the grant date fair values of the three-year PSU awards granted in each applicable year, and the grant date fair value of RSU awards granted in each applicable year, all of which were calculated in accordance with our financial statements as incorporated in our Annual Report on Form 10-K for fiscal year 2026. See Stock Awards section below for more details.
(6)Information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 12 to the financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2026.
(7)See Non-Equity Incentive Plan Compensation section below for more details.
SALARY
The “Salary” column represents the base salary earned by each NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the 2026 Nonqualified Deferred Compensation Table on page 66 of this proxy statement. Each of the NEOs also contributed a portion of salary to the Medtronic Savings and Investment Plan, our 401(k) Plan.
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BONUS
The “Bonus” column represents the cash sign on awards paid to Mr. Piéton and Ms. Quinn to make up for forfeited compensation from their previous employers.
STOCK AWARDS
Amounts reported in the “Stock Awards” column for FY26 represent aggregate grant date fair value of PSUs and grants of RSUs under the 2021 Medtronic plc Long Term Incentive Plan. The grant date fair value of the RSUs and PSUs has been determined in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of the RSUs is equal to the closing stock price of the Company on the grant date. The PSUs includes three metrics: relative total shareholder return (rTSR), revenue growth, and return on invested capital (ROIC). The Company calculates the fair value of the performance share units for each component individually. The fair value of the rTSR metric is determined using the Monte Carlo valuation model. The fair value of the revenue growth and ROIC metrics are equal to the closing stock price of the Company on the grant date.

For purposes of the Summary Compensation Table, we have assumed the PSU awards will vest at target. Accordingly, the grant date fair value was determined by multiplying the number of PSUs awarded by fair value per share on the date of grant. For PSUs granted in FY26, the maximum potential payout is $20,444,258, $4,740,846, $5,333,370, $5,333,370 and $2,963,056, for Messrs. Martha, Piéton, Wall and Marinaro, and Ms. Quinn, respectively. There can be no assurance that these values will ever be realized. There is no assurance that any of the performance targets will be achieved, that the service-based awards will vest, or that the any of the recipients will realize the values listed above. For a description of the vesting terms of the stock awards, see the narrative disclosure following the 2026 Grants of Plan-Based Awards table on page 60 and the footnotes to the 2026 Outstanding Equity Awards at Fiscal Year End table on page 62 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 12 to the financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2026.
OPTION AWARDS
The “Option Awards” column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation— Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model.
Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 12 to the financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2026.
NON-EQUITY INCENTIVE PLAN COMPENSATION
This column reflects the Medtronic MIP payments earned by the NEOs during the applicable fiscal year and payable subsequent to fiscal year end. It includes any amounts deferred under the Capital Accumulation Plan (as stated in the 2026 Nonqualified Deferred Compensation table on page 66 of this proxy statement). For a more detailed description of the terms of the non-equity incentive plan awards, see page 45 of the Compensation Discussion and Analysis.
ALL OTHER COMPENSATION
The “All Other Compensation” column includes the following:

Name	Perquisites and Other Personal Benefits (1)	Tax Reimbursement (2)	Company Contributions to Defined Contribution Plans (3)	Total

Geoff Martha	$210,338	$—	$175,916	$386,255
Thierry Piéton	$204,065	$18,453	$181,561	$404,079
Brett Wall	$157,800	$165,840	$57,410	$381,050
Mike Marinaro	$29,400	$5,692	$89,983	$125,075
Michelle Quinn	$98,682	$44,979	$26,404	$170,065
(1)This column represents the aggregate incremental cost of perquisites and other benefits, and includes:
•Mr. Martha includes a $40,000 business allowance. He also received $157,892 attributable to personal use of Company aircraft and $12,446 for personal security services.
•Mr. Piéton includes a $23,262 business allowance, $175,403 in relocation expenses and personal security services.
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•Mr. Wall includes a $24,000 business allowance and $128,400 in relocation expense and personal security services.
•Mr. Marinaro includes a $24,000 business allowance and personal security services.
•Ms. Quinn includes an $18,000 business allowance and $76,632 in relocation expense and personal security services.
The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for such use.
(2)This column represents a gross-up of taxes related to the following:
•Mr. Piéton includes an $18,446 relocation gross-up and service award tax assistance.
•Mr. Wall includes a $151,776 relocation gross-up and $13,895 President’s Club trip/award gross-up.
•Ms. Quinn includes a $44,979 relocation gross-up.
(3)This amount reflects the contribution by Medtronic to match contributions NEOs elected to make to the Medtronic Savings and Investment Plan, our 401(k) plan. Medtronic provides an automatic matching contribution equal to 50% of a participant’s elective deferrals up to 6% of eligible compensation. The Company also may provide a discretionary matching contribution based on our financial performance during the fiscal year that, when combined with the automatic matching contribution, will not exceed 150% of a participant’s elective deferrals up to 6% of eligible compensation. In fiscal year 2026 the Diluted EPS (Non-GAAP) achievement was $5.53, which equaled a $0.562 matching contribution for every $1 elective deferral a participant contributed to the plan up to 6% of eligible compensation. Participants in the Personal Investment Account (PIA) receive a contribution from Medtronic equal to 5% of eligible pay at the end of the fiscal year. The amount for Mr. Martha includes $164,114 in Company contributions to the qualified ($17,500) and nonqualified PIA ($146,614). The amount for Mr. Marinaro includes $78,181 in Company contributions to the qualified ($17,500) and the nonqualified PIA ($60,681). Participants in the Medtronic Core Contribution Plan (MCC) receive a contribution from Medtronic equal to 3% of eligible pay at the end of the fiscal year. The amount for Mr. Piéton includes $169,759 in Company contributions to the qualified ($10,500), the nonqualified MCC ($14,215), and the special 8% NRPS benefit ($145,044), calculated on FY26 Base Pay and FY26 MIP paid. This contribution will continue up to and will include the fiscal year in which Mr. Piéton attains age 62. The amount for Mr. Wall includes $45,608 in Company contributions to the qualified ($10,500) and the nonqualified MCC ($35,108). The amount for Ms. Quinn includes $18,000 in Company contributions to the qualified ($10,500) and the nonqualified MCC ($7,500). For additional information on the nonqualified PIA plan and nonqualified MCC plan, see the 2026 Nonqualified Deferred Compensation table on page 66.

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2026 Grants of Plan-Based Awards
The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2026. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Fiscal Year 2026 MIP” on page 45 and “Fiscal Year 2026 Long-Term Incentive Plan (LTIP)” beginning on page 48 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

										All other stock awards: Number of Shares of Stock or Units (#)	All other option awards: Number of Securities Underlying Options (#)	Option Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
Name	Award Type (1)	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Geoff Martha	MIP			1,120,000	2,240,000	4,480,000
	PSU	7/28/2025	6/18/2025				46,891	93,781	187,562				10,222,129
	OPT	7/28/2025	6/18/2025								264,518	91.97	5,175,559
	RSU	7/28/2025	6/18/2025							37,513			3,450,071
Thierry Piéton	MIP			467,500	935,000	1,870,000
	PSU	7/28/2025	6/18/2025				10,874	21,747	43,494				2,370,423
	OPT	7/28/2025	6/18/2025								61,338	91.97	1,200,139
	RSU	7/28/2025	6/18/2025							8,699			800,047
Brett Wall	MIP			400,000	800,000	1,600,000
	PSU	7/28/2025	6/18/2025				12,233	24,465	48,930				2,666,685
	OPT	7/28/2025	6/18/2025								69,005	91.97	1,350,152
	RSU	7/28/2025	6/18/2025							9,786			900,018
Mike Marinaro	MIP			410,000	820,000	1,640,000
	PSU	7/28/2025	6/18/2025				12,233	24,465	48,930				2,666,685
	OPT	7/28/2025	6/18/2025								69,005	91.97	1,350,152
	RSU	7/28/2025	6/18/2025							9,786			900,018
Michelle Quinn	MIP			400,000	800,000	1,600,000
	PSU	7/28/2025	6/18/2025				6,796	13,592	27,184				1,481,528
	OPT	7/28/2025	6/18/2025								38,336	91.97	750,082
	RSU	7/28/2025	6/18/2025							5,437			500,041
	RSU (2)	7/28/2025	6/18/2025							16,310			1,500,031
(1)MIP = Annual performance-based plan award granted under the Medtronic Incentive Plan. As described above in the Compensation Discussion and Analysis, Medtronic’s financial performance including organic revenue growth, non-GAAP EPS, and free cash flow can be adjusted up or down based on Team Performance and Individual Performance.
PSU = Long-term performance plan award granted under the 2021 Medtronic plc Long Term Incentive Plan.
OPT = Nonqualified stock options granted under the 2021 Medtronic plc Long Term Incentive Plan.
RSU = Time-based restricted stock unit granted under the 2021 Medtronic plc Long Term Incentive Plan.
(2) Ms. Quinn received a one-time replacement grant in conjunction with her hiring.
ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS
Amounts in these columns represent potential payouts at threshold, target and maximum performance under fiscal year 2026 MIP funding pool. Earned payouts under the MIP for annual organic revenue growth, diluted EPS, and free cash flow can range from 50% to 200%. The team scorecard can modify the funding pool between 90% and 110% and the individual scorecard can modify the Medtronic and team scorecards by 0% to 200%. The maximum payout by individual is capped at 200% of target. The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $20 million for the Chief Executive Officer and $10 million for each other participant. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.
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ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
Amounts in these columns represent potential payouts at threshold, target and maximum performance under the fiscal year 2026-2028 PSUs. The threshold amount assumes shares earned at the threshold performance for revenue growth and relative shareholder return. The performance share plan is designed to increase the emphasis on long-term growth and value creation, with the weighting of 3-year revenue growth and 3-year relative total shareholder return at 50% each. Return on Invested Capital (12-month non-GAAP earnings after the removal of after-tax impact of amortization and excluding non-recurring items, plus interest expense net of tax all divided by Total Equity plus Interest-Bearing Liabilities less Cash and Cash Equivalents for each year averaged over the three-year period) acts as a downward modifier, reducing the payout by 30% if a minimum level of ROIC is not achieved. Unvested PSUs receive dividend equivalent units (DEUs), which are credited and added to the share balance. DEUs are only paid to the extent the underlying PSUs are earned.
ALL OTHER STOCK AWARDS
The amounts reported in this column represent grants of RSUs, which vest 100% on the third anniversary of the grant date for annual awards and vest 33.3% per year over 3 years for Ms. Quinn’s one-time RSU award. Unvested RSUs receive DEUs, which are credited and added to the share balance. DEUs are only paid to the extent the underlying RSUs are earned.
ALL OTHER OPTION AWARDS/EXERCISE OR BASE PRICE OF OPTION AWARDS
The exercise or base price of the stock option grant represents the closing market price of Medtronic ordinary shares on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four-year period.
GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS
This column represents the grant date fair value of each equity award granted in fiscal year 2026 computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2026.
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2026 Outstanding Equity Awards at Fiscal Year End
The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2026. The market or payout value of unearned shares, units or other rights that have not vested is based on $83.32, which was the closing price of Medtronic’s ordinary shares on the NYSE on April 24, 2026, and for PSU awards presumes that the target performance goals are met.

	Option Awards						Stock Awards
			Number of Securities Underlying Unexercised Options (#)				Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units, or Other Rights That Have Not Vested
Name	Grant Date	Vesting Type	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number (#) (2)	Market Value ($)	Number (#) (2)	Market or Payout Value ($)

Geoff Martha	Options
	8/1/2016	4-Year Ratable	1,136	—	88.06	8/1/2026
	8/1/2016	4-Year Ratable	34,825	—	88.06	8/1/2026
	7/31/2017	4-Year Ratable	1,191	—	83.97	7/31/2027
	7/31/2017	4-Year Ratable	39,697	—	83.97	7/31/2027
	7/30/2018	4-Year Ratable	1,695	—	89.08	7/30/2028
	7/30/2018	4-Year Ratable	67,782	—	89.08	7/30/2028
	7/29/2019	4-Year Ratable	81,820	—	103.26	7/29/2029
	7/29/2019	4-Year Ratable	1,615	—	103.26	7/29/2029
	10/28/2019	4-Year Ratable	65,170	—	106.22	10/28/2029
	8/3/2020	4-Year Ratable	212,529	—	97.33	8/3/2030
	8/3/2020	4-Year Ratable	71,158	—	97.33	8/3/2030
	8/2/2021	4-Year Ratable	162,731	—	131.26	8/2/2031
	8/1/2022	4-Year Ratable	168,747	56,249	93.08	8/1/2032
	7/31/2023	4-Year Ratable	120,345	120,346	87.76	7/31/2033
	7/29/2024	4-Year Ratable	73,920	221,760	80.00	7/29/2034
	7/28/2025	4-Year Ratable	—	264,518	91.97	7/28/2035
	RSUs
	7/31/2023	3-Year Cliff					35,876	2,989,188
	7/29/2024	3-Year Cliff					40,537	3,377,543
	7/28/2025	3-Year Cliff					36,794	3,065,676
	PSUs
	7/29/2024	3-Year Cliff							105,720	8,808,590
	7/28/2025	3-Year Cliff							95,954	7,994,887
Thierry Piéton	Options
	3/3/2025	4-Year Ratable	7,393	22,181	94.30	3/3/2035
	7/28/2025	4-Year Ratable	—	61,338	91.97	7/28/2035
	RSUs
	3/3/2025	3-Year Cliff					4,412	367,608
	3/3/2025	3-Year Ratable					18,383	1,531,672
	7/28/2025	3-Year Cliff					8,901	741,631
	PSUs
	3/3/2025	3-Year Cliff							11,029	918,936
	7/28/2025	3-Year Cliff							22,251	1,853,953
Brett Wall (1)	Options
	8/1/2016	4-Year Ratable	11,356	—	88.06	8/1/2026
	8/1/2016	4-Year Ratable	1,136	—	88.06	8/1/2026
	7/31/2017	4-Year Ratable	11,910	—	83.97	7/31/2027
	7/31/2017	4-Year Ratable	1,191	—	83.97	7/31/2027
	7/30/2018	4-Year Ratable	16,946	—	89.08	7/30/2028
	7/30/2018	4-Year Ratable	1,695	—	89.08	7/30/2028
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	7/29/2019	4-Year Ratable	1,615	—	103.26	7/29/2029
	7/29/2019	4-Year Ratable	24,223	—	103.26	7/29/2029
	10/28/2019	4-Year Ratable	22,579	—	106.22	10/28/2029
	8/3/2020	4-Year Ratable	60,453	—	97.33	8/3/2030
	8/3/2020	4-Year Ratable	1,575	—	97.33	8/3/2030
	8/3/2020	4-Year Ratable	23,930	—	97.33	8/3/2030
	8/2/2021	4-Year Ratable	45,565	—	131.26	8/2/2031
	8/2/2021	4-Year Ratable	1,085	—	131.26	8/2/2031
	8/1/2022	4-Year Ratable	44,574	14,859	93.08	8/1/2032
	7/31/2023	4-Year Ratable	34,098	34,098	87.76	7/31/2033
	7/29/2024	4-Year Ratable	26,565	79,695	80.00	7/29/2034
	7/28/2025	4-Year Ratable	—	69,005	91.97	7/28/2035
	RSUs
	7/31/2023	3-Year Cliff					10,133	844,282
	7/29/2024	3-Year Cliff					14,521	1,209,890
	7/28/2025	3-Year Cliff					9,567	797,122
	PSUs
	7/29/2024	3-Year Cliff							37,994	3,165,660
	7/28/2025	3-Year Cliff							25,032	2,085,666
Mike Marinaro	Options
	8/1/2016	4-Year Ratable	4,600	—	88.06	8/1/2026
	8/1/2016	4-Year Ratable	1,136	—	88.06	8/1/2026
	5/1/2017	4-Year Ratable	4,777	—	83.74	5/1/2027
	7/31/2017	4-Year Ratable	1,191	—	83.97	7/31/2027
	7/31/2017	4-Year Ratable	3,216	—	83.97	7/31/2027
	7/30/2018	4-Year Ratable	1,695	—	89.08	7/30/2028
	7/30/2018	4-Year Ratable	4,576	—	89.08	7/30/2028
	10/29/2018	4-Year Ratable	7,399	—	89.45	10/29/2028
	7/29/2019	4-Year Ratable	21,532	—	103.26	7/29/2029
	7/29/2019	4-Year Ratable	1,615	—	103.26	7/29/2029
	8/3/2020	4-Year Ratable	1,575	—	97.33	8/3/2030
	8/3/2020	4-Year Ratable	19,836	—	97.33	8/3/2030
	8/3/2020	4-Year Ratable	20,781	—	97.33	8/3/2030
	8/2/2021	4-Year Ratable	14,321	—	131.26	8/2/2031
	8/2/2021	4-Year Ratable	1,085	—	131.26	8/2/2031
	8/1/2022	4-Year Ratable	1,062	354	93.08	8/1/2032
	8/1/2022	4-Year Ratable	19,105	6,369	93.08	8/1/2032
	7/31/2023	4-Year Ratable	24,069	24,070	87.76	7/31/2033
	7/29/2024	4-Year Ratable	25,410	76,230	80.00	7/29/2034
	7/28/2025	4-Year Ratable	—	69,005	91.97	7/28/2035
	RSUs
	8/20/2021	5-Year Graded					2,221	185,054
	7/31/2023	3-Year Cliff					7,160	596,571
	7/29/2024	3-Year Cliff					13,905	1,158,565
	7/28/2025	3-Year Cliff					9,577	797,956
	PSUs
	7/29/2024	3-Year Cliff							36,342	3,028,015
	7/28/2025	3-Year Cliff							25,032	2,085,666
Michelle Quinn	Options
	7/28/2025	4-Year Ratable	—	38,336	91.97	7/28/2035
	RSUs
	7/28/2025	3-Year Cliff					5,563	463,509
	7/28/2025	3-Year Ratable					16,688	1,390,444
	PSUs
MEDTRONIC  I  2026 Proxy Statement   63

7/28/2025	3-Year Cliff	13,907	1,158,731

Vesting Types
•3-Year Ratable: RSUs vest 33.3% per year on each of the first, second and third anniversaries of the grant date.
•4-Year Ratable: Stock Options vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date.
•3-Year Cliff: RSUs granted as part of the annual LTI program vest 100% three-years from the date of grant. PSUs vest at the end of each three fiscal year performance period. PSUs are not distributed until the percent of target vested based on performance is certified by the Compensation and Talent Committee at the end of the three-year performance period.
•5-Year Graded: RSUs vest 50% on the third anniversary of the grant date and 25% on each of the fourth and fifth anniversaries of the grant date.
(1)Mr. Wall will leave the company effective September 1, 2026 and is retirement eligible. His outstanding equity treatment will be as follows:
•All unvested stock options will be subject to accelerated vesting as of September 1, 2026 and may be exercised within 5 years of his departure date or before the end of the 10-year term, whichever is earlier.
•Unvested RSUs will vest 100%, 3 years after date of grant.
•PSUs will vest 100%, with the actual number of shares delivered based on achievement against the 3 fiscal year performance goals.
(2)Amounts in these columns may include DEUs that will be distributed upon distribution of the underlying shares

2026 Option Exercises and Stock Vested
The table below includes information related to options exercised and vesting of stock awards during fiscal year 2026 by each of the NEOs. The table also includes the value realized for such options and stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Geoff Martha (1)	40,600	460,404	184,432	15,921,947
Thierry Piéton	—	—	9,114	881,415
Brett Wall (1)	—	—	50,543	4,358,154
Mike Marinaro (1)	3,126	35,449	32,636	2,824,213
Michelle Quinn	—	—	—	—
(1)Prior to fiscal year 2024 grants, PSU awards cliff vested after three years. For fiscal year 2024 PSU grants and subsequent, the awards vest at the end of the performance period, which aligns with the third fiscal year end after grant. As a result of this change, the Company has two PSU cycles that vested during fiscal year 2026 (fiscal year 2023-2025 performance period and 2024-2026 performance period). As a result, the numbers for Messrs. Martha, Wall and Marinaro also include shares acquired under the PSU plan for the fiscal year 2024-2026 performance period that vested April 24, 2026 and were paid in fiscal year 2027 upon certification of the performance results by the Compensation and Talent Committee.

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2026 Pension Benefits
The table below includes information with respect to Medtronic’s pension plans for each of the NEOs as of April 24, 2026, which is the measurement date used for financial statement reporting purposes. A narrative description of Mr. Martha’s account is contained in the footnote.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Geoff Martha (1)	Medtronic NRPS	14.667	$—	$—
Medtronic NRPS = Nonqualified Retirement Plan Supplement
(1)Mr. Martha was a participant in the tax-qualified GE Pension Plan with his former employer. Upon hire in 2011, Mr. Martha was provided a special benefit to his NRPS. Upon retirement, Mr. Martha receives the present value of the amount that he would have received from the GE Pension Plan as if he had continued to work at GE until retirement, less the sum of: (a) the value of Mr. Martha’s vested PIA account at retirement, (b) the value of Mr. Martha’s vested NRPS account at retirement; and (c) the present value of the benefit Mr. Martha was actually entitled to receive under the GE Pension plan as of November 28, 2011. This amount will be paid as a lump sum.
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2026 Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY (2) ($)	Registrant’s Contributions in Last FY (3) ($)	Aggregate Earnings in Last FY (4) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE (5) ($)

Geoff Martha	CAP	$—	$—	$686,583	$—	$4,097,886
	NRPS	$—	$146,614	$255,548	$—	$1,548,604
Thierry Piéton (1)	CAP	$—	$—	$—	$—	$—
	NRPS	$—	$159,259	$—	$—	$159,259
Brett Wall	CAP	$—	$—	$66,878	$—	$397,177
	NRPS	$—	$35,108	$43,178	$—	$299,990
Mike Marinaro	CAP	$702,315	$—	$945,226	$—	$4,450,350
	NRPS	$—	$60,681	$218,947	$—	$1,020,400
	ESOP	$—	$—	$656	$—	$21,642
Michelle Quinn	CAP	$24,615	$—	$792	$—	$25,407
	NRPS	$—	$7,500	$—	$—	$7,500
CAP = Capital Accumulation Plan
NRPS = Nonqualified Retirement Plan Supplement
ESOP = Employee Stock Ownership Plan
(1)Mr. Piéton has not participated in the Capital Accumulation Plan (CAP) or in the defined contribution Personal Investment Account portion of the Nonqualified Retirement Plan Supplement (NRPS).
(2)The following amounts of Executive Contributions from the table above have been reported in “Salary” and “Non-Equity Incentive Plan Compensation” columns in the current year’s Summary Compensation Table.

Name	Contributions

Geoff Martha	$—
Thierry Piéton	$—
Brett Wall	$—
Mike Marinaro	$107,115
Michelle Quinn	$24,615
(3)These amounts are included in the current year’s Summary Compensation Table in the “All Other Compensation” column.
(4)No amounts of “Aggregate Earnings in Last FY” from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.
(5)The following amounts of “Aggregate Balance at Last FYE” from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions

Geoff Martha	$2,496,699
Thierry Piéton	$—
Brett Wall	$45,585
Mike Marinaro	$—
Michelle Quinn	$—
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CAPITAL ACCUMULATION PLAN
The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:
•Up to 50% of their base salary;
•Up to 80% of their MIP payments; and
•Up to 80% of their commissions (applicable only to those executives in a commission plan).
The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan; the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses). Participants receive credits of gains or losses daily based on funds that are indexed to 21 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below.

Return on Funds 12 months as of April 24, 2026

Medtronic plc Stock Fund	(1.39)%
Income Fund	6.56%
Growth Fund	25.93%
International Equity Index	33.78%
Capital Preservation Fund	3.05%
U.S. Equity Index	31.01%
Bond Index	4.08%
Retirement Income	13.97%
Retirement 2015 (1)	14.18%
Retirement 2020	15.30%
Retirement 2025	16.75%
Retirement 2030	19.63%
Retirement 2035	22.49%
Retirement 2040	24.61%
Retirement 2045	26.07%
Retirement 2050	26.89%
Retirement 2055	26.93%
Retirement 2060	26.94%
Inflation Protected	4.10%
10T-100	4.23%
10T-120	4.85%

(1)The retirement 2015 fund was frozen and the funds were moved to the Retirement Income Fund on May 14, 2026.
When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over 5, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).
PSUs
Under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan and the 2021 Medtronic plc Long Term Incentive Plan certain participants are allowed to defer the receipt of earned PSUs for a specified period or until a specific date. This deferral election can be between 5%-80% in 5% increments.
NONQUALIFIED EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
Medtronic previously sponsored an ESOP to restore certain qualified employee benefits that could not be allocated due to limitations imposed by the Internal Revenue Service. The qualified ESOP expired in May 2005, and accordingly no additional contributions were made by Medtronic into the nonqualified ESOP. All participants in the ESOP are fully vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.
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NONQUALIFIED RETIREMENT PLAN SUPPLEMENT (NRPS)
The NRPS is designed to restore benefits lost under the PIA or MCC due to covered compensation limits prescribed by the Internal Revenue Code. Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS is calculated. If the aggregate value is less than or equal to $100,000, it is paid out as a lump sum six months after separation from service. If the aggregate value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest was determined based on a declining balance schedule using an interest rate of 6% until April 2023 when the interest rate provided to all plan participants during the installment period was changed to 2%, generally for retirements or terminations after April 28, 2023. The 6% interest rate was to be preserved for Mr. Wall if he terminated or retired on or before April 30, 2027, and as such, the 6% rate will be preserved for Mr. Wall as of his termination on September 1, 2026. This interest rate change aligns to standard market practice and reinforces our fiscal responsibility for Medtronic. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, or if there is no surviving spouse, to the children, or if there are no survivors, to the estate.
PERSONAL INVESTMENT ACCOUNT (PIA)
Available to employees hired on or before December 31, 2015, the PIA is a defined contribution plan in which employees receive a contribution equal to 5% of eligible pay. Of the 5%, 4% is for retirement income and 1% is intended for retiree medical costs. Employees become vested in the PIA after three years of employment.
MEDTRONIC CORE CONTRIBUTION (MCC)
Available to employees hired on or after January 1, 2016 or rehired on or after July 1, 2020, the MCC is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. Employees become vested in MCC after three years of employment.
Potential Payments Upon Termination or Change of Control
COMPANY SEVERANCE PRACTICES
Messrs. Martha, Piéton, Wall, Marinaro and Ms. Quinn are subject to Medtronic’s Section 16 Officer Severance Practices. These practices, which have received the approval of Medtronic’s Board of Directors, provide severance payments and benefits under certain termination events. In the event that the employment for each of Messrs. Martha, Piéton, Wall, Marinaro or Ms. Quinn is terminated by the Company without cause, such executive will be entitled to the following payments:
(i) two times the sum of such executive’s annual base salary and the lesser of (a) the target annual cash opportunity under the MIP or (b) the actual or forecasted actual payout of the MIP based on performance,
(ii) the value of 24 months of continued health and dental insurance coverage, and
(iii) outplacement services.
The forecasted MIP payout must be determined at the time severance is calculated and paid. Our NEOs are not entitled to any severance or other termination benefits in connection with a termination for any other reason.
The table below illustrates the payments due upon involuntary termination as described in the section above, assuming a termination date of April 24, 2026.

Name	Severance Amount (2)	Welfare Benefits (3)	Equity Continuation (4)	Total

Geoff Martha	$7,280,000	$64,190	$—	$7,344,190
Thierry Piéton	$3,570,000	$20,000	$1,531,597	$5,121,597
Brett Wall (1)	$3,200,000	$52,657	$—	$3,252,657
Mike Marinaro	$3,280,000	$64,190	$—	$3,344,190
Michelle Quinn	$2,834,846	$54,895	$1,390,430	$4,280,171
(1)Mr. Wall departed from his position as EVP and President, Neuroscience Portfolio effective June 1, 2026. He will remain a non-executive employee of the Company until September 1, 2026. Mr. Wall will receive severance payments in accordance with the policy described above.
(2)Mr. Martha’s amount includes two times his base salary ($2,800,000) and the lesser of the MIP payout or the target value ($4,480,000). Mr. Piéton’s amount includes two times his base salary ($1,700,000) and the lesser of the MIP payout or the target value ($1,870,000). Mr. Wall’s amount includes two times his base salary ($1,600,000) and the lesser of the MIP payout or the target value ($1,600,000). Mr. Marinaro's
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amount includes two times his base salary ($1,640,000) and the lesser of the MIP payout or the target value ($1,640,000). Ms. Quinn’s amount includes two times her base salary ($1,600,000) and the lesser of the MIP payout or the target value ($1,234,846).
(3)Amounts represent payments for 24 months of health benefits and outplacement services.
(4)In connection with Mr. Piéton’s and Ms. Quinn’s letter agreements, this amount represents acceleration of their one-time new hire RSU grant.

CHANGE OF CONTROL POLICY
Under Medtronic’s change of control policy, no benefits are payable to an executive officer unless there is both a change of control and a termination of the executive by the Company other than for cause or by the executive for “good reason” as defined by the policy. This is known as a double trigger. Absent a change of control, the policy does not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.
The policy provides that for three years after a change of control — the first trigger — there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his or her own employment for good reason (as defined in the policy, and including compensation reductions, demotions, relocation and excess travel) — the second trigger — the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to the prorated value of the Highest Annual Bonus and three times the sum of his or her base salary and Highest Annual Bonus. For these purposes, Highest Annual Bonus means the greater of the average of the bonuses received by the executive for the last three completed fiscal years preceding the year of termination, and the bonus payable for the most recently completed fiscal year. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below in the footnotes to the table. The change of control policy does not include provisions for a “golden parachute” excise tax gross up. Instead, such payments may be subject to reduction (any such payment, a Reduced Payment) to the extent it would cause the recipient to receive an “excess parachute payment” (as defined in the Internal Revenue Code) unless the change of control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.
Generally, and subject to certain exceptions, a change of control is deemed to have occurred if:
•a majority of Medtronic’s Board of Directors are individuals other than the director nominees for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;
•another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or
•Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells, or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.
If a change of control of Medtronic occurs, awards under the MIP will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On December 9, 2021, shareholders approved the 2021 Medtronic plc Long Term Incentive Plan which replaced the Medtronic, Inc. 2013 Stock Award and Incentive Plan, which previously replaced the Company’s 2008 Stock Award and Incentive Plan, which was amended and restated in connection with the Covidien acquisition. For awards granted under the 2021 Medtronic plc Long Term Incentive Plan, the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, or the 2008 Stock Award and Incentive Plan, and related award agreements, stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units will lapse only if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.
If a change of control occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the change of control occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the change of control and disregarding the effects of the change of control.
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The table below reflects estimated payments for our NEOs as a result of the change of control policy, assuming on April 24, 2026: (1) the change of control occurred and (2) the Company terminates executive’s employment other than for cause or disability or the executive terminates employment for good reason.

Name	Severance Amount (2)(3)	Accelerated Vesting of Performance Share Units (4)	Accelerated Vesting of Stock Options (5)	Accelerated Vesting of Restricted Stock Units (6)	Other (7)	Total

Geoff Martha	$5,007,890	$16,803,371	$736,242	$9,432,291	$605,941	$32,585,735
Thierry Piéton	$6,402,200	$2,772,843	$—	$2,640,751	$548,459	$12,364,253
Brett Wall (1)	$3,146,250	$5,251,254	$264,588	$2,851,173	$225,885	$11,739,150
Mike Marinaro	$6,345,160	$5,125,854	$253,083	$2,553,053	$344,898	$14,622,048
Michelle Quinn	$4,596,998	$1,158,719	$—	$1,853,935	$134,216	$7,743,868
(1)Mr. Wall departed from his position as EVP and President, Neuroscience Portfolio effective June 1, 2026, and will remain a non-executive employee of the Company until September 1, 2026. Effective September 1, 2026 he is no longer eligible for the change of control benefits as described in this table.
(2)This amount includes three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2026’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.
(3)This amount also includes the prorated value of the greater of fiscal year 2026’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.
(4)This amount represents the value of unvested PSUs (at target) and DEUs as of April 24, 2026, at the closing price on that date of $83.32.
(5)This amount represents the market gain (or intrinsic value) of unvested options as of April 24, 2026, at the closing price on that date of $83.32.
(6)This amount represents the value of unvested RSUs and DEUs as of April 24, 2026, at the closing price on that date of $83.32.
(7)This amount represents the estimated value of the 3-year continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years.
Equity Compensation Plan Information
The following table provides information about Medtronic’s ordinary shares issuable upon the exercise of options, warrants, and rights under all existing equity compensation plans in effect as of April 24, 2026, including the Medtronic plc 2021 Long Term Incentive Plan, the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, the Medtronic, Inc. 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic plc 2024 Employees Stock Purchase Plan, and the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan.

	(a) (2)	(b) (2)	(c) (3)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	35,100,939	$68.36	77,963,437
Equity compensation plans not approved by security holders	—	$—	—
(1)Awards under the Medtronic plc 2021 Long Term Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, RSUs, PSUs, and other stock-based awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.
(2)Column (a) includes 25,071,299 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $95.70, and the following equity awards, which increase the number of shares in column (a), decrease the number of shares in column (c), and decreased the weighted average exercise price in column (b): 7,695,798 RSUs and their DEUs in approved plans, 2,250,926 PSUs and their DEUs in approved plans, 31,531 shares issuable pursuant to a nonqualified employee stock ownership plan in approved plans, and 51,385 vested units or exercised shares deferred and not yet issued in approved plans.
(3)Column (c) includes 23,878,017 shares available for issuance as of April 24, 2026 under the Medtronic plc 2024 Employees Stock Purchase Plan and 54,085,420 shares available for issuance as of April 24, 2026 under the Medtronic plc 2021 Long Term Incentive Plan.
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CEO PAY RATIO
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO, an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. For the fiscal year 2026, the annual total compensation for our CEO was $22,940,252 as reported in the “Total” column of the Summary Compensation Table and the annual total compensation for our median employee was $75,587 calculated in accordance with the rules applicable to the Summary Compensation Table. For fiscal year 2026, the annual total compensation for our CEO was 303 times that of our median employee.
For purposes of identifying our median employee, we used our worldwide employee population as of February 2, 2026, which consisted of 101,369 total employees of which 44,383 were employed in the United States and 56,986 were employed in foreign jurisdictions. As permitted by SEC rules and regulations, we excluded leased employees and independent contractors; no employees from entities we acquired during fiscal year 2026 or foreign jurisdiction(s) were excluded. We used income as reported for Federal income tax purposes for employees employed in the United States and an equivalent measure for employees employed in foreign jurisdictions for the 12-month period ending December 31, 2025 as our consistently applied compensation measure, and we annualized this amount for employees who commenced employment during that period. We applied this methodology to our worldwide employee population and did not use any form of statistical sampling.
PAY VERSUS PERFORMANCE
We are required by SEC rules and regulations to disclose the Compensation Actually Paid (CAP) for our NEOs, our cumulative total shareholder return and that of our peers, net income, a company selected measure used in determining compensation, the relationship between CAP and performance metrics, and other measures important for determining pay.
Pay versus Performance Table

Year (1)	Summary Compensation Table (SCT) Paid to Martha (2)	Compensation Actually Paid (CAP) Paid to Martha (3)	Average SCT Total for Other NEOs (2)	Average CAP to Other NEOs (4)	Value of Initial Fixed $100 Investment Based on (5):		Net Income Attributable to Medtronic	Organic Revenue Growth (6)
					TSR (MDT)	Peer Group TSR

2026	$22,940,252	$22,452,995	$7,265,205	$7,199,467	$74.09	$97.45	$4,801	5.8%
2025	$21,240,058	$26,085,386	$5,646,694	$4,223,316	$97.82	$148.62	$4,662	4.9%
2024	$20,084,630	$11,124,552	$7,588,515	$4,940,646	$89.66	$135.04	$3,676	5.2%
2023	$15,394,633	$3,321,325	$5,392,087	$843,886	$98.97	$131.43	$3,758	2.1%
2022	$17,861,949	$2,950,145	$7,628,327	$2,907,405	$109.87	$123.71	$5,039	5.5%
(1) The Chief Executive Officer (CEO), who was our principal executive officer under SEC rules, and other named executive officers for the applicable years were as follows:
•FY26: Geoff Martha served as the Company’s CEO for the entirety of FY26. The Company’s other named executive officers for FY26 were: Thierry Piéton; Brett Wall; Mike Marinaro and Michelle Quinn.
•FY25: Geoff Martha served as the Company’s CEO for the entirety of FY25. The Company’s other named executive officers for FY25 were: Thierry Piéton; Sean Salmon; Brett Wall; Gregory Smith; Gary Corona and Karen Parkhill.
•FY24: Geoff Martha served as the Company’s CEO for the entirety of FY24. The Company’s other named executive officers for FY24 were: Karen Parkhill; Gregory Smith; Sean Salmon; Brett Wall; and Robert White.
•FY23: Geoff Martha served as the Company’s CEO for the entirety of FY23. The Company’s other named executive officers for FY23 were: Karen Parkhill; Sean Salmon; Rob ten Hoedt; and Robert White.
•FY22: Geoff Martha served as the Company’s CEO for the entirety of FY22. The Company’s other named executive officers for FY22 were: Karen Parkhill; Ivan Fong; Robert White; Rob ten Hoedt; and Bradley Lerman.
(2) Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the named executive officer served as CEO in the case of Mr. Martha (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers other than the individual serving as CEO for all or a portion of such years.
(3) Amounts reported in this column represent the amount of “Compensation Actually Paid” or “CAP” as computed per SEC rules. These amounts do not reflect the actual amount of compensation earned by or paid to Mr. Martha during the applicable fiscal year. The following table summarizes the adjustments made to total compensation in accordance with Item 402(v) of Regulation S-K in order to determine the compensation amounts shown in the table above as being “Compensation Actually Paid.”
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Adjustments		Geoff Martha
	2026	2025	2024	2023	2022

Total from Summary Compensation Table (a)	$22,940,252	$21,240,058	$20,084,630	$15,394,633	$17,861,949
Adjustments for defined benefit and actuarial plans
Subtract: Change in Actuarial Present Value reported under the “Change in Pension Value” column of the Summary Compensation Table	$—	$—	$—	$—	$—
Add: “Service Cost” for Pension Plans	$—	$—	$—	$—	$—
Adjustments for stock and options awards	$—
Subtract: Grant date fair value of option and stock awards granted in the fiscal year	$(18,847,759)	$(17,425,365)	$(16,523,862)	$(13,601,045)	$(13,512,795)
Add: Fair value at fiscal year end of outstanding and unvested option and stock awards granted in the fiscal year (b)	$17,833,960	$20,269,141	$14,168,356	$12,988,510	$8,542,744
Add/Subtract: Year-over-Year change in fair value of outstanding and unvested option and stock awards granted in prior fiscal years (c)	$684,195	$1,947,349	$(5,987,483)	$(7,796,433)	$(9,863,245)
Add: Vesting date fair value of option and stock awards granted and vesting during the fiscal year (d)	$457,437	$166,567	$53,167	$—	$—
Add/Subtract: Change as of the vesting date (from the end of the prior fiscal year) in fair value of option and stock awards granted in any prior fiscal year for which vesting conditions were satisfied during the fiscal year, less the fair value (as of end of prior fiscal year) of prior year awards that failed to vest (e)	$(615,090)	$(112,365)	$(670,257)	$(3,664,339)	$(78,508)
Total Impact: Adjustments for option and stock awards	$(487,257)	$4,845,328	$(8,960,077)	$(12,073,308)	$(14,911,804)
Compensation Actually Paid	$22,452,995	$26,085,386	$11,124,552	$3,321,325	$2,950,145
a.Represents total compensation as reported in the Summary Compensation Table for each fiscal year
b.Represents the aggregate fair value as of each fiscal year end of Mr. Martha’s outstanding and unvested option and stock awards granted during the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
c.Represents the aggregate change in fair value during each fiscal year of Mr. Martha’s outstanding and unvested option and stock awards granted in prior fiscal years and held as of the last day of the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
d.Represents the aggregate fair value as of the vesting date for each option and stock award that Mr. Martha was granted and vested during the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
e.Represents the aggregate change in fair value, measured from the prior fiscal year end to the vesting date, of each option and stock award that was granted to Mr. Martha in a prior fiscal year and which vested during the covered fiscal year, less the fair value as of the end of the prior fiscal year of option and stock awards that were granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year, in each case computed in accordance with the Company’s methodology used for financial reporting purposes.

(4) Amounts reported in this column represent the average amount of “Compensation Actually Paid” or “CAP” as computed per SEC rules. These amounts do not reflect the actual average amount of compensation earned by or paid to the other NEOs during the applicable fiscal year. The following table summarizes the adjustments made to total compensation in accordance with Item 402(v) of Regulation S-K in order to determine the compensation amounts shown in the table above as being “Compensation Actually Paid.”

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Adjustments		Other NEOs (a)
	2026	2025	2024	2023	2022

Total from Summary Compensation Table (b)	$7,265,205	$5,646,694	$7,588,515	$5,392,087	$7,628,327
Adjustments for defined benefit and actuarial plans
Subtract: Change in Actuarial Present Value reported under the “Change in Pension”	$—	$(63,814)	$(37,072)	$(169,064)	$(43,448)
Add: “Service Cost” for Pension Plans	$—	$18,833	$28,750	$65,036	$36,654
Adjustments for stock and options awards	$—
Subtract: Grant date fair value of option and stock awards granted in the fiscal year	$(4,609,000)	$(4,448,606)	$(5,147,068)	$(4,208,643)	$(5,759,881)
Add: Fair value at fiscal year end of outstanding and unvested option and stock awards granted in the fiscal year (c)	$4,362,065	$4,318,381	$4,234,435	$4,004,121	$4,220,707
Add/Subtract: Year-over-Year change in fair value of outstanding and unvested option and stock awards granted in prior fiscal years (d)	$157,836	$271,920	$(1,603,806)	$(2,584,074)	$(2,768,446)
Add: Vesting date fair value of option and stock awards granted and vesting during the fiscal year (e)	$56,860	$26,113	$215,343	$13,896	$116,722
Add/Subtract: Change as of the vesting date (from the end of the prior fiscal year) in fair value of option and stock awards granted in any prior fiscal year for which vesting conditions were satisfied during the fiscal year, less the fair value (as of end of prior fiscal year) of prior year awards that failed to vest (f)	$(33,499)	$(1,546,205)	$(338,451)	$(1,669,474)	$(523,230)
Total Impact: Adjustments for option and stock awards	$(65,738)	$(1,378,398)	$(2,639,547)	$(4,444,174)	$(4,714,128)
Compensation Actually Paid	$7,199,467	$4,223,316	$4,940,646	$843,886	$2,907,405
a.See footnote 1 for the reported named executive officers included in the average for each indicated fiscal year.
b.Represents the average total compensation as reported in the Summary Compensation Table for the reported named executive officers for each fiscal year.
c.Represents the average aggregate fair value as of each fiscal year end outstanding and unvested option and stock awards granted to each reported named executive officer during the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
d.Represents the average aggregate change in fair value during each fiscal year of the reported named executive officers outstanding and unvested option and stock awards granted in prior fiscal years and held as of the last day of the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
e.Represents the average aggregate fair value as of the vesting date of for each option and stock award that was granted and vested during the covered fiscal year to the reported named executive officers, computed in accordance with the Company’s methodology used for financial reporting purposes.
f.Represents the average aggregate change in fair value, measured from the prior fiscal year end to the vesting date, of each option and stock award that was granted to the reported named executive officers in a prior fiscal year and which vested during the covered fiscal year, less the fair value as of the end of the prior fiscal year of option and stock awards that were granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year, in each case computed in accordance with the Company’s methodology used for financial reporting purposes.

(5) The Peer Group TSR in the table utilizes the S&P 500 Health Care Index (S&P 500 Health Care Index), which the company also utilizes in the stock performance graph required by Item 201(e) of Regulation S-K included in the Annual Report on Form 10-K for fiscal year 2026. The comparison assumes $100 (including reinvested dividends) was invested for the period starting April 30, 2021 through April 24, 2026 (i) the Company and (ii) the S&P 500 Health Care Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(6) The Company selected organic revenue growth as the most important financial performance measure that is not otherwise required to be disclosed in the table used to link compensation actually paid to our NEOs including our CEO for the most recently completed fiscal year to the Company’s performance. Organic revenue growth represents FY26 revenue in comparison to FY25 revenue at constant currencies adjusted for significant acquisitions, divestitures, and other significant discrete items. The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates. Top line Revenue Growth (organic) continues to be a key driver of shareholder value. For prior year non-GAAP reconciliations for the company selected measure, refer to the Schedule 14A Proxy filings filed with the SEC in previous years.
Financial Performance Measures
We believe the compensation paid, calculated in accordance with SEC disclosure rules, in each of the years reported above are reflective of the Compensation and Talent Committee’s emphasis on “pay-for-performance.” As described in the “Compensation Discussion and Analysis” starting on page 38, our approach to the Company’s compensation programs aligns the interests of all our executives, including NEOs, with those of all stakeholders, particularly shareholders. The most important financial measures used by the Company to link Compensation Actually Paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:

Revenue Growth	EPS	Total Shareholder Return	Free Cash Flow

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Relationship Between CAP and Company Performance
While we utilize several performance measures to align executive compensation with performance, we do not present all of these measures in the Pay versus Performance table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay versus Performance table.
CAP and TSR
The chart below reflects the relationship between Mr. Martha and Average NEO’s CAP versus Medtronic’s TSR and the Peer Group TSR over the five most recently completed fiscal years with TSR calculated in accordance with the methodology described above.

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CAP and Net Income
The chart below reflects the relationship between Mr. Martha and Average NEO’s CAP versus the GAAP Net Income Attributable to Medtronic over the five most recently completed fiscal years.

CAP and Revenue Growth
The chart below reflects the relationship between Mr. Martha and Average NEO’s CAP versus Medtronic’s Organic Revenue Growth over the five most recently completed fiscal years.
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Report of the Audit Committee
The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the four members listed below, each of whom is an independent director in accordance with the SEC and NYSE requirements and meets additional independence standards applicable to Audit Committee members. Messrs. Lewis, Donnelly, and Hogan each qualify as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.
Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). PricewaterhouseCoopers reports directly to the Audit Committee. PricewaterhouseCoopers is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (U.S. GAAP) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.
In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.
PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows that accompany Medtronic’s 2026 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 24, 2026, and April 25, 2025, and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 24, 2026, are in conformity with U.S. GAAP.
The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301 (Communications With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.
Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2026 for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2027 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Gregory P. Lewis, Chair Scott C. Donnelly Lidia L. Fonseca Randall J. Hogan III

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Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 24, 2026 and April 25, 2025, and fees for other services rendered by PricewaterhouseCoopers. All of the audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2026	Fiscal 2025

Audit Fees(1)	17,989,000	15,381,000
Audit-Related Fees(2)	3,658,000	4,322,000
Tax Fees(3)	760,000	684,000
All Other Fees(4)	9,000	11,000
(1)Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting.
(2)Audit-related services consisted principally of procedures related to statutory reporting, employee benefit plans, and other agreed upon audit procedures. These fees also included services related to the carve-out audit of the Diabetes business.
(3)Tax-related services consisted principally of services related to assistance with transfer pricing, tax compliance, tax planning, and tax audits.
(4)Other service fees consisted principally of services related to special non-audit reports.
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Proposal 2 – Non-Binding Ratification of Appointment of Independent Auditor and Binding Authorization of the Board of Directors, Acting Through the Audit Committee, to Set Auditor Remuneration
The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers as our independent external auditor for the fiscal year ending April 30, 2027 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. PricewaterhouseCoopers has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.
As required by the Audit Committee Charter and Irish law, the Board of Directors is submitting for shareholder ratification the selection of PricewaterhouseCoopers and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
The ratification of the appointment of PricewaterhouseCoopers as the independent external auditor of the Company for the fiscal year ending April 30, 2027 and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.
Representatives of PricewaterhouseCoopers are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 2 IS AS FOLLOWS:
“RESOLVED, that the appointment of PricewaterhouseCoopers as the independent auditor for the Company for the fiscal year ending April 30, 2027, be and is hereby ratified in a non-binding vote and that the Board of Directors, acting through the Audit Committee, be and is hereby authorized in a binding vote to set the remuneration of the auditor.”

☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING RATIFICATION OF THIS APPOINTMENT AND THE BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR’S REMUNERATION.

Effect of Proposal
Even if the selection of PricewaterhouseCoopers is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year but is not bound by the shareholders’ vote.
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Proposal 3 – Advisory Resolution to Approve Named Executive Officer Compensation (Say-on-Pay)
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (CD&A), tabular disclosures and related narrative of this proxy statement. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at this Annual General Meeting.
As discussed in more detail in the CD&A, Medtronic’s executive compensation program is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic ordinary shares; and discourage inappropriate risk-taking.
All executive compensation elements are targeted in a competitive range relative to our market definition, with actual compensation delivered based on Company, team and individual performance. At-Risk compensation constitutes 85% to 93% of target NEO compensation, and target long-term performance-based compensation constitutes 70% to 82% of NEO compensation.
In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, the change of control policy does not include any excise tax gross-up provisions, and equity awards granted under the 2021 Medtronic plc Long Term Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change in control and instead vest only if a participant is involuntarily terminated with a limited period following the change of control. Further, the Company does not provide excessive perquisites or benefits to our NEOs, requires each executive to retain significant portions of his or her equity compensation awards in support of our stock ownership guidelines, continues to follow a clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct, and has adopted a policy for recovery of erroneously awarded compensation in the event of an accounting restatement, in accordance with Exchange Act Rule 10D-1 and NYSE Rule 303A.14.
Approval on an advisory basis of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 3 IS AS FOLLOWS:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for this Annual General Meeting.”

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.
Effect of Proposal
The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation and Talent Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation and Talent Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.
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Proposal 4 – Renewal of the Board’s Authority to Issue Shares Under Irish Law
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. The Company’s current authorization, approved by shareholders at our 2025 Annual General Meeting, is to issue up to 20% of the aggregate nominal value of the issued share capital of the Company as of August 14, 2025, which authority will expire on April 16, 2027, unless previously renewed, varied or revoked. We are presenting this proposal to renew the Board’s authority to issue authorized but unissued shares on the terms set forth below. If this proposal is not approved, the Company will have a limited ability to issue new shares after April 16, 2027.
We are seeking approval to authorize our Board to issue up to a maximum of 20% of our issued ordinary share capital as of August 5, 2026 (the latest practicable date before this proxy statement), for a period expiring 18 months from the passing of this resolution, unless otherwise renewed, varied or revoked. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association pursuant to the terms set forth below. In addition, because we are a NYSE—listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies. Renewal of the Board’s authority to issue shares is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards.
A majority of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to issue shares.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 4 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION) IS AS FOLLOWS:
“RESOLVED, that the directors be and they are, with effect from the passing of this resolution, hereby generally and unconditionally authorized pursuant to section 1021 of the Companies Act 2014 to exercise all the powers of the Company to allot and issue relevant securities (within the meaning of the said section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $25,599.62 (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of the Company as of August 5, 2026 (the latest practicable date before the proxy statement for this Annual General Meeting)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company; provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF ITS AUTHORITY TO ISSUE SHARES UNDER IRISH LAW.
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Proposal 5 – Renewal of the Board’s Authority to Opt Out of Statutory Pre-Emption Rights Under Irish Law
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). At the 2025 Annual General Meeting, our shareholders granted the Board authority to opt out of pre-emption rights with such authority to expire on April 16, 2027, unless previously renewed, varied or revoked. We are therefore proposing to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below.
We are seeking approval to authorize our Board to opt out of the pre-emption rights provision in the event of (1) the issuance of shares for cash in connection with any rights issue and (2) any other issuance of shares for cash, if the issuance is limited to up to 20% of our issued ordinary share capital as of August 5, 2026 (the latest practicable date before this proxy statement), for a period expiring 18 months from the passing of this resolution, unless otherwise renewed, varied, or revoked. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash after April 16, 2027, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders, which could cause delays in the completion of acquisitions and the raising of capital for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies. Renewal of the Board’s authorization to opt out of the pre-emption rights as described above is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards.
75% of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to opt out of statutory pre-emption rights. In addition, this proposal is conditioned upon the approval of Proposal 4, as required by Irish law.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 5 (WHICH IS PROPOSED AS A SPECIAL RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:
“RESOLVED, that, subject to and conditional on the passing of the resolution in respect of Proposal No. 4 as set out in the proxy statement for this Annual General Meeting and with effect from the passing of this resolution, the directors be and they are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if section 1022(1) of that Act did not apply to any such allotment, provided that this power shall be limited to:
(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $25,599.62 (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of the Company as of August 5, 2026 (the latest practicable date before the proxy statement for this Annual General Meeting)),

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and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW.

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Proposal 6 – Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Medtronic Ordinary Shares
We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that the Board believes are important to continue.
Pursuant to Article 12 of our Articles of Association, the Board is authorized to effect a repurchase of ordinary shares by way of redemption, and to date all share repurchases have been effected in this manner. However, in order to maintain the flexibility to effect share repurchases by the Company, or any subsidiary of the Company, as “overseas market purchases” for the purposes of the Irish Companies Act 2014 (the Irish Companies Act), the Board is required under Irish law to obtain shareholder approval. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.
In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 127,998,086 Medtronic ordinary shares, which represents 10% of the Company’s issued and outstanding shares as of August 5, 2026, as and when directed by any plan or program approved by the Board of Directors.
In connection with the parameters established with the Board regarding our proposed share repurchase program, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the NYSE the day preceding the day on which the relevant shares are purchased. As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 6 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:
“RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US $0.0001 each (shares), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:
(a) The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 127,998,086 shares.
(b) The maximum price to be paid for any share shall not be more than 120% of the closing price on the NYSE for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.
(c) The minimum price to be paid for any share shall not be less than 70% of the closing price on the NYSE for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.
(d) This general authority will be effective from the date of passing of this resolution.
(e) This general authority is to expire 18 months from the date of the passing of this resolution, unless previously renewed, varied or revoked by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AUTHORIZE THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES.
MEDTRONIC  I  2026 Proxy Statement   83

Questions and Answers About the Annual General Meeting
Medtronic plc
Registered Address—
Principal Executive Office Suite
Building 2
Parkmore Business Park West
Co. Galway, H91 4K49
Ireland
This proxy statement, the proxy card, Medtronic’s annual report for fiscal year 2026, and our Irish Statutory Financial Statements for fiscal year 2026, will be made available or sent to shareholders commencing on or about September 3, 2026.
Voting by Proxy
Shareholders of the Company who are entitled to attend and vote at the Annual General Meeting are entitled, by voting over the internet, by voting over the telephone, or by using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint a proxy or proxies to attend and vote at the Annual General Meeting on their behalf. A proxy is not required to be a shareholder of the Company.
Appointments of proxies can be made as detailed in the section entitled Proxy Summary. In particular, if you are a shareholder of record of Medtronic and you choose to submit your proxy by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of Michelle Quinn and Brian Sandstrom or their duly appointed designees as your proxy to vote your shares on your behalf in accordance with your telephone instructions.
How Proxies Will Be Voted
The individuals named above have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy cards submitted by shareholders and, where no contrary instruction is indicated on the proxy card, as follows: for the election by separate resolution of the individuals nominated to serve as directors; for the ratification, in a non-binding vote, of PricewaterhouseCoopers as independent auditor for fiscal year 2027 and authorizing, in a binding vote, the Board of Directors, through the Audit Committee, to set the auditor’s remuneration; for approval on an advisory basis of the Company’s executive compensation; for renewal of the Board’s authority to issue shares under Irish law; for renewal of the Board’s authority to opt out of statutory pre-emption rights under Irish law; and for the authorization of overseas market purchases of Medtronic ordinary shares.
The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.
You may revoke a proxy by submitting a later-dated proxy, by notifying Medtronic by email, letter sent to Medtronic’s registered office, or other verifiable communication before the meeting or by revoking it at the meeting. Attendance at the meeting will not, by itself, revoke a proxy. All properly executed or transmitted proxies not revoked will be voted at the meeting.
Voting at the Meeting
Each Medtronic shareholder of record at the close of business on August 21, 2026, is entitled to one vote for each share then held. As of August 5, 2026, 1,279,980,861 Medtronic ordinary shares (par value US $0.0001 each) were outstanding and entitled to vote.
At the 2026 Annual General Meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of Medtronic entitled to vote at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting. If a quorum is not present, we may propose to adjourn the Annual General Meeting and reconvene at a later date.
MEDTRONIC  I  2026 Proxy Statement   84

Adoption of Proposals 1, 2, 3, 4 and 6 will require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy, and adoption of Proposal 5 will require the affirmative vote of 75% of the votes cast by holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Abstentions and broker non-votes will not be considered votes cast at the Annual General Meeting. The practical effect of this is that abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any effect on the outcome of voting on such proposals.
There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for fiscal year 2026 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.
Other than as set out in this Proxy Statement, the Board of Directors know of no other matter to be presented at the Annual General Meeting.
Admission to the Meeting
If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.
Requests for admission tickets must be received no later than October 13, 2026. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. If you do not request an admission ticket in advance, we will need to determine if you owned ordinary shares on the record date by:
•verifying your name and share ownership against our list of registered shareholders; or
•asking to review evidence of your share ownership as of August 21, 2026, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.
Seating will begin at 7:45 a.m. and the meeting will begin at 8:00 a.m. local time, Galway, Ireland. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check-point before being granted access to the meeting.
MEDTRONIC  I  2026 Proxy Statement   85

Other Information
Expenses of Solicitation
Medtronic’s Board of Directors solicits your proxy for use at the 2026 Annual General Meeting and any adjournments or postponements of the meeting.
Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies by mail, telephone, email, fax, telex, telegraph or special letter.
We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, including the reimbursement of customary disbursements, that is not expected to exceed $20,000 in the aggregate. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Medtronic.
Shareholder Proposals and Director Nominations
In order for a shareholder proposal, other than for a nomination for director, to be considered timely for inclusion in Medtronic’s proxy statement for the 2027 Annual General Meeting, the written proposal must be received by the Company Secretary at Medtronic’s registered office no later than May 6, 2027. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.
A shareholder, or group of no more than 20 shareholders, that has owned continuously for at least three years a number of shares that represent at least 3% of Medtronic’s outstanding shares, may nominate and include in Medtronic’s proxy materials director nominees collectively constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements of Medtronic’s Articles of Association. Notice of proxy access director nominees for the 2027 Annual General Meeting must be received no earlier than April 6, 2027 and no later than May 6, 2027.
Medtronic’s Articles of Association provide that a shareholder may present a proposal or nominee for director that is not included in the proxy statement if proper written notice is delivered to or mailed and received by the Company Secretary at Medtronic’s registered office not less than 90 days and not more than 120 days prior to the anniversary date of the prior year’s Annual General Meeting, provided however that if the 2027 Annual General Meeting is held more than 30 days before or 60 days after the anniversary date of the prior year’s Annual General Meeting, such written proposal must be received by the Company Secretary at Medtronic’s registered office no earlier than the 120th calendar day prior to the 2027 Annual General Meeting and no later than the close of business on the later of (i) the 90th calendar day prior to the 2027 Annual General Meeting, and (ii) the 10th calendar day following the day on which the date of the 2027 Annual General Meeting is first publicly announced. Any such proposal or nomination must provide the information required by Medtronic’s Articles of Association and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.
In addition to satisfying requirements under Medtronic’s Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (no later than August 16, 2027, for the 2027 Annual General Meeting).
All submissions to, or requests from, the Company Secretary should be made to Medtronic’s registered office at Principal Executive Office Suite, Building 2, Parkmore Business Park West, Co. Galway, H91 4K49, Ireland, Attn: Company Secretary.
Delivery of Documents to Shareholders Sharing an Address
The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. The Company may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of its shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for the Company. In order to take advantage of this opportunity, the company has delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.
If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51
MEDTRONIC  I  2026 Proxy Statement   86

Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic ordinary shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Other
Medtronic’s 2026 Annual Report to Shareholders, including financial statements, is being made available to shareholders of record as of August 21, 2026, together with the other proxy materials.
MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS 2026 ANNUAL REPORT TO SHAREHOLDERS, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.
The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Michelle Quinn
Michelle Quinn
Executive Vice President, General Counsel and Secretary
Medtronic plc
MEDTRONIC  I  2026 Proxy Statement   87

Appendix A – Financial and Non-GAAP Reconciliations
Non-GAAP Financial Measures
This proxy statement contains financial measures, including non-GAAP operating profit, non-GAAP operating margin, adjusted diluted earnings per share (EPS), free cash flow, and organic revenue, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission (SEC) rules and regulations.
Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (non-GAAP adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules below.
MEDTRONIC  I  2026 Proxy Statement   A-1

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	FULL YEAR
	REPORTED				ORGANIC
(in millions)	Fiscal Year 2026	Fiscal Year 2025	Growth	Currency Impact(5)	Fiscal Year 2026(6)	Fiscal Year 2025(6)	Growth

Cardiovascular	$13,976	$12,481	12.0%	$337	$13,639	$12,481	9.3%
Neuroscience	10,287	9,846	4.5	133	10,154	9,846	3.1
Medical Surgical	8,815	8,407	4.9	210	8,601	8,359	2.9
Total Reportable Segments	33,079	30,734	7.6	680	32,394	30,686	5.6
Diabetes(2)	3,112	2,755	12.9	140	2,972	2,755	7.9
Other(3)	174	48	NM(4)	4	—	—	—
Total	$36,364	$33,537	8.4%	$824	$35,366	$33,441	5.8%
(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)The Diabetes results presented here may not correspond to the same financial statement information presented by MiniMed Group, Inc. (MiniMed). The Diabetes Business as reported by Medtronic is prepared on a different basis than standalone Medtronic due to MiniMed’s financials being prepared on a carve out basis through the date of the company’s initial public offering (IPO) and on a standalone basis post IPO.
(3)Includes the historical operations and ongoing transition agreements from businesses the Company has exited or divested and adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(4)Not meaningful.
(5)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(6)Fiscal year 2026 excludes $998 million of revenue adjustments, including $39 million reduction in the Italian payback accruals due to changes in estimates further described in note (3), $135 million of inorganic revenue for the transition activity noted in (3), $5 million of inorganic revenue related to a sale of business in the Medical Surgical Portfolio, and $819 million of favorable currency impact on the remaining net sales. Fiscal year 2025 excludes $96 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (3), $137 million of inorganic revenue for the transition activity noted in (3), and $48 million of inorganic revenue related to a sale of business in the Medical Surgical Portfolio.
MEDTRONIC  I  2026 Proxy Statement   A-2

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal Year 2026
(in millions, except per share data)	Net Sales	Operating Profit	Operating Profit Percent	Diluted EPS

GAAP	$36,364	$6,467	17.8%	$3.73
Non-GAAP Adjustments:
Amortization of intangible assets(2)	—	1,772	4.9	1.12
Restructuring and associated costs(3)	—	370	1.0	0.23
Acquisition and divestiture-related items(4)	—	173	0.5	0.11
Certain litigation charges, net	—	113	0.3	0.07
(Gain)/loss on minority investments(5)	—	—	—	0.10
Other(6)	(39)	(39)	(0.1)	(0.02)
Certain tax adjustments, net(7)	—	—	—	0.20
Non-GAAP	$36,325	$8,856	24.4%	$5.53
Currency Impact	(821)	(262)	(0.2)	(0.15)
Currency Adjusted	$35,504	$8,594	24.2%	$5.38

Non-GAAP				$5.53
Adjustment as contemplated under MIP(8)				(0.04)
Diluted EPS for MIP				$5.49
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $121 million of accelerated amortization on certain intangible assets within the Cardiovascular Portfolio.
(3)The charges primarily relate to employee termination benefits, facility related and contract termination costs, and asset write offs.
(4)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and a gain related to a sale of business. Exit of business-related charges primarily relate to the impending separation of the Diabetes Business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)Reflects adjustments to the Company's Italian payback accruals resulting from the Legislative Decree published by the Italian government on June 30, 2025 for years 2015 to 2018.
(7)The net charges primarily relate to the impact of an intercompany sale of intellectual property, the net tax charge as a result of the separation of the Diabetes Business, and amortization of previously established deferred tax assets arising from intercompany intellectual property transactions, which were partially offset by a tax benefit recognized due to a change in estimate of accrued interest on uncertain tax positions.
(8)Adjustments are comprised of certain asset write offs discussed in (3) above, and net losses on minority investments (excluding mark-to-market gains/losses on publicly traded investments), partially offset by a gain related to a sale of business discussed in (4) above.
MEDTRONIC  I  2026 Proxy Statement   A-3

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

(in millions)	Fiscal Year 2026

Net cash provided by operating activities	$7,330
Additions to property, plant, and equipment	(1,904)
Free Cash Flow(2)	$5,426
Adjustments as contemplated under Annual Incentive Plan(3)	(391)
Free Cash Flow for Incentives	$5,036
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant and equipment additions.
(3)As allowed under the Annual Incentive Plan, these adjustments are comprised of discrete tax payments.
MEDTRONIC  I  2026 Proxy Statement   A-4

DELIVERY OF FUTURE ANNUAL GENERAL MEETING MATERIALS
Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:
•Go to our website at http://investorrelations.medtronic.com;
•In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and
•Follow the prompts to submit your electronic consent.
Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all Internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at https://investorrelations.medtronic.com/annual-meeting-reports.

MEDTRONIC  I  2026 Proxy Statement

710 Medtronic Parkway
Minneapolis, MN 55432-5604
USA
Tel: (763) 514-4000
Fax: (763) 514-4879

www.medtronic.com

MEDTRONIC  I  2026 Proxy Statement

MEDTRONIC PLC
ATTN: NICHOLAS BENJAMIN
710 MEDTRONIC PARKWAY
MS LC300
MINNEAPOLIS, MN 55432-5604

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., EDT, on October 14, 2026 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees' SIP, no later than 11:59 P.M., EDT, on October 13, 2026). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., EDT, on October 14, 2026 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees' SIP, no later than 11:59 P.M., EDT, on October 13, 2026). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03094-P55826 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC PLC

The Board of Directors recommends you vote "FOR" on all proposals.

Nominees:		For	Against	Abstain
1a.	Craig Arnold	☐	☐	☐
1b.	Scott C. Donnelly	☐	☐	☐
1c.	Lidia L. Fonseca	☐	☐	☐
1d.	John P. Groetelaars	☐	☐	☐
1e.	Randall J. Hogan, III	☐	☐	☐
1f.	William R. Jellison	☐	☐	☐
1g.	Joon S. Lee, M.D.	☐	☐	☐
1h.	Gregory P. Lewis	☐	☐	☐
1i.	Kevin E. Lofton	☐	☐	☐
1j.	Geoffrey S. Martha	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MEDTRONIC  I  2026 Proxy Statement

T03095-P55826

MEDTRONIC PLC
Annual General Meeting of Shareholders
October 15, 2026, 8:00 AM local time, Galway, Ireland
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michelle Quinn and Brian Sandstrom, each c/o Medtronic plc, Building 2, Parkmore Business Park West, Co. Galway, H91 4K49, Ireland, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to attend, speak and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of MEDTRONIC PLC that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 AM Local Time, on October 15, 2026, at The Galmont Hotel & Spa, Lough Atalia Rd., Galway, H91 CYN3, Ireland and any adjournment or postponement thereof. You may vote at the Annual General Meeting of Shareholders if you were a shareholder of record at New York Stock Exchange market close on August 21, 2026.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, with respect to the proposals set forth in the proxy statement and in the discretion of the proxies upon such other matters as may properly come before the Annual General Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

MEDTRONIC  I  2026 Proxy Statement